Exhibit 10.17

AGREEMENT OF LEASE

between

TRINITY HUDSON HOLDINGS, LLC,

Landlord

and

SQUARESPACE, INC.,

Tenant

Dated: September 19, 2014

Portions of the Ground Floor and the Entire Tenth (10th),

Eleventh (11th) and Twelfth (12th) Floors

225 Varick Street

New York, New York 10014

**********************************************************************

Trinity Real Estate

75 Varick Street, 2nd Floor

New York, New York, 10013

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TABLE OF CONTENTS
CONTINUED
Page
SCHEDULE A	-	Floor Plans of the Premises
SCHEDULE B	-	Building Rules and Regulations for Construction Work
SCHEDULE C	-	Fixed Rent and Operating Expense Payment
SCHEDULE D	-	Location of Terrace
SCHEDULE E	-	Form of Commencement Date Agreement
SCHEDULE F	-	Rules and Regulations
SCHEDULE G	-	Contractor’s Insurance Requirements
SCHEDULE H	-	Cleaning Specifications
SCHEDULE I	-	Certificate of Occupancy
SCHEDULE J	-	Approved Contractors
SCHEDULE J-1	-	Additional Contractor List
SCHEDULE K	-	Building Access Policy & Procedures
SCHEDULE L-1	-	Landlord’s Pre-Delivery Work
SCHEDULE L-2	-	Landlord’s Post-Delivery Work
SCHEDULE L-3	-	Locations of Steam and Water Risers, Sewers, Vents and
Leaders
SCHEDULE M	-	Intentionally Omitted
SCHEDULE N	-	Location of Storefront
SCHEDULE O	-	Tenant Services Charges

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AGREEMENT OF LEASE

AGREEMENT OF LEASE, made as of the 19th day of September 2014 (this “Lease”), between TRINITY HUDSON HOLDINGS, LLC, a Delaware limited liability company, having its office at 75 Varick Street, 2nd Floor, New York, New York 10013 (“Landlord”), and SQUARESPACE, INC., a Delaware corporation, having an address at 459 Broadway, 5th Floor, New York, New York 10013 (“Tenant”).

REFERENCE PAGE

In addition to other terms elsewhere defined in this Lease, the following terms whenever used in this Lease shall have the meanings set forth in this Reference Page.

(1)	Premises:	(a) A portion of the rentable area of the ground floor of the Building, as approximately shown hatched on the floor plan annexed hereto as Schedule A-1; (b) the entire rentable area of the tenth (10th) floor, as approximately shown hatched on the floor plan annexed hereto as Schedule A-2; (c) the entire rentable area of the eleventh (11th) floor, as approximately shown hatched on the floor plan annexed hereto as Schedule A-3; and (d) the entire rentable area of the twelfth (12th) floor as approximately shown hatched on the floor plan annexed hereto as Schedule A-4.

(2)	Commencement Date:	The Substantial Completion Date of Landlord’s Pre-Delivery Work or the date Tenant first occupies the Premises for the normal conduct of its business, whichever occurs earlier.

(3)	Rent Commencement Date:	The date that is six (6) months after the Commencement Date.

(4)	Fixed Expiration Date:	The last day of the month in which occurs the fifteenth (15th) anniversary of the Rent Commencement Date.

(5)	Term:	Approximately fifteen (15) years and six (6) months, subject to extension pursuant to the terms of Article 42.

(6)	Fixed Rent:	The amounts payable from the Rent Commencement Date through the Fixed Expiration Date, inclusive of all escalation and operating expenses other than Taxes as set forth in Article 3, as more particularly set forth on Schedule C attached hereto.

(7)	Tenant’s Share:	Ground Floor

1.45%

Tenth Floor

8.67%

Eleventh Floor

8.67%

Twelfth Floor

8.28%

For purposes of the initial Term of this Lease, Landlord and Tenant agree that the portions of the Premises on (i) the ground floor contains 5,279 rentable square feet, (ii) the tenth (10th) floor contains 31,637 rentable square feet, (iii) the eleventh (11th) floor contains 31,637 rentable square feet, (iv) the twelfth (12th) floor contains 30,243 rentable square feet and (v) the Building contains 365,071 rentable square feet, each as measured in accordance with REBNY standards.

(8)	Base Tax Factor:	The Taxes payable for the calendar year commencing on January 1, 2015 and ending on December 31, 2015.

(9)	Permitted Use:	General, executive and administrative offices (including, without limitation, if Tenant so elects, the Kitchen (as hereinafter defined)), retail uses and sales, and uses incidentally and directly related thereto.

(10)	Broker(s):	CBRE, Inc.

(11)	Tenant Improvement Allowance:	$4,675,850.

(12)	Storefront Allowance:	$400,000.

(13)	Restroom Allowance:	$750,000.

(14)	Tenant’s AC System Allowance:	$920,000.

(15)	Security Deposit:	$7,142,974, as the same may be reduced pursuant to Article 35 hereof.

(16)	Renewal Term:	One (1) term of five (5) years.

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W I T N E S S E T H:

The parties hereto, for themselves, their legal representatives, successors and assigns, hereby agree as follows:

ARTICLE 1

GLOSSARY

The following terms shall have the meanings indicated below:

“AC Units” shall mean the water-cooled air-conditioning units to be installed by Tenant in the mechanical equipment rooms on the 10th-12th floors, to be operated in conjunction with the cooling tower, as part of Tenant’s AC System.

“AAA” shall have the meaning set forth in Section 42.3.

“Acceptance Notice” shall have the meaning set forth in Section 43.2(B).

“ADA” shall have the meaning set forth in Section 9.1.

“Additional Rent” shall have the meaning set forth in Section 2.2.

“Administrative Code” shall mean the Administrative Code of the City of New York, as amended.

“Alteration Fee” shall have the meaning set forth in Section 6.2.

“Alterations” shall mean alterations, decorations, installations, repairs, improvements, additions, replacements or other physical changes in or about the Premises made by Tenant.

“Anticipated Inclusion Date” shall have the meaning set forth in Section 43.2(A).

“Applicable Rate” shall mean the lesser of (x) three percentage points above the then current Base Rate, and (y) the maximum rate permitted by applicable law.

“ASHRAE” shall mean the American Society of Heating, Refrigeration and Air-Conditioning Engineers.

“Available” shall have the meaning set forth in Section 43.1(A).

“Bankruptcy Code” shall mean 11 U.S.C. Section 101 et seq., or any statute, federal or state, of similar nature and purpose.

“Base Rate” shall mean the rate of interest publicly announced from time to time by Citibank, N.A., or its successor, as its “base rate” (or such other term as may be used by Citibank, N.A., from time to time, for the rate presently referred to as its “base rate”).

“Baseball Arbitrator” shall have the meaning set forth in Section 42.3.

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“BID Charges” shall have the meaning set forth in Section 3.1(B).

“Building” shall mean the buildings, equipment and other improvements and appurtenances of every kind and description now located or hereafter erected, constructed or placed upon the Land and any and all alterations, renewals, and replacements thereof, additions thereto and substitutions therefor.

“Building Insurance” shall have the meaning set forth in Section 12.2.

“Building Systems” shall mean the base building mechanical, electrical, sanitary, heating, ventilating, elevator (other than the Exclusive Elevators), plumbing, life-safety and other service systems of the Building, but shall not include Tenant’s AC System (including the cooling tower and the AC Units), the Communications Equipment, the Generator or any Supplemental AC System, other installations made by Tenant or fixtures or appliances.

“Business Day(s)” shall mean all days, excluding Saturdays, Sundays and all days observed as holidays by the State of New York, the federal government or the labor unions servicing the Building.

“Class E System” shall mean the fire and life safety system of the Building and its components.

“CPA” shall have the meaning set forth in Section 15.4(C).

“Decorative Alterations” shall have the meaning set forth in Section 6.1(A).

“Deficiency” shall have the meaning set forth in Section 19.2(A)(2).

“Directory” shall have the meaning set forth in Section 39.9.

“Electricity Additional Rent” shall have the meaning set forth in Section 4.2(A).

“Embargoed Person” shall have the meaning set forth in Section 39.6(A).

“Escalation Rent” shall mean payments required to be made by Tenant pursuant to Article 3.

“Event of Default” shall have the meaning set forth in Section 18.1.

“Exclusive Elevators” shall have the meaning set forth in Section 28.1(A).

“Expiration Date” shall mean the Fixed Expiration Date set forth on the Reference Page or such earlier or later date on which the Term sooner or later ends pursuant to any of the terms, conditions or covenants of this Lease or pursuant to law.

“Fair Rental Value” shall mean the rental rate per annum determined at the applicable time set forth in Articles 42 and 43 for vacant space, in buildings of comparable quality and age of the Building and located in the immediate vicinity of the Building taking into account all relevant factors.

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“Government Authority (Authorities)” shall mean the United States of America, the State of New York, the City of New York, any political subdivision thereof and any agency, department, commission, board, bureau or instrumentality of any of the foregoing, now existing or hereafter created, having jurisdiction over the Real Property or any portion thereof.

“Hazardous Materials” shall have the meaning set forth in Section 9.2.

“Indemnitees” shall mean Landlord, its trustees, partners, shareholders, officers, directors and the Manager.

“Initial Alterations” shall have the meaning set forth in Section 6.5(A).

“Issuing Bank” shall have the meaning set forth in Section 35.2.

“Issuing Bank Criteria” shall have the meaning set forth in Section 35.2.

“Kitchen” shall have the meaning set forth in Section 6.1(B)(3).

“Land” shall mean the land known by the address of 225 Varick Street, New York, New York 10014.

“Landlord” shall mean Trinity Hudson Holdings, LLC and thereafter the person that holds the interest of the landlord hereunder at any particular time.

“Landlord’s Determination” shall have the meaning set forth in Section 42.2.

“Landlord’s Equity” shall have the meaning set forth in Section 39.2.

“Landlord’s Maximum Offer Determination” shall have the meaning set forth in Section 43.2(A).

“Landlord’s Post-Delivery Work” shall have the meaning set forth in Section 38.2.

“Landlord’s Pre-Delivery Work” shall have the meaning set forth in Section 38.2.

“Landlord’s Statement” shall mean a Landlord’s Tax Statement.

“Landlord’s Tax Statement” shall mean a statement containing a computation of Escalation Rent due pursuant to the provisions of Section 3.2 furnished by Landlord to Tenant.

“Landlord’s Work” shall have the meaning set forth in Article 38.

“Laws” shall mean all present and future laws, rules, ordinances, regulations, statutes, requirements, codes and executive orders, extraordinary as well as ordinary, retroactive and prospective, of all Government Authorities now existing or hereafter created, and of any applicable fire rating bureau, or other body exercising similar functions, affecting the Real Property, or any street, avenue or sidewalk comprising a part or in front thereof or any vault in or under the same, or requiring removal of any encroachment, or affecting the maintenance, use or occupation of the Real Property.

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“Lease” shall have the meaning set forth in the recital hereto.

“Lease Year” shall have the meaning set forth on Schedule C annexed hereto.

“Lessor(s)” shall mean a lessor under a Superior Lease.

“Letter of Credit” shall have the meaning set forth in Section 35.2.

“List” shall have the meaning set forth in Section 39.6(A).

“Manager” shall mean a contractor under Landlord’s contract for the management of the Building, if any.

“Mortgage(s)” shall mean any trust indenture or mortgage which may now or hereafter affect the Real Property, the Building or any Superior Lease and the leasehold interest created thereby, and all renewals, extensions, supplements, amendments, modifications, consolidations and replacements thereof or thereto, substitutions therefor, and advances made thereunder.

“Mortgagee(s)” shall mean any trustee under or mortgagee or holder of a Mortgage.

“Non-Renewal Notice” shall have the meaning set forth in Section 35.2(B).

“Notice(s)” shall have the meaning set forth in Section 27.1.

“OFAC” shall have the meaning set forth in Section 39.6(A).

“Offer Notice” shall have the meaning set forth in Section 43.2(A).

“Offer Space” shall have the meaning set forth in Section 43.1(B).

“Offer Space Inclusion Date” shall have the meaning set forth in Section 43.3.

“Offer Space Option” shall have the meaning set forth in Section 43.2(B)

“Operating Hours” shall mean 8:00 a.m. to 6:00 p.m. on Business Days.

“Overtime Periods” shall have the meaning set forth in Section 28.1(B).

“Parties” shall have the meaning set forth in Section 39.2.

“Partnership Tenant” shall have the meaning set forth in Section 29.1.

“Person(s) or person(s)” shall mean any natural person or persons, a partnership, a corporation and any other form of business or legal association or entity.

“Persons Within Tenant’s Control” shall mean and include Tenant, all of Tenant’s respective principals, officers, agents, contractors, servants, employees.

“Prohibited Person” shall have the meaning set forth in Section 39.6(B).

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“Real Property” shall mean the Building and the Land.

“Renewal Notice” shall have the meaning set forth in Section 42.1.

“Renewal Option” shall have the meaning set forth in Section 42.1.

“Renewal Term” shall have the meaning set forth in Section 42.1.

“Rental” shall mean and be deemed to include Fixed Rent, Additional Rent and any other sums payable by Tenant hereunder.

“Requirements” shall mean (i) all Laws, (ii) all requirements, obligations and conditions of all instruments of record on the date of this Lease, and (iii) all requirements, obligations and conditions imposed by the carrier of Landlord’s or Tenant’s commercial property insurance policy for the Building.

“Restroom Alterations” shall have the meaning set forth in Section 6.7.

“Rules and Regulations” shall mean the rules and regulations annexed hereto as Schedule F, and such other reasonable modifications and additions to same as Landlord and Landlord’s agents may from time to time adopt, on notice to Tenant to be given in accordance with the terms of this Lease and equally applied to all tenants in the Building. The parties agree that all rules and regulations that are designed for the safety or security of occupants of the Building, property in the Building, or the Building itself, shall be deemed to be reasonable.

“Soft Costs” shall have the meaning set forth in Section 6.5(A).

“Specialty Alterations” shall have the meaning set forth in Section 6.1(C).

“Storefront Alterations” shall have the meaning set forth in Section 6.6.

“Sublease Additional Rent” shall have the meaning set forth in Section 15.5.

“Sublease or Assignment Statement” shall have the meaning set forth in Section 15.4(B).

“Substantially Completed” or “Substantial Completion” shall, whenever used in this Lease with respect to: (a) Landlord’s Pre-Delivery Work, be deemed to mean the completion of Landlord’s Pre-Delivery Work except for minor details of construction, decoration and mechanical adjustments (the “Punchlist Items”), if any, the non-completion of which does not individually or in the aggregate prevent Tenant from obtaining (i) the services to be provided to Tenant pursuant to Article 28 hereof (other than such services which are dependent upon the Substantial Completion of Landlord’s Post-Delivery Work), and (ii) access to the Premises to commence and perform Tenant’s Initial Alterations without material interference by reason of the need to complete unfinished details of Landlord’s Pre-Delivery Work and (b) Landlord’s Post-Delivery Work, be deemed to mean (i) the completion of Landlord’s Post-Delivery Work, except for Punch-List Items, which shall not interfere with or prevent (a) the use of the Premises for the Permitted Use, (ii) the issuance of a temporary certificate of occupancy or the permanent certificate of occupancy for the Premises, (iii) the delivery to Tenant of a certificate from Landlord’s architect, engineer or construction supervisor supervising the construction certifying that Landlord’s Post-Delivery Work has been Substantially Completed, and (iv) the issuance of any final approvals required from any Government Authority signifying the approval of Landlord’s Work. On or before the Substantial Completion of Landlord’s Pre-Delivery Work or Landlord’s Post-Delivery Work, as the case may be, Landlord’s and Tenant’s representatives together shall conduct a walk-through of the Premises to compile a list of the Punchlist Items. Tenant shall deliver to Landlord a copy of said punch list within five (5) Business Days after the walk-through. Landlord shall use commercially reasonable efforts to complete any Punchlist Items within thirty (30) days after it receives a copy of said punchlist.

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“Substantial Completion Date” shall mean the date that Landlord that Landlord’s Pre-Delivery Work shall be Substantially Completed.

“Superior Lease(s)” shall mean all ground or underlying leases of the Real Property or the Building heretofore or hereafter made by Landlord and all renewals, extensions, supplements and modifications thereof.

“Supplemental AC System” shall have the meaning set forth in Section 28.1(D).

“Tax Year” shall mean each period of twelve (12) months, commencing on the first day of July of each year, that includes any part of the Term, or such other period of twelve (12) months as may be duly adopted as the fiscal year for real estate tax purposes by the City of New York.

“Taxes” shall have the meaning set forth in Section 3.1(A).

“Tenant”, on the date as of which this Lease is made, shall mean the Tenant named in this Lease, but thereafter “Tenant” shall mean only the tenant under this Lease at the time in question; provided, however, that the Tenant named in this Lease and any successor tenant hereunder shall not be released from liability hereunder in the event of any assignment of this Lease, unless otherwise specified herein.

“Tenant Delay” shall mean any of the following that causes an actual delay in Substantial Completion of Landlord’s Post-Delivery Work: (i) changes made or requested by Tenant (or its authorized agents, architect or contractor) to Landlord’s Post-Delivery Work pursuant to a signed change order or other written request or authorization, (ii) the failure of Tenant to furnish all or any information requested by Landlord for the performance of Landlord’s Post-Delivery Work within three (3) Business Days after Tenant’s receipt of written notice from Landlord; or (iii) any other delays that are caused by Tenant, provided that, with respect to clause (iii) only, a Tenant Delay shall only be deemed to exist if Landlord notifies Tenant of such delay, in writing, within ten (10) Business Days of its occurrence.

“Tenant’s AC System” shall have the meaning set forth in Section 45.1.

“Tenant’s AC System Alterations” shall have the meaning set forth in Section 6.8.

“Tenant’s BID Payment” shall have the meaning set forth in Section 3.2(A)(ii).

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“Tenant’s Determination” shall have the meaning set forth in Section 42.2.

“Tenant’s Minimum Offer Determination” shall have the meaning set forth in Section 43.2(B).

“Tenant’s Property” shall mean Tenant’s movable fixtures and movable partitions, telephone and other equipment, furniture, furnishings and other movable items of personal property.

“Tenant’s Tax Payment” shall have the meaning set forth in Section 3.2(A)(i).

“Umbrella” shall have the meaning set forth in Section 12.4(A).

“Unavoidable Delays” shall have the meaning set forth in Section 26.1.

“Unusable” shall have the meaning set forth in Section 28.3(B).

ARTICLE 2

DEMISE, PREMISES, TERM, RENT

Section 2.1.        (A)       Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the Premises for the Term to commence, subject to Article 23, on the Commencement Date and to end on the Fixed Expiration Date, unless earlier terminated or extended as provided herein.

(B)      Landlord shall submit to Tenant a written agreement, substantially in the form annexed as Schedule E, confirming the Commencement Date, the Rent Commencement Date and the Expiration Date fixed in accordance with the provisions of this Lease, and Landlord and Tenant shall execute such agreement within five (5) Business Days thereafter. Any failure of the parties to execute such written agreement shall not affect the validity of the dates specified therein for the Premises as fixed and determined by Landlord as aforesaid or result in an Event of Default.

Section 2.2.        Tenant shall pay to Landlord, in lawful money of the United States of America, without notice or demand, by good and sufficient check drawn to the Landlord’s order on a bank or trust company which is a member of the New York Clearinghouse Association with an office in the Borough of Manhattan, the City of New York, State of New York, at the office of Landlord or at such other place as Landlord may designate from time to time or by wire transfer of immediately available funds in United States Dollars to an account designated by Landlord, the following:

(A)       commencing upon the Rent Commencement Date, the Fixed Rent, at the annual fixed rental rate set forth on Schedule C annexed hereto, which shall be payable in equal monthly installments of Fixed Rent in advance on the first day of each and every calendar month during the Term, except that the first (1st) full monthly installment of Fixed Rent shall be payable by Tenant upon the execution of this Lease; and

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(B)        commencing upon the Commencement Date, additional rent (“Additional Rent”) consisting of all other sums of money (including, without limitation, Escalation Rent) as shall become due from and be payable by Tenant (for default in the payment of which Landlord shall have the same remedies as for a default in the payment of Fixed Rent). Any non-recurring Additional Rent (i.e., Additional Rent that does not appear on Tenant’s monthly rent bill) shall be payable within thirty (30) days after receipt of Landlord’s invoice or demand.

Section 2.3.         If the Rent Commencement Date is other than the first day of a calendar month, or the Expiration Date is other than the last day of a calendar month, Fixed Rent for such month shall be prorated on a per diem basis.

Section 2.4.        Tenant shall pay the Fixed Rent and Additional Rent when due without abatement, deduction, counterclaim, setoff or defense for any reason whatsoever, except said abatement as may be occasioned by the occurrence of any event permitting an abatement of Fixed Rent and Escalation Rent as specifically set forth in this Lease.

Section 2.5.     Notwithstanding anything to the contrary set forth herein, provided that no Event of Default shall have occurred and then be continuing, Tenant shall receive an aggregate rent credit in the amount of $1,426,566 (the “Aggregate Rent Credit”), to be applied in six (6) equal installments of $237,761 against the amounts of Fixed Rent due hereunder for the first six (6) installments of Fixed Rent commencing on the first (1st) anniversary of the Commencement Date.

ARTICLE 3

ESCALATION

Section 3.1.         For the purposes of this Article 3, the following terms shall have the meanings set forth below:

(A)     “Taxes” shall mean the aggregate amount of real estate taxes and any general or special assessments (exclusive of penalties and interest thereon) imposed upon the Real Property (including, without limitation, (i) assessments made upon or with respect to any “air” and “development” rights now or hereafter appurtenant to or affecting the Real Property, (ii) any fee, tax or charge imposed by any Government Authority for any vaults, vault space or other space within or outside the boundaries of the Real Property, and (iii) any assessments levied after the date of this Lease for public benefits to the Real Property or the Building, other than BID Charges (as hereinafter defined); provided that if, because of any change in the taxation of real estate, any other tax or assessment, however denominated (including, without limitation, any franchise, income, profit, sales, use, occupancy, gross receipts or rental tax) is imposed upon or the owner of the Real Property or the Building, or the occupancy, rents or income therefrom, in substitution for any of the foregoing Taxes or for an increase in any of the foregoing Taxes, such other tax or assessment to the extent substituted shall be deemed part of Taxes computed as if Landlord’s sole asset were the Real Property. With respect to any Tax Year, all expenses, including reasonable attorneys’ fees and disbursements and experts’ and other witnesses’ fees, incurred in contesting the validity or amount of any Taxes or in obtaining a refund of Taxes shall be considered as part of the Taxes for such Tax Year. Anything contained herein to the contrary notwithstanding, Taxes shall not be deemed to include (a) any taxes on Landlord’s income, (b) franchise taxes, (c) estate or inheritance taxes, or (d) any similar taxes imposed on Landlord, unless such taxes are levied, assessed or imposed as a substitute for the whole or any part of, or as a substitute for an increase in, the taxes, assessments, levies, fees, charges and impositions that now constitute Taxes nor shall Taxes include any tax imposed upon the transfer or mortgage by Landlord of any interest of Landlord in the Building or the Land, or any penalties, interest or late charges imposed against Landlord or any superior party with respect to Taxes.

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(B)       “BID Charges” shall mean business improvement district charges imposed on the Building and/or the Land, and any reasonable out of pocket expenses incurred by Landlord in contesting the same.

Section 3.2.

(A)       Tenant shall pay as Escalation Rent for each Tax Year, (i) an amount (“Tenant’s Tax Payment”) equal to Tenant’s Share of the amount by which the Taxes for such Tax Year are greater than the Base Tax Factor and (ii) an amount (“Tenant’s BID Payment”) equal to Tenant’s Share of the BID Charges. Tenant’s Tax Payment and Tenant’s BID Payment shall be payable by Tenant to Landlord in twelve (12) equal monthly installments (subject to the further provisions of this Section 3.2), the first of which shall be due within thirty (30) days after receipt of a Landlord’s Tax Statement, regardless of whether such Landlord’s Tax Statement is received prior to, on or after the first day of such Tax Year and the remaining installments shall be due on the first day of each month thereafter. If there is any increase in Taxes or in BID Charges for any Tax Year, whether during or after such Tax Year, or if there is any decrease in the Taxes or in BID Charges for any Tax Year during such Tax Year, Landlord may furnish a revised Landlord’s Tax Statement with accompanying back-up documentation for any Tax Year affected, and Tenant’s Tax Payment and Tenant’s BID Payment for such Tax Year shall be adjusted and, (a) within thirty (30) days after Tenant’s receipt of such revised Landlord’s Tax Statement, Tenant shall (with respect to any increase in Taxes and/or BID Charges for such Tax Year) pay the appropriate increase in Tenant’s Tax Payment and/or Tenant’s BID Payment to Landlord, or (b) (with respect to any decrease in Taxes and/or BID Charges for such Tax Year) Landlord shall, at its election, either credit such decrease in Tenant’s Tax Payment and/or Tenant’s BID Payment against the next installment of Rental payable by Tenant or refund the amount of such decrease by check to the order of Tenant or, if at the end of the Term, there shall not be any further installments of Rental remaining against which Landlord can credit any decrease in Taxes and/or BID Charges due Tenant, Landlord shall deliver to Tenant Landlord’s check in the amount of the refund due Tenant within thirty (30) days after Landlord’s receipt of any refund. If, during the Term, Taxes or BID Charges are required to be paid (either to the appropriate taxing authorities or as tax escrow payments to a Lessor or Mortgagee), in full or in quarterly or other installments on any other date or dates than as presently required, then Tenant’s Tax Payments and Tenant’s BID Payments shall be correspondingly accelerated or revised so that Tenant’s Tax Payments and Tenant’s BID Payments are due at least thirty (30) days prior to the date payments are due to the taxing authorities, the Lessor or the Mortgagee.

(B)       Only Landlord shall be eligible to institute tax reduction or other proceedings to reduce Taxes or BID Charges, which Landlord shall institute for each Tax Year during the Term unless Landlord’s certiorari counsel advises Landlord in writing not to institute such proceedings, in which event Landlord shall send Tenant a copy of such written advice. If, after a Landlord’s Tax Statement has been sent to Tenant, a refund of Taxes or BID Charges is actually received by or on behalf of Landlord, thee, promptly after receipt of such refund, Landlord shall send Tenant a Landlord’s Tax Statement adjusting the Taxes and BID Charges for such Tax Year (taking into account Landlord’s expenses therefor) and setting forth Tenant’s Share of such refund, and Tenant shall be entitled to receive such amount by way of a credit against the next installment(s) of Rental until fully applied or by a refund if at the end of the Term; provided, however, that Tenant’s Share of such refund shall be limited to the amount of Tenant’s Tax Payment or Tenant’s BID Payment as applicable, which Tenant had theretofore paid to Landlord attributable to increases in Taxes or BID Charges for the Tax Year to which the refund is applicable.

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(C)       Tenant’s Tax Payment and Tenant’s BID Payment and any credits with respect thereto as provided in this Section 3.2 shall be made as provided in this Section 3.2 regardless of the fact that Tenant may be exempt, in whole or in part, from the payment of any taxes by reason of Tenant’s diplomatic or other tax exempt status or for any other reason whatsoever.

(D)      Tenant shall pay to Landlord within thirty (30) days after written demand as Additional Rent any occupancy tax or rent tax now in effect or hereafter enacted, if payable by Landlord in the first instance or hereafter required to be paid by Landlord.

(E)       Each Landlord’s Tax Statement furnished by Landlord with respect to Tenant’s Tax Payment and Tenant’s BID Payment shall, at Tenant’s request, be accompanied by a copy of the real estate tax bill or bills for the Tax Year referred to therein, but Landlord shall have no obligation to deliver more than one such copy of the real estate tax bill or bills in respect of any Tax Year, and Landlord’s failure to deliver such copy shall not affect Tenant’s obligations as to amount or due date(s) thereof.

(F)       If the Base Tax Factor subsequently shall be adjusted, corrected or reduced whether as the result of protest, by means of agreement or as the result of legal proceedings, the Base Tax Factor for the purpose of computing any Additional Rent payable pursuant to this Article shall be the Base Tax Factor as so adjusted, corrected or reduced. Until the Base Tax Factor is so adjusted, corrected or reduced, if ever, Tenant shall pay Additional Rent hereunder based upon the unadjusted, uncorrected or unreduced Base Tax Factor and upon such adjustment, correction or reduction occurring, any Additional Rent payable by Tenant prior to the date of such occurrence shall be recomputed and Tenant shall pay to Landlord any Escalation Rent found due by such re-computation within thirty (30) days after being billed therefor (which bill shall set forth in reasonable detail the pertinent data causing and comprising such re-computation).

(G)      If the Commencement Date or the Expiration Date occurs on a date other than July 1 or June 30, respectively, any Tenant’s Tax Payment and Tenant’s BID Payment under this Article 3 for the Tax Year in which such Commencement Date or Expiration Date occurs shall be apportioned in that percentage which the number of days in the period from the Commencement Date to June 30 or from July 1 to the Expiration Date, as the case may be, both inclusive, bears to the total number of days in such Tax Year. In the event of a termination of this Lease, any Escalation Rent under this Article 3 shall be paid or adjusted within thirty (30) days after submission of a Landlord’s Statement. In no event shall Fixed Rent ever be reduced by operation of this Article 3, and the rights and obligations of Landlord and Tenant under the provisions of this Article 3 with respect to any Escalation Rent shall survive the Expiration Date.

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Section 3.3.        Landlord’s failure to render any Landlord’s Statement with respect to any Tax Year shall not prejudice Landlord’s right thereafter to render a Landlord’s Statement with respect thereto or with respect to any subsequent Tax Year, nor shall the rendering of a Landlord’s Statement prejudice Landlord’s right thereafter to render a corrected Landlord’s Statement for that Tax Year. Notwithstanding anything to the contrary contained in this Lease, Landlord shall not be permitted to issue a Landlord’s Statement, bill or demand with respect to any item of Additional Rent later than the date that is (x) the later of two (2) years after the end of any Tax Year or after the settlement of any tax reduction proceedings for such Tax Year or (y) two (2) years after any other charge is incurred.

Section 3.4.         Each Landlord’s Statement shall be conclusive and binding upon Tenant unless within one hundred twenty (120) days after receipt of such statement Tenant shall notify Landlord that it disputes the correctness of such Landlord’s Statement, specifying the particular respects in which such Landlord’s Statement is claimed to be incorrect. Pending the resolution of such dispute, and as a condition precedent to Tenant’s right to dispute the correctness of such statement, Tenant shall make its payments in accordance with such Landlord’s Statement without prejudice to Tenant’s position. In the event of the resolution of such dispute so that there shall have been an overpayment of any of Tenant’s Tax Payment, Landlord shall permit Tenant to credit the amount of such overpayment against the next subsequent rental payments under this Lease. After the termination of this Lease and the payment to Landlord of the balance, if any, of all Fixed Rent and Additional Rent due hereunder, Landlord shall pay to Tenant the amount of any credit not previously applied by Tenant. The obligations contained in this Section 3.4 shall survive the Expiration Date.

Section 3.5.        In order to adjust, during the Term of this Lease, for increases in the expenses of Landlord in operating the Building, Tenant shall pay to Landlord the amounts indicated in Schedule C as the Operating Expense Payment, such amount to be paid (in addition to Fixed Rent) in twelve equal monthly installments.

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ARTICLE 4

ELECTRICITY

Section 4.1.       Tenant shall at all times comply with the rules, regulations, terms and conditions applicable to service, equipment, wiring and requirements of the public utility supplying electricity to the Building. As of the Commencement Date, Landlord shall furnish sufficient electricity to the Premises to enable Tenant to perform the Initial Alterations. From and after the Substantial Completion of Landlord’s Post-Delivery Work, Landlord shall furnish through risers which are dedicated for Tenant’s use a demand electrical load in the Premises of six (6) watts per usable square foot (exclusive of the electricity to operate the Building Systems, the Exclusive Elevators, Tenant’s AC System (including the cooling tower and the AC Units), Tenant’s Communications Equipment (as hereinafter defined) and Tenant’s Generator (as hereinafter defined), if any, but inclusive of the electricity utilized by any Supplemental AC Systems serving the Premises), and in no event shall the electrical load in the Premises exceed such capacity. In addition to such demand electrical load, Landlord shall furnish sufficient electricity to operate the Building Systems, the Exclusive Elevators, Tenant’s AC System, Tenant’s Communications Equipment and Tenant’s Generator. Provided Tenant has submitted a load letter from Tenant’s engineer reasonably acceptable to Landlord justifying the need for additional electrical capacity, Landlord shall furnish such additional electrical capacity up to an additional one (1) watt per usable square foot demand load, provided that Landlord has such capacity available at the time of such request. Tenant may distribute such electric power across the Premises as it deems necessary, provided that, at the end of the Term, Tenant, at its expense, shall perform any work to ensure that each floor of the Premises has a demand load of at least six (6) watts per usable square foot. Tenant shall not, without Landlord’s prior written consent in each instance, connect any fixtures, machinery, appliances or equipment to the Building electric distribution system or make any alteration or addition to Tenant’s machinery, appliances or equipment, or the electric system of the Premises, if the effect thereof would be to increase the electrical load in the Premises over the demand load specified in this Section 4.1. Notwithstanding the foregoing, Landlord shall not be liable in any way to Tenant for any interruption or failure or defect in the supply or character of electric service furnished to the Premises or for any loss, damage or expense Tenant may sustain if either the quantity or character of electric service is changed or is no longer suitable for Tenant’s requirements, whether by reason of any requirement, act or omission of the public utility serving the Building or for any other reason.

Section 4.2.       (A)      Electricity shall be furnished by Landlord to a pull box on each floor of the Premises. Tenant shall pay to Landlord, as Additional Rent for such electrical service (including the electricity used (i) to service all air-conditioning equipment (including Tenant’s AC System (including the cooling tower and the AC Units) and any Supplemental AC Systems) serving the Premises, (ii) to operate Exclusive Elevators, (iii) to operate Tenant’s Communications Equipment, and (iv) to operate Tenant’s Generator, if any, but excluding the electricity to operate any other Building Systems, one hundred eight percent (108%) of the amounts (the “Electricity Additional Rent”), as determined by an existing submeter or submeter(s) installed by Landlord, at Landlord’s expense (which submeter(s) shall be maintained, repaired and replaced by Landlord, at Landlord’s cost), at charges, terms and rates, applied to the monthly readings on such submeter(s), as set from time to time during the Term by the public utility serving the Building based upon the average rate per kilowatt hour payable by Landlord for the electricity furnished to the Building during the applicable billing period (computed by dividing the electricity bill for the applicable period by the total kilowatt hours on such bill), provided that the foregoing eight percent (8%) surcharge shall be applied prior to the application of any sales tax so that Tenant shall not be paying any surcharge on the sales tax. Tenant shall be permitted to install, at Tenant’s sole cost and expense, a totalizing meter to aggregate the readings on all of the meters in the Premises in order to measure the entire electrical usage within the Premises, provided Tenant engages Landlord’s Building electrical contractor for such work.

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(B)       Bills for the Electricity Additional Rent shall be rendered to Tenant on a monthly basis and Tenant shall pay the amount shown thereon to Landlord within thirty (30) days after the rendering of such bill. To the extent that Tenant installs a totalizing meter, where more than one submeter measures Tenant’s consumption of electricity in the Premises, the electricity measured by each submeter shall be computed and billed in the aggregate in accordance with the provisions set forth above.

(C)       Wherever reference is made in this Article to rate(s) or charge(s) of the public utility supplying electricity to the Building or to increases in such rates or charges, the words rates or charges shall be deemed to include without limitation, any and all (including any new or additional): (i) kilowatt hours or energy charge; (ii) kilowatts of demand charge; (iii) fuel adjustment charge; (iv) transfer adjustment charge; (v) utility tax; (vi) sales tax, and (vii) any and all other charges and taxes required to be paid by Landlord to the utility company.

Section 4.3.        Landlord shall have the right, in its sole discretion, to select any entity or entities which it desires to have as the electrical service provider to the Building (including the Premises), and Tenant shall not have the right to select the same or participate in the selection of the same, except and to the extent that any Laws mandate that Tenant have any such right(s). Any such new electric service provider shall charge electric rates that are then competitive with the then existing electric service provider to the Building and shall have sufficient electrical capacity available to satisfy Landlord’s requirements to Tenant under Section 4.1 of this Lease.

Section 4.4.         Landlord reserves the right to discontinue furnishing electric energy to the Premises at any time upon not less than ninety (90) days’ written notice to the extent Landlord is required to do so by virtue of any Requirements (and for no other reason) and only to the extent Landlord discontinues furnishing electricity to all tenants in the Building. Any such termination date shall be extended for such period of time as shall reasonably be necessary for Tenant to make arrangements for and obtain electric service directly from the public utility company serving the Building. If Landlord exercises such right of termination, this Lease shall continue in full force and effect and shall be unaffected thereby, except only that, from and after the effective date of such discontinuance, Landlord shall not be obligated to furnish electric energy to Tenant. If Landlord discontinues furnishing electric energy to Tenant, Landlord shall, prior to the effective date of such discontinuance, at Landlord’s and Tenant’s joint expense shared equally between Tenant and Landlord, make such changes in panel boards, feeders, risers, wiring and other conductors and equipment to the extent required to permit Tenant to obtain electric energy directly from the electric service provider for the Building.

Section 4.5.        Tenant shall conduct routine maintenance on the lighting fixtures, Tenant’s AC System, Supplemental AC Systems and appliances serving the Premises in order to maintain maximum energy efficiency. Tenant shall reasonably cooperate with Landlord in conducting energy savings audits and shall participate, at no cost to Tenant, in Landlord-sponsored training programs applicable to all tenants in the Building regarding energy savings.

ARTICLE 5

USE AND OCCUPANCY

Section 5.1.        Tenant shall use and occupy the Premises for the Permitted Use and for no other purpose.

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Section 5.2.        Tenant shall not use the Premises or any part thereof, or permit the Premises or any part thereof to be used (1) for the business of photographic, multilith or multigraph reproductions or offset printing (other than those which are ancillary to an otherwise Permitted Use), (2) for an off-the-street retail commercial banking, thrift institution, loan company, trust company, depository or safe deposit business accepting deposits from the general public, (3) for the off-the-street retail sale of travelers checks, money orders, drafts, foreign exchange or letters of credit or for the receipt of money for transmission, (4) by the United States government, the City or State of New York, any foreign government, the United Nations or any agency or department of any of the foregoing having or asserting sovereign immunity, (5) for the preparation, dispensing or consumption of food or beverages in any manner whatsoever (except for the preparation, dispensing and consumption of food by Tenant’s employees and Tenant’s business guests), (6) for the sale of food to any Persons (other than its employees and Tenant’s business guests), (7) as an employment agency, day-care facility, labor union, school, or vocational training center (except for the training of employees of Tenant intended to be employed at the Premises), (8) as a barber shop, beauty salon or manicure shop, (9) for product display activities (such as those of a manufacturer’s representative), (10) as offices of any public utility company, (11) for data processing activities (other than those which are ancillary to an otherwise Permitted Use), (12) for health care activities, (13) for clerical support services or offices of public stenographers or typists (other than those which are ancillary to an otherwise Permitted Use), (14) as reservation centers for airlines or travel agencies, (15) for retail or manufacturing use, except for retail use on the ground floor, or (16) for any obscene or pornographic purpose or any sort of commercial sex establishment or for exhibition to the public of any obscene or pornographic materials. For purposes of the preceding clause (16), “pornographic” shall mean that the material or purpose has prurient appeal or relates, directly or indirectly, to lewd or prurient sexual activity and “obscene” shall have the meaning ascribed thereto in New York Penal Law Section 235.00. Furthermore, the Premises shall not be used for any purpose that is inconsistent with the first-class character of the Building, creates excessive floor loads, violates the certificate of occupancy of the Building, materially impairs or interferes with any of the Building operations or the proper and economic heating, air-conditioning, cleaning or any other services of the Building, interferes with the use of the other areas of the Building by any other tenants, or impairs the appearance of the Building. Notwithstanding anything to the contrary contained in this Lease, that portion of the Premises located on the ground floor of the Building may be used for either a retail use in connection with the operation of Tenant’s business, the business of any of Tenant’s affiliates or another retail use reasonably approved by Landlord, provided such other retail use shall not violate the specific restrictions in this Section 5.2 above or an exclusive use provision in another lease in the Building previously granted by Landlord. In the event of a retail use on the ground floor which is open to the general public, Tenant shall comply with Landlord’s reasonable and uniformly enforced, portfolio-wide retail rules, regulations and standards with respect to advertising, signage and other displays which are visible to the general public, provided such rules, regulations and standards do not conflict with any express provision of this Lease, including Article 31.

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ARTICLE 6

ALTERATIONS

Section 6.1.

(A)       Tenant, upon at least five (5) Business Days’ written notice to Landlord, but without obtaining Landlord’s consent, may make Alterations (x)(i) which do not affect Building Systems or the exterior of the Building, (ii) which do not require a building permit and (iii) the cost of which, when aggregated with any other such Alterations performed by Tenant without Landlord’s consent during the prior twelve (12) month period, does not exceed $900,000, or (y) are purely decorative or cosmetic in nature, such as painting, carpeting, wall covering and the like (such Alterations, under clauses (x) and (y) collectively, hereinafter “Decorative Alterations”). Tenant shall not make or permit to be made any other Alterations without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, provided that (1) the outside appearance of the Building shall not be affected; (2) the physical integrity of the Building shall not be affected; (3) the structural parts of the Building shall not be affected; (4) except as otherwise expressly provided in this Lease, no part of the Building outside of the Premises shall be affected; and (5) the proper functioning of the Building Systems shall not be affected and the use of such systems by Tenant shall not be increased beyond Tenant’s allocable portion of reserve capacity thereof, if any. Reference is made to Schedule B annexed to this Lease, which contains the Building Rules and Regulations for Construction Work applicable to the Building, which is incorporated by reference in this Lease. Landlord reserves the right to make reasonable changes and reasonable additions to the Building Rules and Regulations for Construction Work and shall not enforce any of the Building Rules and Regulations for Construction Work against Tenant in a discriminatory manner.

(B)        (1)       Prior to making any Alterations, Tenant shall, at Tenant’s expense, (i) other than with respect to Decorative Alterations, submit to Landlord three (3) sets of final, stamped and detailed plans and specifications (including layout, architectural, electrical, mechanical and structural drawings) that comply with all Laws for each proposed Alteration, and Tenant shall not commence any such Alteration without first obtaining Landlord’s approval of such plans and specifications, which approval shall not be unreasonably withheld, conditioned or delayed, (ii) obtain all permits, approvals and certificates required by any Government Authorities, and (iii) furnish to Landlord certificates evidencing worker’s compensation insurance (covering, to the extent applicable, all persons to be employed by Tenant or Tenant’s contractors, and their respective subcontractors, in connection with such Alteration) and commercial general liability insurance (including premises operation, bodily injury, personal injury, death, independent contractors, products and completed operations, broad form contractual liability and broad form property damage coverages) in such form, with such companies, for such periods and in such amounts as Landlord may reasonably approve, and as otherwise specified in Schedule G annexed to this Lease, naming Landlord and its agents, any Lessor and any Mortgagee, as additional insureds. Within thirty (30) days after completion of such Alteration, Tenant, at Tenant’s expense, shall obtain certificates of final approval of such Alterations required by any Government Authority and shall furnish Landlord with copies thereof, together with shop drawings for MEP and design drawings updated to reflect material changes for such Alterations, in AutoCad, Release 14 format, on a CD Rom, PDF digital format, via ftp site or such other format as shall from time to time be reasonably designated by Landlord. Notwithstanding the foregoing, Tenant shall submit Tenant’s plans and specifications to applicable Government Authorities in such format as may be required by such Government Authorities. All Alterations shall be made and performed substantially in accordance with the plans and specifications therefor as approved by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed), all Laws and the Rules and Regulations. All materials and equipment to be incorporated in the Premises as a result of any Alterations shall be first quality and no such materials or equipment shall be subject to any lien, encumbrance, chattel mortgage, title retention or security agreement. In addition, except for Decorative Alterations, any Alteration for which the cost of labor and materials (as estimated by Landlord’s architect, engineer or contractor) is in excess of One Million ($1,000,000.00) Dollars, either individually or in the aggregate with any other Alteration constructed in any twelve (12) month period, shall not be undertaken prior to Tenant’s delivering to Landlord such security for timely lien-free completion thereof as is reasonably satisfactory to Landlord (except that such security shall not be required with respect to the Initial Alterations). Any Alteration requiring a building permit shall be performed only under the supervision of a licensed architect reasonably satisfactory to Landlord.

(2)            Landlord shall respond to the proposed plans and specifications referred to in Section 6.1(B)(1)(i) within ten (10) Business Days after submission (and within five (5) Business Days after any resubmission if Landlord requires revisions or additional information with respect to the plans and specifications), but Landlord shall have no liability to Tenant by reason of Landlord’s failure to respond within such time period, except as otherwise specified herein. If Landlord shall fail to respond within such time period, however, Landlord’s approval of such plans and specifications shall be deemed granted, provided that Tenant shall have sent Landlord a second request for approval containing the following language in bold print: “THIS IS A SECOND REQUEST FOR APPROVAL OF THE PROPOSED PLANS AND SPECIFICATIONS. IF LANDLORD DOES NOT RESPOND TO THIS REQUEST WITHIN FIVE (5) BUSINESS DAYS, LANDLORD’S APPROVAL SHALL BE DEEMED GRANTED PURSUANT TO THE PROVISIONS OF THE LEASE” and Landlord shall have failed to respond within such time period. Tenant agrees that any review or approval by Landlord of any plans and/or specifications with respect to any Alteration is solely for Landlord’s benefit, and without any representation or warranty whatsoever to Tenant or any other Person with respect to the adequacy, correctness or sufficiency thereof or with respect to Laws or otherwise.

(3)            Subject to Tenant’s compliance with all of the applicable provisions of this Article 6, including submitting Tenant’s plans and specifications (including plumbing and fire alarm) for Landlord’s approval, Landlord approves in concept the installation by Tenant of a commercial grade kitchen in the Premises in a location approved by Landlord (the “Kitchen”). If Tenant installs the Kitchen, it shall also install a refrigerated garbage room in the Kitchen. Tenant shall cause the Kitchen to be cleaned daily, shall dispose of all of its garbage and waste matter in compliance with all Rules and Regulations and all Requirements and shall cause the Premises to be free at all times of all vermin and insects and shall take (at its sole cost and expense) reasonable precautions necessary to prevent any such vermin or insects from existing in the Premises or permeating into any other parts of the Building, including, but not limited to, the hiring by Tenant of any exterminator to provide regular monthly service (and more often if need be) to the Premises. Tenant, at Tenant’s sole cost and expense, properly shall vent and exhaust odors from the Premises, and shall install, in accordance with the provisions of this Article 6, any customary system or systems to accomplish the same that comply with all applicable Laws governing the same now or hereafter in effect. Subject to Landlord’s approval of Tenant’s plans and specifications in accordance with the terms of this Lease, Landlord shall permit Tenant to vent such exhaust through a penetration of the roof of the Building. Tenant, at its sole cost and expense, shall thoroughly clean and maintain, at quarterly intervals (and any time as may be reasonably required upon Landlord’s reasonable request together with documentation that such cleaning is necessary), in accordance with all Laws the entire Kitchen exhaust system, including but not limited to the hoods over all stoves and ranges in the Kitchen, all cooking exhaust ducts within or serving the Premises and shall promptly, upon Landlord’s reasonable request, furnish to Landlord certificates of completion of such cleaning. Tenant, at its sole cost and expense, shall maintain and keep in good condition all stove hoods and ducts in the Premises in accordance with this Section 6.1(B).

(C)           Except as otherwise provided in the Rules and Regulations and Building Rules and Regulations for Construction Work, Tenant shall be permitted to perform Alterations during Operating Hours, provided that such work does not interfere with or interrupt the operation and maintenance of the Building or interfere with or interrupt the use and occupancy of the Building by other tenants in the Building. Otherwise, Alterations shall be performed at Tenant’s expense and at such times and in such manner as Landlord may from time to time reasonably designate. All Alterations shall become a part of the Building and shall be Landlord’s property from and after the installation thereof and may not be removed or changed without Landlord’s consent. Notwithstanding the foregoing, however, Landlord shall indicate in writing to Tenant at the time Landlord approves Tenant’s plans and specifications whether any structural Alterations, the Kitchen, vaults, raised flooring, internal staircases, and other slab penetrations, fire suppression or uninterrupted power supply systems, satellites, antennas, dumbwaiters, cafeterias, fitness rooms, showers, and other improvements of a similar nature if installed by Tenant (the “Specialty Alterations”) will be required to be removed at the end of the Term, and in such case, Tenant shall remove the Specialty Alterations in accordance with such request and repair and restore in a good and workmanlike manner to Building standard condition (reasonable wear and tear excepted) any damage to the Premises or the Building caused by such removal. Except as provided in Section 41.1(B), if Landlord shall not designate any Alterations in question for which Tenant seeks Landlord’s consent in accordance with this Lease as Specialty Alterations that requires removal at the end of the Term, then Landlord shall be deemed to have waived Landlord’s right to require such removal at the end of the Term. In no event shall Tenant be obligated to remove any wiring and cabling from the raceways and conduits located in the Premises nor shall Tenant be required to restore the ground floor portion of the Premises to its condition prior to the performance of Landlord’s Work. All Tenant’s Property shall remain the property of Tenant and, on or before the Fixed Expiration Date or earlier end of the Term, may be removed from the Premises by Tenant at Tenant’s option, provided, however, that Tenant shall repair and restore in a good and workmanlike manner to Building standard condition existing as of the date Landlord completes Landlord’s Post-Delivery Work (reasonable wear and tear excepted) any damage to the Premises or the Building caused by such removal. The provisions of this Section 6.1(C) shall survive the expiration or earlier termination of this Lease.

(D)          (1)       All Alterations shall be designed and performed, at Tenant’s sole cost and expense (but subject to the Tenant Improvement Allowance), by consultants, contractors and subcontractors selected by Tenant and approved by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed) and under the supervision of a construction or project manager approved by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed). Prior to making any subsequent Alteration, at Tenant’s request, Landlord shall furnish Tenant with a list of approved contractors for the Building listed by trade. Tenant shall not be required to obtain Landlord’s consent to engage any such approved contractor unless, prior to entering into a contract with such contractor or the commencement of work by the contractor, Landlord notifies Tenant that such contractor has been removed from the list. In furtherance of the foregoing, a list of contractors and subcontractors approved to perform work in the Building as of the date of this Lease is attached hereto as Schedule J. If Tenant wishes to use a contractor not on Landlord’s approved list, Tenant shall submit to Landlord the identity and other information reasonably required by Landlord along with the submission of Tenant’s plans and specifications for the particular Alterations. With respect to the Initial Alterations, Landlord also approves the contractors and subcontractors set forth on the list attached hereto as Schedule J-1.

(2)       Notwithstanding the foregoing, with respect to any structural Alterations and/or Alterations affecting the sprinklers or the Class E System of the Building, Tenant shall employ Landlord’s or the Manager’s designated contractor for connection and programming to the Building Systems (at competitive market rates for like-qualified contractors). In addition, Tenant shall employ Landlord’s or the Manager’s designated expediter (which, as of the date of this Lease, is Brookbridge Consulting Services, Inc.) with respect to any filings with, or other submissions to, applicable Government Authorities in connection with any of Tenant’s Alterations.

(3)        Tenant shall be responsible for the installation and maintenance of all fire alarm devices within the Premises. Landlord shall make available to Tenant connection points at the nearest Building DGP panel for tying in Tenant’s fire alarm devices. Final connection to the base Building System for life safety shall be performed by Landlord’s fire alarm vendor (which, as of the date of this Lease, is Simplex Grinnell), at Tenant’s reasonable expense. Landlord’s fire alarm vendor, which shall charge competitive market rates, must be contracted directly by Tenant or Tenant’s general contractor for the performance of such work. All installations of fire alarm devices must be approved by the New York City Department of Buildings (the “Building Department”) and the New York City Fire Department (“FDNY”). Any so-called “Letters of Defect” issued by the Building Department or FDNY relating to Tenant’s fire alarm devices (so long as such defects are not caused by problems in the base Building System) must be promptly and diligently corrected, and so-called “Letters of Approval and Completion” must be obtained by Tenant within forty-five (45) days after Tenant’s fire alarm devices shall have been installed and connected to the base Building System for life safety.

(4)       In accordance with Landlord’s Work, Landlord shall provide a sprinkler loop for Tenant’s connections. All sprinklers, including without limitation, any pre-action panels installed in the Premises, must be installed in compliance with all Requirements (including without limitation, the NYC Code), at Tenant’s cost and expense. Prior to FDNY inspection, Tenant shall cause all new sprinkler installations to be hydrostatically tested (it being agreed that arrangements for such testing much be upon notice to and coordinated with Landlord).

(E)           (1)       Any mechanic’s lien filed against the Premises or the Real Property for work claimed to have been done for, or materials claimed to have been furnished to, Tenant shall be cancelled or discharged by Tenant, by payment or filing of the bond required by law, within thirty (30) days after written notice from Landlord, and Tenant shall indemnify and hold Landlord harmless from and against any and all reasonable, actual out of pocket, costs, expenses, claims, losses or damages resulting therefrom by reason thereof.

(2)       If Tenant shall fail to discharge such mechanic’s lien within the aforesaid period, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit in court or bonding, and in any such event, Landlord shall be entitled, if Landlord so elects, to compel the prosecution of an action for the foreclosure of such mechanic’s lien by the lienor and to pay the amount of the judgment, if any, in favor of the lienor, with interest, costs and allowances.

(3)       Any amount paid by Landlord for any of the aforesaid charges and for all reasonable expenses of Landlord (including, but not limited to, reasonable attorneys’ fees and disbursements) incurred in defending any such action, discharging said lien or in procuring the discharge of said lien, with interest on all such amounts at the Applicable Rate, shall be repaid by Tenant within thirty (30) days after written demand therefor, and all amounts so repayable, together with such interest, shall be considered Additional Rent.

(F)           (1)       All Alterations made by Tenant shall meet all applicable energy savings and/or energy efficient building code requirements at the time of installation.

(2)       To the extent feasible, Tenant shall install in the Premises Energy Star rated appliances, including dishwashers, refrigerators, vending machines and water coolers, and Energy Star rated office equipment, including computers, monitors, printers, faxes and scanners.

(3)       Tenant shall ensure that any lighting installed by Tenant in the Premises complies with all applicable energy savings and/or energy efficient code requirements at the time of installation.

(4)       To the extent feasible, Tenant shall locate refrigeration and other heat-generating equipment where such equipment can be adequately ventilated, and also shall locate refrigerators in an area of the Premises that is not within direct sunlight or near another heat source.

Section 6.2.            Except with respect to the Initial Alterations, Tenant shall reimburse Landlord, within thirty (30) days after demand therefor, for any reasonable, out-of-pocket, expense incurred by Landlord for third party engineering fees in (x) reviewing the plans and specifications for, and/or (y) inspecting the progress of completion of such Alterations. Landlord shall not charge any management, supervisory, alteration fee or tie-in fees in connection with any Alterations.

Section 6.3.           Landlord, at Tenant’s expense, and within five (5) days after the request of Tenant, shall join in any applications for any permits, approvals or certificates required to be obtained by Tenant in connection with any permitted Alteration (provided that the provisions of the applicable Laws shall require that Landlord join in such application) and shall otherwise cooperate with Tenant in connection therewith, provided that Landlord shall not be obligated to incur any cost or expense or liability in connection therewith. Notwithstanding anything to the contrary contained herein, at Tenant’s request, Landlord shall execute all required permit forms within five (5) days after Tenant’s submission of its plans and specifications prior to Landlord’s review of the same, but the execution of such permit forms by Landlord shall not constitute approval of the Alterations or the plans and specifications in question, and Tenant shall not commence construction of such Alterations without Landlord’s written approval of the same, as and to the extent required pursuant to this Lease.

Section 6.4.            Upon written request of Landlord after the completion of any Alteration, Tenant shall furnish to Landlord copies of records of all Alterations and of the cost thereof.

Section 6.5.

(A)           Subject to the conditions set forth below and to Section 41.2, Landlord shall pay to Tenant the Tenant Improvement Allowance in connection with the Alterations to be made by Tenant for Tenant’s initial occupancy of the Premises, other than the ground floor portion of the Premises (the “Initial Alterations”) up to a maximum amount not to exceed the amount set forth in the Reference Page for those costs and expenses in connection with the construction of the Initial Alterations, as shown on the approved plans and specifications referred to in Section 6.1 for such Initial Alterations. For purposes of the preceding sentence, actual costs of construction shall include both so-called “hard” construction costs and so called “soft” costs for Tenant’s architectural, engineering, construction consultants, and filing and permitting fees, voice and data cabling and moving expenses (collectively, “Soft Costs”), provided that Landlord shall not be obligated to fund more than ten (10%) percent of the Tenant Improvement Allowance for Soft Costs. Notwithstanding anything to the contrary set forth herein, the Tenant Improvement Allowance shall not be used for telephone systems, computer systems, furniture or decorations (other than carpeting, wall coverings and window blinds). Tenant shall submit to Landlord a line item budget or other reasonable evidence (for Landlord’s review and approval) setting forth estimated construction costs (the “Estimated Initial Alterations Costs”) in detail prior to commencement of the Initial Alterations.

(B)           (i)         During the performance of the Initial Alterations, Landlord shall reimburse Tenant, from time to time within thirty (30) days after Tenant’s request therefor (not more often than once per month), for the actual costs of construction of the Initial Alterations (up to the amount of the Tenant Improvement Allowance), provided further that Landlord shall have received from Tenant: (a) proper receipts marked “paid” and original unconditional lien waivers from all contractors, subcontractors and materialmen involved in the performance of such portion of the Initial Alterations and the supply of materials used in connection with such portion of the Initial Alterations, evidencing that Tenant has spent the amount claimed in the requisition on authorized hard cost improvements to the Premises (and/or on Soft Costs incurred in connection with such improvements, provided that Soft Costs may not account for more than ten (10%) percent of the Tenant Improvement Allowance); (b) an original executed certificate from Tenant’s independent licensed architect (provided that, if Tenant, acting in good faith, cannot cause its architect to deliver such certification, then an executive officer of Tenant may deliver such certification) stating that, (x) in his or her opinion, such portion of the Initial Alterations that is the subject to the requisition request has been completed and all work in connection therewith has been performed in a good and workmanlike manner and in accordance with Tenant’s plans and specifications and (y) to his or her knowledge, all contractors, subcontractors and materialmen have been paid for such portion of the Initial Alterations and all materials furnished in connection therewith, and (c) a written signed statement or request from an authorized officer of Tenant outlining in detail the amount of the Tenant Improvement Allowance being requested, along with a certification by Tenant that the amount claimed is for reimbursement to the listed parties. Landlord may withhold an amount equal to 10% of the requisition for retainage. Notwithstanding anything to the contrary contained in this Section 6.5, it is the intention of the parties that Landlord and Tenant shall fund the costs of the Initial Alterations proportionately based upon each party’s respective share of the total Estimated Initial Alterations Cost. Accordingly, for each requisition made by Tenant, Landlord, after taking into account the retainage described above, shall reimburse Tenant for a portion of such requisition equal to the amount of such requisition multiplied by a fraction, the numerator of which is the amount of the Tenant Improvement Allowance and the denominator of which is the total Estimated Initial Alterations Cost, until the Tenant Improvement Allowance to which Tenant is entitled shall have been fully funded. If the scope of Tenant’s Initial Alterations changes, resulting in an increase in the approved Estimated Initial Alterations Cost by more than 10%, then Tenant shall submit the revised Estimated Initial Alterations Cost for Landlord’s review and approval and the foregoing formula shall be revised accordingly.

(ii)       It is expressly understood and agreed that (a) in the event the cost of the Initial Alterations exceeds the Tenant Improvement Allowance, Tenant shall be responsible to pay all of such excess costs and expenses, and (b) Tenant shall complete the Initial Alterations for the entire rentable areas of the 10th, 11th and 12th floors in accordance with the plans and specifications, whether or not the Tenant Improvement Allowance is sufficient to fund such completion.

(C)            Notwithstanding anything to the contrary contained in this Section 6.5, if, at the time payment of the Tenant Improvement Allowance is required to be made, Tenant is in arrears in the payment of Fixed Rent or Additional Rent, then Landlord may offset the amount of such arrearages against the Tenant Improvement Allowance due from Landlord under this Section 6.5.

(D)           In no event shall the aggregate amount paid by Landlord to Tenant ever exceed the amount of the Tenant Improvement Allowance. If the costs and expenses for the Initial Alterations are less than the amount of the Tenant Improvement Allowance, or if Tenant has not submitted a request for payment of the Tenant Improvement Allowance within twelve (12) months following the Commencement Date (with time being of the essence), Tenant shall not be entitled to any payment or credit for such excess or unused amounts.

(E)            Subject to the terms and conditions set forth in this Section 6.5, within thirty (30) days after the last to occur of (i) Tenant’s request for the final installment of the Tenant Improvement Allowance, (ii) substantial completion (i.e., completion other than punchlist items) of the Initial Alterations in accordance with the terms hereof, (iii) delivery to Landlord of general releases and waivers of lien from all contractors, subcontractors and materialmen involved in the performance of the Initial Alterations and the supply of materials used in connection with the Initial Alterations, and (iv) a certificate from Tenant’s independent licensed architect (provided, that, if Tenant, acting in good faith, cannot cause its architect to deliver such certification, then an executive officer of Tenant may deliver such certification) certifying that in his or her opinion the Initial Alterations have been completed substantially in accordance with Tenant’s plans and specifications for the Initial Alterations, Landlord shall fund the balance of the Tenant Improvement Allowance which had been retained.

(F)            Notwithstanding anything to the contrary contained in this Section 6.5 or in Sections 6.6 through 6.8, for ease of administration, Tenant may submit a comprehensive requisition for the Tenant Improvement Allowance, the Storefront Allowance, the Restroom Allowance and Tenant’s AC System Allowance, so long as the amounts requisitioned for each such allowance are specified and reasonably identifiable by Landlord, and the required certificates and lien waivers cover the Alteration in question, it being understood that Tenant shall not be obligated to submit separate requisitions for each such allowance.

Section 6.6.

(A)           Subject to the conditions set forth below, Landlord shall pay to Tenant the Storefront Allowance in connection with the Alterations to be made by Tenant (the “Storefront Alterations”) up to a maximum amount not to exceed the amount set forth in the Reference Page for those costs and expenses in connection with the construction of the Storefront Alterations, as shown on the approved plans and specifications submitted to Landlord for its approval pursuant to Article 6. For the avoidance of doubt, the design, specifications, materials, dimensions and finishes of the Storefront Alterations shall be subject to Landlord’s approval, which shall not be unreasonably withheld, conditioned or delayed. For purposes of the preceding sentence, actual costs of construction shall include both so-called “hard” construction costs and so called “soft” costs for Tenant’s architectural, engineering, construction consultants, and filing and permitting fees (collectively, “Soft Costs”), provided that Landlord shall not be obligated to fund more than ten (10%) percent of the Storefront Allowance for Soft Costs.

(B)           (i)         During the performance of the Storefront Alterations, Landlord shall reimburse Tenant, from time to time within thirty (30) days after Tenant’s request therefor (not more often than once per month), for the actual costs of construction of the Storefront Alterations (up to the amount of the Storefront Allowance), provided further that Landlord shall have received from Tenant: (a) proper receipts marked “paid” and original unconditional lien waivers from all contractors, subcontractors and materialmen involved in the performance of such portion of the Storefront Alterations and the supply of materials used in connection with such portion of the Storefront Alterations, evidencing that Tenant has spent the amount claimed in the requisition on authorized hard cost improvements (and/or on Soft Costs incurred in connection with such improvements, provided that Soft Costs may not account for more than ten (10%) percent of the Storefront Allowance); (b) an original executed certificate from Tenant’s independent licensed architect (provided that, if Tenant, acting in good faith, cannot cause its architect to deliver such certification, then an executive officer of Tenant may deliver such certification) stating that, (x) in his or her opinion, such portion of the Storefront Alterations that is the subject to the requisition request has been completed and all work in connection therewith has been performed in a good and workmanlike manner and in accordance with Tenant’s plans and specifications and (y) to his or her knowledge, all contractors, subcontractors and materialmen have been paid for such portion of the Storefront Alterations and all materials furnished in connection therewith, and (c) a written signed statement or request from an authorized officer of Tenant outlining in detail the amount of the Storefront Allowance being requested, along with a certification by Tenant that the amount claimed is for reimbursement to the listed parties. Landlord may withhold an amount equal to 10% of the requisition for retainage.

(ii)       It is expressly understood and agreed that (a) in the event the cost of the Storefront Alterations exceeds the Storefront Allowance, Tenant shall be responsible to pay all of such excess costs and expenses, and (b) Tenant shall complete the Storefront Alterations, whether or not the Storefront Allowance is sufficient to fund such completion.

(C)           In no event shall the aggregate amount paid by Landlord to Tenant ever exceed the amount of the Storefront Allowance. If the costs and expenses for the Storefront Alterations are less than the amount of the Storefront Allowance, or if Tenant has not submitted a request for payment of the Storefront Allowance within twelve (12) months following the Commencement Date (with time being of the essence), Tenant shall not be entitled to any payment or credit for such excess or unused amounts.

(D)           Subject to the terms and conditions set forth in this Section 6.6, within thirty (30) days after the last to occur of (i) Tenant’s request for the final installment of the Storefront Allowance, (ii) substantial completion (i.e., completion other than punch list items) of the Storefront Alterations in accordance with the terms hereof, (iii) delivery to Landlord of general releases and waivers of lien from all contractors, subcontractors and materialmen involved in the performance of the Storefront Alterations and (iv) a certificate from Tenant’s independent licensed architect (provided, that, if Tenant, acting in good faith, cannot cause its architect to deliver such certification, then an executive officer of Tenant may deliver such certification) certifying that in his or her opinion the Storefront Alterations have been completed substantially in accordance with Tenant’s plans and specifications for the Storefront Alterations, Landlord shall fund the balance of the Storefront Allowance which had been retained.

Section 6.7.

(A)           Subject to the conditions set forth below, Landlord shall pay to Tenant the Restroom Allowance in connection with the Alterations to be made by Tenant to install one men’s and one women’s ADA-compliant restroom in each of the 10th – 12th floors of the Premises (the “Restroom Alterations”) up to a maximum amount not to exceed the amount set forth in the Reference Page for those costs and expenses in connection with the construction of the Restroom Alterations, as shown on the approved plans and specifications submitted to Landlord for its approval pursuant to Article 6. For the avoidance of doubt, the design, specifications, materials and finishes of the Restroom Alterations (which shall contain at least the same number of fixtures, and shall be at least the same quality and level of finish as contained in new, Building-standard ADA-compliant restrooms installed by Landlord in its portfolio) shall be subject to Landlord’s approval, which shall not be unreasonably withheld, conditioned or delayed. For purposes of the preceding sentence, actual costs of construction shall include both so-called “hard” construction costs and so called “soft” costs for Tenant’s architectural, engineering, construction consultants, and filing and permitting fees (collectively, “Soft Costs”), provided that Landlord shall not be obligated to fund more than ten (10%) percent of the Restroom Allowance for Soft Costs.

(B)           (i)          During the performance of the Restroom Alterations, Landlord shall reimburse Tenant, from time to time within thirty (30) days after Tenant’s request therefor (not more often than once per month), for the actual costs of construction of the Restroom Alterations (up to the amount of the Restroom Allowance), provided further that Landlord shall have received from Tenant: (a) proper receipts marked “paid” and original unconditional lien waivers from all contractors, subcontractors and materialmen involved in the performance of such portion of the Restroom Alterations and the supply of materials used in connection with such portion of the Restroom Alterations, evidencing that Tenant has spent the amount claimed in the requisition on authorized hard cost improvements to the Premises (and/or on Soft Costs incurred in connection with such improvements, provided that Soft Costs may not account for more than ten (10%) percent of the Restroom Allowance); (b) an original executed certificate from Tenant’s independent licensed architect (provided that, if Tenant, acting in good faith, cannot cause its architect to deliver such certification, then an executive officer of Tenant may deliver such certification) stating that, (x) in his or her opinion, such portion of the Restroom Alterations that is the subject to the requisition request has been completed and all work in connection therewith has been performed in a good and workmanlike manner and in accordance with Tenant’s plans and specifications and (y) to his or her knowledge, all contractors, subcontractors and materialmen have been paid for such portion of the Restroom Alterations and all materials furnished in connection therewith, and (c) a written signed statement or request from an authorized officer of Tenant outlining in detail the amount of the Restroom Allowance being requested, along with a certification by Tenant that the amount claimed is for reimbursement to the listed parties. Landlord may withhold an amount equal to 10% of the requisition for retainage.

(ii)       It is expressly understood and agreed that (a) in the event the cost of the Restroom Alterations exceeds the Restroom Allowance, Tenant shall be responsible to pay all of such excess costs and expenses, and (b) Tenant shall complete the Restroom Alterations, whether or not the Restroom Allowance is sufficient to fund such completion.

(C)           In no event shall the aggregate amount paid by Landlord to Tenant ever exceed the amount of the Restroom Allowance. If the costs and expenses for the Restroom Alterations are less than the amount of the Restroom Allowance, or if Tenant has not submitted a request for payment of the Restroom Allowance within twelve (12) months following the Commencement Date (with time being of the essence), Tenant shall not be entitled to any payment or credit for such excess or unused amounts.

(D)          Subject to the terms and conditions set forth in this Section 6.7, within thirty (30) days after the last to occur of (i) Tenant’s request for the final installment of the Restroom Allowance, (ii) substantial completion (i.e., completion other than punch list items) of the Restroom Alterations in accordance with the terms hereof, (iii) delivery to Landlord of general releases and waivers of lien from all contractors, subcontractors and materialmen involved in the performance of the Restroom Alterations and the supply of materials used in connection with the Restroom Alterations, and (iv) a certificate from Tenant’s independent licensed architect (provided, that, if Tenant, acting in good faith, cannot cause its architect to deliver such certification, then an executive officer of Tenant may deliver such certification) certifying that in his or her opinion the Restroom Alterations have been completed substantially in accordance with Tenant’s plans and specifications for the Restroom Alterations, Landlord shall fund the balance of the Restroom Allowance which had been retained.

Section 6.8.

(A)          Subject to the conditions set forth below, Landlord shall pay to Tenant the Tenant’s AC System Allowance in connection with the Alterations to be made by Tenant to install Tenant’s AC System (the “Tenant’s AC System Alterations”) up to a maximum amount not to exceed the amount set forth in the Reference Page for those costs and expenses in connection with the construction of the Tenant’s AC System Alterations, as shown on the approved plans and specifications submitted to Landlord for its approval pursuant to Article 6. For the avoidance of doubt, the location, design, specifications, materials and dimensions of the Tenant’s AC System Alterations shall be subject to Landlord’s approval, which shall not be unreasonably withheld, conditioned or delayed. For purposes of the preceding sentence, actual costs of construction shall include both so-called “hard” construction costs and so called “soft” costs for Tenant’s architectural, engineering, construction consultants, and filing and permitting fees, (collectively, “Soft Costs”), provided that Landlord shall not be obligated to fund more than ten (10%) percent of the Tenant’s AC System Allowance for Soft Costs.

(B)           (i)        During the performance of the Tenant’s AC System Alterations, Landlord shall reimburse Tenant, from time to time within thirty (30) days after Tenant’s request therefor (not more often than once per month), for the actual costs of construction of the Tenant’s AC System Alterations (up to the amount of the Tenant’s AC System Allowance), provided further that Landlord shall have received from Tenant: (a) proper receipts marked “paid” and original unconditional lien waivers from all contractors, subcontractors and materialmen involved in the performance of such portion of the Tenant’s AC System Alterations and the supply of materials used in connection with such portion of the Tenant’s AC System Alterations, evidencing that Tenant has spent the amount claimed in the requisition on authorized hard cost improvements to the Premises (and/or on Soft Costs incurred in connection with such improvements, provided that Soft Costs may not account for more than ten (10%) percent of the Tenant’s AC System Allowance); (b) an original executed certificate from Tenant’s independent licensed architect (provided that, if Tenant, acting in good faith, cannot cause its architect to deliver such certification, then an executive officer of Tenant may deliver such certification) stating that, (x) in his or her opinion, such portion of the Tenant’s AC System Alterations that is the subject to the requisition request has been completed and all work in connection therewith has been performed in a good and workmanlike manner and in accordance with Tenant’s plans and specifications and (y) to his or her knowledge, all contractors, subcontractors and materialmen have been paid for such portion of the Tenant’s AC System Alterations and all materials furnished in connection therewith, and (c) a written signed statement or request from an authorized officer of Tenant outlining in detail the amount of the Tenant’s AC System Allowance being requested, along with a certification by Tenant that the amount claimed is for reimbursement to the listed parties. Landlord may withhold an amount equal to 10% of the requisition for retainage.

(ii)       It is expressly understood and agreed that (a) in the event the cost of the Tenant’s AC System Alterations exceeds the Tenant’s AC System Allowance, Tenant shall be responsible to pay all of such excess costs and expenses, and (b) Tenant shall complete the Tenant’s AC System Alterations, whether or not the Tenant’s AC System Allowance is sufficient to fund such completion.

(C)       In no event shall the aggregate amount paid by Landlord to Tenant ever exceed the amount of the Tenant’s AC System Allowance. If the costs and expenses for the Tenant’s AC System Alterations are less than the amount of the Tenant’s AC System Allowance, or if Tenant has not submitted a request for payment of the Tenant’s AC System Allowance within twelve (12) months following the Commencement Date (with time being of the essence), Tenant shall not be entitled to any payment or credit for such excess or unused amounts.

(D)       Subject to the terms and conditions set forth in this Section 6.8, within thirty (30) days after the last to occur of (i) Tenant’s request for the final installment of the Tenant’s AC System Allowance, (ii) substantial completion (i.e., completion other than punch list items) of the Tenant’s AC System Alterations in accordance with the terms hereof, (iii) delivery to Landlord of general releases and waivers of lien from all contractors, subcontractors and materialmen involved in the performance of the Tenant’s AC System Alterations and the supply of materials used in connection with the Tenant’s AC System Alterations, and (iv) a certificate from Tenant’s independent licensed architect (provided, that, if Tenant, acting in good faith, cannot cause its architect to deliver such certification, then an executive officer of Tenant may deliver such certification) certifying that in his or her opinion the Tenant’s AC System Alterations have been completed substantially in accordance with Tenant’s plans and specifications for the Tenant’s AC System Alterations, Landlord shall fund the balance of the Tenant’s AC System Allowance which had been retained.

Section 6.9. Tenant shall not, at any time prior to or during the Term, directly or indirectly employ, or permit the employment of, any contractor, mechanic or laborer in the Premises, whether in connection with any Alteration or otherwise, if such employment would unreasonably interfere or cause any conflict with other contractors, mechanics or laborers engaged in the construction, maintenance or operation of the Building by Landlord. In the event of any such interference or conflict, Tenant, upon reasonable demand of Landlord, shall cause as soon as reasonably practicable all such contractors, mechanics or laborers causing such interference or conflict to leave the Building.

ARTICLE 7

REPAIRS; FLOOR LOAD

Section 7.1. (A) (i) Tenant, at Tenant’s sole cost and expense, shall take good care of the Premises (including the interior and exterior of the storefront to be installed by Tenant) and the fixtures, equipment and appurtenances therein (including, without limitation, the Exclusive Elevators (subject to Section 7.3), Tenant’s AC System (including the cooling tower and AC Units), the Generator, the Communications Equipment and any Supplemental AC System serving the Premises) and make all repairs thereto as and when needed to preserve them in good working order and condition, except for (a) reasonable wear and tear, (b) obsolescence and (c) damage for which Tenant is not responsible pursuant to the provisions of Article 13. Except as otherwise provided in this Section 7.1, Tenant shall not be obligated to repair any Building Systems. The design and decoration of the elevator areas of each floor of the Premises and the public corridors of any floor of the Premises occupied by more than one (1) occupant shall be under the sole control of Landlord. Notwithstanding any provision contained in this Lease to the contrary, all damage or injury to the Premises, and all damage or injury to any other part of the Building (including the Terrace), or to its fixtures, equipment and appurtenances (including the Building Systems), whether requiring structural or non-structural repairs, caused by the moving of Tenant’s Property or caused by Alterations made by Tenant or Persons Within Tenant’s Control, shall be repaired by Tenant, at Tenant’s sole but reasonable cost and expense (if the required repairs are non-structural in nature and do not affect any Building Systems), or by Landlord at Tenant’s sole but reasonable cost and expense (if the required repairs are structural in nature or affect any Building Systems). All of the aforesaid repairs shall be performed in a manner of first class and quality consistent with first-class office buildings in Manhattan, in accordance with the provisions of Article 6, and with materials and design existing immediately before the occurrence of any such damage which repairs shall be made. If Tenant shall fail, after thirty (30) days’ written notice (or such shorter period as may be required because of an emergency), to proceed with due diligence to make repairs required to be made by Tenant, the same may be made by Landlord, at the reasonable expense of Tenant, and the reasonable out of pocket expenses thereof incurred by Landlord, with interest thereon at the Applicable Rate, shall be paid to Landlord, as Additional Rent, within thirty (30) days after rendition of a bill or statement therefor. Tenant shall give Landlord prompt notice of any defective condition to which it becomes aware in any Building Systems located in, servicing or passing through the Premises.

(ii)       Without limiting the generality of the foregoing, Tenant’s obligations under this Article 7 shall include any exhaust system located in the Kitchen in the Premises, all components of the plumbing system serving the Kitchen within the Premises and any related equipment. Tenant’s obligations shall also apply to the supply, waste and vent systems within the Premises serving Tenant’s refrigeration system in the Kitchen.

(B)       In addition to the requirements set forth in Section 7.1(A), Tenant shall perform such maintenance and testing of Tenant’s (x) fire alarm devices and (y) sprinkler devices as shall be required pursuant to all applicable Requirements (including, without limitation, the NYC Fire Code). Scheduling of such maintenance and testing must be performed upon notice to and coordination with Landlord. Landlord shall cooperate with Tenant in satisfying its obligations hereunder. If Tenant shall fail to so maintain its fire alarm devices and the same shall result in unnecessary or unwarranted activation of Tenant’s fire alarm devices and/or any fines or other charges, Tenant shall pay any such fines or other charges imposed on Landlord or the Building in connection therewith within thirty (30) days after written demand, as Additional Rent. If Tenant shall fail to so maintain its sprinkler devices and the same shall result in any fines or other charges imposed on Landlord or the Building in connection therewith, Tenant shall pay the same within thirty (30) days after written demand, as Additional Rent.

Section 7.2. Tenant shall not place a load upon any floor of the Premises which exceeds the per square foot “live load” that such floor was designed to carry. Tenant shall not locate or move any safe, heavy machinery, heavy equipment, business machines, freight, bulky matter or fixtures into or out of the Building without Landlord’s prior consent, which consent shall not be unreasonably withheld. If such safe, machinery, equipment, freight, bulky matter or fixture requires special handling, Tenant shall employ only persons holding a Master Rigger’s license to do said work. All work in connection therewith shall comply with the Requirements, and shall be done during such hours as Landlord may reasonably designate. Business machines and mechanical equipment shall be placed and maintained by Tenant, at Tenant’s expense, in settings reasonably sufficient, to absorb and prevent vibration, noise and annoyance.

Section 7.3. (A) Landlord shall operate, maintain and make all necessary repairs (both structural and non-structural) to the Building Systems, the Terrace (except the improvements to the Terrace made by or on behalf of Tenant) and the common areas and other public portions of the Building, both exterior and interior, in compliance with all applicable Requirements and in conformance with standards applicable to non-institutional, first class office buildings in the vicinity of the Building, except for those repairs for which Tenant is responsible pursuant to any other provision of this Lease, including the storefront installed by Tenant. Landlord shall have no obligation to provide any service to the Terrace or to clean the same or to remove snow or ice from the Terrace. Notwithstanding the foregoing, if Landlord determines that snow or ice should be removed from the Terrace to protect the structural integrity of the Terrace or the roof, or for any other reason, Tenant shall afford Landlord access to the Terrace for such removal. Landlord shall use reasonable efforts to minimize interference with Tenant’s use and occupancy of the Premises in making any repairs, alterations, additions or improvements; provided, however, that Landlord shall have no obligation to employ contractors or labor at so-called overtime or other premium pay rates or to incur any other overtime costs in connection with such repairs, alterations, additions or improvements. Notwithstanding the foregoing, if Tenant shall so request, Landlord shall employ contractors or labor at so-called overtime or other premium pay rates or incur other overtime costs in making such repairs, alterations, additions or improvements, provided Tenant shall pay to Landlord, as Additional Rent, within thirty (30) days after written demand therefor, an amount equal to the reasonable excess costs incurred by Landlord by reason of compliance with Tenant’s request. Except as expressly provided in this Lease, there shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others making, or failing to make, any repairs, alterations, additions or improvements in or to any portion of the Building or the Premises, or its fixtures, appurtenances or equipment.

(B)       Provided that Tenant shall have maintained the Exclusive Elevators in accordance with their warranty and pursuant to the service and maintenance contract referred to in Section 28.1(A), Landlord, at its expense, shall replace any major component of the Exclusive Elevators when necessary to the extent such major component requires replacement at any time following the seventh (7th) anniversary of the Commencement Date. For the purposes of this Section 7.3(B), “major components” shall mean the following: (i) solid state or microprocessor controller, (ii) SCR drive, (ii) traction hoist machine, (iv) car and counterweight roller guides, (v) limit switches, (vi) pit devices and (vii) Whisper Flex compensating chains. The foregoing shall not be construed to limit Tenant’s obligation to maintain the service and maintenance contract after the seventh (7th) anniversary of the Commencement Date.

ARTICLE 8

WINDOW CLEANING

Section 8.1. Tenant shall not clean, nor require, permit, suffer or allow any window in the Premises to be cleaned, from the outside in violation of Section 202 of the Labor Law, or any other applicable law, or of the rules of the Board of Standards and Appeals, or of any other board or body having or asserting jurisdiction.

ARTICLE 9

REQUIREMENTS OF LAW

Section 9.1. Tenant shall not do, and shall not permit Persons Within Tenant’s Control to do, any act or thing in or upon the Premises or the Building which will invalidate or be in conflict with the certificate of occupancy for the Premises or the Building or violate any Requirements. Tenant shall, at Tenant’s sole cost and expense, take all action, including making any required Alterations necessary to comply with all Requirements (including, but not limited to, applicable terms of Local Laws No. 5 of 1973, No. 16 of 1984, No. 76 of 1985, No. 58 of 1987 and the Americans With Disabilities Act of 1990 (the “ADA”), each as modified and supplemented from time to time) which shall impose any violation, order or duty upon Landlord or Tenant arising from, or in connection with, the Premises, Tenant’s occupancy, use or manner of use of the Premises (including, without limitation, any occupancy, use or manner of use that constitutes a “place of public accommodation” under the ADA), or any installations in the Premises, or required by reason of a breach of any of Tenant’s covenants or agreements under this Lease, whether or not such Requirements shall now be in effect or hereafter enacted or issued, and whether or not any work required shall be ordinary or extraordinary or foreseen or unforeseen at the date hereof. In addition, Tenant shall comply with all Laws relating to the Terrace, Tenant’s AC System (including the cooling tower and AC Units), the Communications Equipment and the Generator, to the extent any of such equipment is installed by Tenant. Notwithstanding the preceding sentence, Tenant shall not be obligated to perform any Alterations necessary to comply with any Requirements, unless compliance shall be required by reason of (i) any cause or condition arising out of any Alterations or installations in the Premises (whether made by Tenant or by Landlord on behalf of Tenant other than Landlord’s Pre-Delivery Work and Landlord’s Post-Delivery Work), or (ii) Tenant’s particular use, manner of use or occupancy on behalf of Tenant of the Premises (as opposed to mere office use), or (iii) any breach of any of Tenant’s covenants or agreements under this Lease, or (iv) any wrongful act or omission by Tenant or Persons Within Tenant’s Control, or (v) Tenant’s use or manner of use or occupancy of the Premises as a “place of public accommodation” within the meaning of the ADA, in which event Tenant’s obligation to perform any Alteration by reason of this clause (v) shall apply only to the Premises. Notwithstanding the foregoing or any other provision of this Lease to the contrary, from and after the Substantial Completion of Landlord’s Post-Delivery Work, Tenant shall comply with all Laws with respect to the Exclusive Elevators and all restrooms on any full floor of the Premises (whether or not any such restroom is existing as of the date of this Lease and whether or not Tenant has retrofitted or altered the same) and with respect to all elevator lobbies serving any full floor of the Premises (whether or not Tenant has retrofitted or altered any such elevator lobby); such compliance shall include the making of any Alterations that may be required by any Laws.

Section 9.2. Tenant covenants and agrees that Tenant shall, at Tenant’s sole cost and expense, comply at all times with all Requirements governing the use, generation, storage, treatment and/or disposal of any Hazardous Materials (as defined below), the presence of which results from the introduction by Tenant or Persons Within Tenant’s Control of such Hazardous Materials in the Premises or the breach of this Lease by Tenant or Persons Within Tenant’s Control. The term “Hazardous Materials” shall mean any biologically or chemically active or other toxic or hazardous wastes, pollutants or substances, including, without limitation, asbestos, PCBs, petroleum products and by-products, substances defined or listed as “hazardous substances” or “toxic substances” or similarly identified in or pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq., and as hazardous wastes under the Resource Conservation and Recovery Act, 42 U.S.C. § 6010, et seq., any chemical substance or mixture regulated under the Toxic Substance Control Act of 1976, as amended, 15 U.S.C. § 2601, et seq., any “toxic pollutant” under the Clean Water Act, 33 U.S.C. § 466 et seq., as amended, any hazardous air pollutant under the Clean Air Act, 42 U.S.C. § 7401 et seq., hazardous materials identified in or pursuant to the Hazardous Materials Transportation Act, 49 U.S.C. § 1802, et seq., and any hazardous or toxic substances or pollutant regulated under any other Requirements. Tenant shall agree to execute, from time to time, at Landlord’s reasonable request, affidavits, representations and the like in form reasonably acceptable to Tenant concerning Tenant’s knowledge regarding the presence of Hazardous Materials in, on, under or about the Premises, the Building or the Land. Tenant shall indemnify and hold harmless all Indemnitees from and against any actual, reasonable, out of pocket loss, cost, damage, liability or expense (including reasonable attorneys’ fees and disbursements) arising by reason of any clean up, removal, remediation, detoxification action or any other activity required of any Indemnitees by any Government Authority by reason of the presence in or about the Building or the Premises of any Hazardous Materials in violation of any applicable Laws, as a result of the introduction by Tenant or Persons Within Tenant’s Control of Hazardous Materials in the Premises or the Building or the breach of this Lease by Tenant or Persons Within Tenant’s Control. Landlord shall indemnify and hold harmless Tenant from and against any actual, reasonable, out of pocket, loss, cost, damage, liability or expense (including reasonable attorneys’ fees and disbursements) arising by reason of any clean up, removal, remediation, detoxification action or any other activity required of Tenant or Persons Within Tenant’s Control by any Government Authority by reason of the presence in or about the Premises or the Building of any Hazardous Materials in violation of any applicable Laws, as a result of the act or omission of Indemnitees or the breach of this Lease by Indemnitees. The foregoing covenants and indemnity shall survive the expiration or any termination of this Lease.

Section 9.3. If Tenant shall receive written notice of any violation of, or defaults under, any Requirements, liens or other encumbrances applicable to the Building or the Premises, Tenant shall give notice thereof to Landlord.

Section 9.4. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant’s business and if the failure to secure such license or permit would materially adversely affect Landlord or the Building, then Tenant, at Tenant’s expense, shall promptly procure and thereafter maintain, submit for inspection by Landlord, and at all times comply with the terms and conditions of, each such license or permit.

Section 9.5. Tenant, at Tenant’s sole cost and expense and after notice to Landlord, may contest, by appropriate proceedings prosecuted diligently and in good faith, the legality or applicability of any Requirement affecting the Premises provided that: (a) neither Landlord nor any Indemnitees shall be subject to criminal penalties, nor shall the Real Property or any part thereof be subject to being condemned or vacated, nor shall the certificate of occupancy for the Premises or the Building be suspended or threatened to be suspended, by reason of non-compliance or by reason of such contest; (b) before the commencement of such contest, if Landlord or any Indemnitees may be subject to any civil fines or penalties or if Landlord may be liable to any independent third party as a result of such non-compliance, then Tenant shall furnish to Landlord either (i) a bond of a surety company satisfactory to Landlord, in form and substance reasonably satisfactory to Landlord, and in an amount at least equal to Landlord’s estimate of the sum of (A) the cost of such compliance, (B) the penalties or fines that may accrue by reason of such non-compliance (as reasonably estimated by Landlord) and (C) the amount of such liability to independent third parties; or (ii) other security satisfactory in all respects to Landlord; and shall indemnify Landlord (and any Indemnitees) against the cost of such compliance and liability resulting from or incurred in connection with such contest or non-compliance; (c) such non-compliance or contest shall not constitute or result in a violation (either with the giving of notice or the passage of time or both) of the terms of any Mortgage or Superior Lease, or if such Superior Lease or Mortgage conditions such non-compliance or contest upon the taking of action or furnishing of security by Landlord, such action shall be taken or such security shall be furnished at the expense of Tenant; and (d) Tenant shall keep Landlord regularly advised as to the status of such proceedings.

Section 9.6. As part of Landlord’s Pre-Delivery Work, Landlord shall deliver to Tenant three (3) originals of a Form ACP-5 certificate or ACP-21 certificate in connection with the demolition of the 10th – 12th floors and with respect to the ground floor. Landlord shall promptly remediate in accordance with Laws, any asbestos-containing materials (“ACM”) or, if required by Laws to be removed from the Premises or to enable Tenant to obtain a building permit for the Initial Alterations, any other Hazardous Materials, existing in the Premises or discovered in the Premises during the performance of Tenant’s Initial Alterations or at any other time discovered in the Premises during the Term, so long as such ACM or Hazardous Materials was not introduced by Tenant or Persons Within Tenant’s Control. Any such work of removal, remediation and abatement shall be conducted in such manner as to minimize interference with the conduct of Tenant’s business in the Premises and, provided Tenant has taken occupancy of the Premises for the conduct of its business, during any such period of remediation hereunder, Fixed Rent, Escalation Rent and Additional Rent shall abate for each day that Tenant is (x) unable to use the Premises or any portion thereof for the normal conduct of its business or (y) delayed in the performance of Tenant’s work or occupancy of the Premises.

Section 9.7. Except as otherwise provided in this Lease, Landlord shall comply with all Laws which shall impose a duty on Landlord or Tenant with respect to the Premises or the Real Property with which Tenant is not obligated to comply.

ARTICLE 10

SUBORDINATION

Section 10.1. Subject to the terms of this Section 10.1, this Lease shall be subject and subordinate to each Superior Lease and to each Mortgage, whether made prior to or after the execution of this Lease, and to all renewals, extensions, supplements, amendments, modifications, consolidations and replacements thereof or thereto, substitutions therefor, and advances made thereunder. As a condition to Tenant’s agreement to subordinate its interest in this Lease to any Superior Lease or Mortgage, Landlord shall obtain at its sole cost and expense from each Mortgagee and/or Lessor an agreement, in recordable form and otherwise on such Lessor’s or Mortgagee’s standard form (provided the same is consistent with the provisions of this Article 10), pursuant to which such Mortgagee and/or Lessor shall agree that if and so long as Tenant is not in default in the payment or performance of its obligations under this Lease beyond applicable notice and cure periods and subject to the reasonable conditions of Tenant’s attornment set forth thereunder, Tenant’s quiet and peaceful possession of the Premises shall not be terminated, modified, affected or disturbed by any action which such Mortgagee or Superior Lessor may take to foreclose any such Mortgage or to terminate the Superior Lease, and that any Lessor or Mortgagee shall recognize this Lease as being in full force and effect as if it were a direct lease between such successor and Tenant upon all of the then executory terms, covenants, conditions and options granted to Tenant under this Lease (a “Non-Disturbance Agreement”). Landlord shall obtain from any future Lessor or Mortgagee, and deliver to Tenant, within thirty (30) days after Tenant executes and delivers the Non-Disturbance Agreement, an original fully-executed counterpart of the Non-Disturbance Agreement in favor of Tenant. If, in connection with the financing of the Real Property, the Building or the interest of the lessee under any Superior Lease, or if, in connection with the entering into of a Superior Lease, any lending institution or Lessor, as the case may be, requests, as a condition of such financing, reasonable modifications of this Lease that do not increase rent or change the Term of this Lease, or increase any other obligations or diminish any other rights of Tenant under this Lease (except to a de minimis extent, such as the delivery of additional notices), Tenant shall agree to make such modifications in form reasonably acceptable to Tenant.

Section 10.2. If, at any time prior to the expiration of the Term, any Superior Lease shall terminate or shall be terminated for any reason, or any Mortgagee comes into possession of the Real Property or the Building or the estate created by any Superior Lease by receiver or otherwise, Tenant shall attorn, from time to time, to any such owner, Lessor or Mortgagee or any person acquiring the interest of Landlord as a result of any such termination, or as a result of a foreclosure of the Mortgage or the granting of a deed in lieu of foreclosure, upon the then executory terms and conditions of this Lease (except as provided below), for the remainder of the Term, provided that such owner, Lessor or Mortgagee, as the case may be, or receiver caused to be appointed by any of the foregoing, assumes Landlord’s prospective obligations under this Lease, is then entitled to possession of the Premises and shall have agreed in writing to accept Tenant’s attornment. Any such attornment shall be made upon the condition that no such owner, Lessor or Mortgagee shall be:

(1)       liable for any act or omission (other than to cure any default of a continuing nature) of any prior landlord (including, without limitation, the then defaulting landlord); or

(2)       subject to any defense, abatement, or offsets (except as expressly set forth in this Lease) which Tenant may have against any prior landlord (including, without limitation, the then defaulting landlord); or

(3)       bound by any payment of Rental which Tenant might have paid for more than one month in advance of its due date to any prior landlord (including, without limitation, the then defaulting landlord) except to the extent such monies are actually received by such owner, Lessor or Mortgagee; or

(4)       bound by any obligation to make any payment to Tenant which was required to be made prior to the time such owner, Lessor or Mortgagee succeeded to any prior landlord’s interest; or

(5)       accountable for any monies deposited with Landlord (including security deposits), except to the extent such monies are actually received by such owner, Lessor or Mortgagee, or

(6)       bound by any surrender or termination of this Lease (other than as expressly provided for in this Lease) made without the consent of such owner, Lessor or Mortgagee, or any amendment or modification of this Lease made without the consent of such owner, Lessor or Mortgagee, other than those amendments or modifications entered into as a result of Tenant’s exercise of the Renewal Option contained in this Lease, provided such amendments or modifications contain no changes to this Lease other than those expressly related to such option as set forth in this Lease or unless the termination, modification or amendment shall have occurred prior to the creation of the superior interest of such owner, Lessor or Mortgagee; or

(7)       bound by any obligation to perform any work or to make improvements to the Premises except for (i) repairs and maintenance pursuant to the provisions of Article 7, (ii) repairs to the Premises or any part thereof as a result of damage by fire or other casualty pursuant to Article 13, but only to the extent that such repairs can be reasonably made from the net proceeds of any insurance actually made available to such owner, Lessor or Mortgagee, and (iii) repairs to the Premises as a result of a partial condemnation pursuant to Article 14, but only to the extent that such repairs can be reasonably made from the net proceeds of any award made available to such owner, Lessor or Mortgagee.

The provisions of this Section 10.2 shall inure to the benefit of any such owner, Lessor or Mortgagee, shall apply notwithstanding that, as a matter of law, this Lease may terminate upon the termination of any such Superior Lease, and shall be operative upon any such demand provided such owner, Lessor or Mortgagee shall have agreed in writing to accept Tenant’s attornment in accordance with Section 10.1. Tenant, however, within a reasonable period of time after the request of any such owner, Lessor or Mortgagee, shall execute, from time to time, agreements in confirmation of the foregoing provisions of this Section 10.2, reasonably satisfactory to any such owner, Lessor or Mortgagee and Tenant, and acknowledging such attornment and setting forth the terms and conditions of its tenancy. Nothing contained in this Section 10.2 shall be construed to impair any right otherwise exercisable by any such owner, Lessor or Mortgagee.

Section 10.3. At any time and from time to time within fifteen (15) days after notice to Tenant or Landlord given by the other, or to Tenant given by a Lessor or Mortgagee (which fifteen (15) day period is not subject to any notice and cure periods otherwise provided in this Lease), Tenant or Landlord, as the case may be, shall, without charge, execute, acknowledge and deliver a statement in writing addressed to such party as Tenant, Landlord, Lessor or Mortgagee, as the case may be, may designate, in form satisfactory to Tenant, Landlord, Lessor or Mortgagee, as the case may be, certifying all or any of the following: (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified and stating the modifications); (ii) whether the Term has commenced and Fixed Rent and Additional Rent have become payable hereunder and, if so, the dates to which they have been paid; (iii) whether or not, to the knowledge of the signer of such certificate, Landlord is in default in performance of any of the terms of this Lease and, if so, specifying each such event of default of which the signer may have knowledge; (iv) whether Tenant has accepted possession of the Premises; (v) whether Tenant has made any claim against Landlord under this Lease and, if so, the nature thereof and the dollar amount, if any, of such claim; and (vi) that, to the knowledge of Tenant, there are no proceedings pending or threatened against Tenant before or by any court or administrative agency which, if adversely decided, would materially and adversely affect the financial condition or operations of Tenant or, if any such proceedings are pending or threatened to the knowledge of Tenant, specifying and describing the same; and (viii) such further information with respect to this Lease or the Premises as Landlord may reasonably request or Lessor or Mortgagee may require; it being intended that any such statement delivered pursuant hereto may be relied upon by any prospective purchaser of the Real Property or any part thereof or of the interest of Landlord in any part thereof, by any Mortgagee or prospective Mortgagee, by any Lessor or prospective Lessor, by any tenant or prospective tenant of the Real Property or any part thereof, or by any prospective assignee of any Mortgage or by any assignee of Tenant.

Section 10.4. In the event of a default by Landlord under this Lease which would give Tenant the right, immediately or after the lapse of a period of time, to cancel or terminate this Lease or to claim a partial or total eviction, or in the event of any other act or omission of Landlord which would give Tenant the right to cancel or terminate this Lease, Tenant shall not exercise such right until Tenant has given written notice of such default, act or omission to the Lessor or Mortgagee and the Lessor or Mortgagee has failed to cure the default, act or omission giving rise to the cancellation or termination within the time period as Landlord may be entitled to under this Lease plus a reasonable additional period, not to exceed sixty (60) days; provided, however, in the case of a non-monetary default, if such non-monetary default cannot be cured within such time period or cannot be cured until after the Lessor or Mortgagee obtains possession of the Real Property, then, provided the Lessor or Mortgagee gives Tenant written notice of its intention to obtain possession and remedy such act or omission and promptly commences such cure or commences proceedings under the Superior Lease or Mortgage and thereafter diligently prosecutes such cure to completion, such cure period shall be extended as necessary to enable the Lessor or Mortgagee to effectuate such cure.

Section 10.5. Landlord represents that as of the date of this Lease there is no Superior Lease or Mortgage affecting the Real Property.

ARTICLE 11

RULES AND REGULATIONS

Section 11.1. Tenant and Persons Within Tenant’s Control shall comply with the Rules and Regulations. Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or the terms, covenants or conditions in any other lease against any other tenant, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its employees, agents, visitors or licensees. Landlord shall not discriminate against Tenant in enforcing the Rules and Regulations. In case of any conflict or inconsistency between the provisions of this Lease and of any of the Rules and Regulations as originally or as hereafter adopted, the provisions of this Lease shall control.

ARTICLE 12

INSURANCE, PROPERTY LOSS OR DAMAGE; REIMBURSEMENT

Section 12.1.

(A)       Except as expressly provided in this Lease, Landlord and Landlord’s agents shall not be liable for any damage to any of Tenant’s Property or for interruption of Tenant’s business, however caused, including but not limited to damage caused by other tenants or persons in the Building. Except as set forth in Article 21, Landlord shall not be liable for any latent defect in the Premises or in the Building. The foregoing is not intended to relieve Landlord from liability from any actual damages suffered by Tenant directly resulting from the negligence or willful misconduct of Landlord, its agents, employees or contractors, subject to the provisions of Sections 12.6 and 39.10.

(B)       If at any time any windows of the Premises are temporarily closed, darkened or covered for any reason, including Landlord’s own acts, or if any such windows are permanently closed, darkened or covered by reason of any Requirements, Landlord shall not be liable for any damage Tenant may sustain thereby, and except as expressly provided in this Lease, Tenant shall not be entitled to any compensation therefor nor abatement of Fixed Rent or any other item of Rental, nor shall the same release Tenant from Tenant’s obligations hereunder nor constitute an eviction.

(C)       Tenant shall give notice to Landlord promptly after Tenant learns of any accident, emergency, occurrence for which Landlord might be liable, fire or other casualty and all damages to or defects in the Premises or the Building for the repair of which Landlord might be responsible or which constitutes Landlord’s property.

Section 12.2. Tenant shall not do or permit to be done any act or thing in or upon the Premises which will invalidate or be in conflict with the terms of the New York State standard policies of fire insurance and liability (hereinafter referred to as “Building Insurance”); and Tenant, at Tenant’s own expense, shall comply with all rules, orders, regulations and requirements of all insurance boards, and shall not do or permit anything to be done in or upon the Premises or bring or keep anything therein or use the Premises in a manner which increases the rate of premium for any of the Building Insurance over the rate in effect at the commencement of the Term of this Lease.

Section 12.3.      If by reason of any failure of Tenant to comply with the provisions of this Lease, the rate of premium for Building Insurance or other insurance on the property and equipment of Landlord shall increase, Tenant shall reimburse Landlord for that part of the insurance premiums thereafter paid by Landlord which shall have been charged because of such failure by Tenant. Tenant shall make said reimbursement with thirty (30) days after written request therefor by Landlord with evidence of Tenant’s failure and such rate increase.

Section 12.4.

(A)            Tenant, at Tenant’s sole cost and expense, shall obtain, maintain and keep in full force and effect during the Term commercial general liability insurance (without deductible) in a form approved in New York State (including broad form property damage coverages and coverage for contractual liability recognizing the indemnity provisions of this Lease and protecting the Indemnitees as required). The limits of liability shall be not less than Ten Million and 00/100 ($10,000,000.00) Dollars per occurrence, which amount may be satisfied with a primary commercial general liability policy of not less than One Million and 00/100 ($1,000,000.00) Dollars per occurrence and Two Million and 00/100 ($2,000,000.00) Dollars general aggregate, and an excess (or “Umbrella”) liability policy affording coverage, at least as broad as that afforded by the primary commercial general liability policy, in an amount not less than the difference between Five Million and 00/100 ($5,000,000.00) Dollars and the amount of the primary policy. Landlord, the Manager, any Lessors and any Mortgagees shall be included as additional insureds in said policies and shall be protected against all liability arising in connection with this Lease. All said policies of insurance shall be written as “occurrence” policies with general aggregate limit provided on a “per location” basis. Whenever, in Landlord’s reasonable judgment, good business practice and changing conditions indicate a need for additional amounts or different types of insurance coverage, Tenant shall, within sixty (60) days after Landlord’s request, and to the extent any such change or increase requested is consistent with industry standard for tenants occupying space of a similar size to the Premises and Landlord is requesting such coverage for all of its other tenants leasing similarly-sized space in Landlord’s Hudson Square portfolio, obtain such insurance coverage, at Tenant’s expense.

(B)            Tenant, at Tenant’s sole cost and expense, shall obtain, maintain and keep in full force and effect during the Term:

(i)            “Special Form” (formerly known as “All Risk”) insurance, with commercially reasonable deductibles, protecting and indemnifying Tenant against any and all damage to or loss of any Alterations and leasehold improvements, including any made by Landlord to prepare the Premises for Tenant’s occupancy, and Tenant’s Property. Such insurance shall not contain any exclusions for flood, mold/fungus or acts of terrorism or similar events. All said policies shall cover the full replacement value of all Alterations, leasehold improvements and Tenant’s Property;

(ii)            Workers’ compensation and occupational disease insurance, employee benefit insurance or any other insurance in the statutory amounts required by the laws of the State of New York with broad form all-states endorsement, and employer’s liability insurance with a limit of One Million and 00/100 ($1,000,000.00) Dollars for each accident; and

(iii)            Business interruption insurance (including “Extra Expense”) fully compensating for the amount of Fixed Rent, additional rent and other charges owed to Landlord by Tenant for a period of not less than twelve (12) months. The coverage shall be “All Risk” as stated in clause (i) above.

(C)            All policies of insurance shall be: (i) written as primary policy coverage and not contributing with or in excess of any coverage which Landlord or any Lessor may carry; and (ii) issued by reputable and independent insurance companies rated in Best’s Insurance Guide or any successor thereto (or, if there is none, an organization having a national reputation), as having a general policyholder rating of “A” and a financial rating of at least “13”, and which are licensed to do business in the State of New York. Tenant shall, not later than ten (10) Business Days prior to the Commencement Date, deliver to Landlord the policies of insurance and shall thereafter furnish to Landlord, prior to the expiration of any such policies and any renewal thereof, a new policy in lieu thereof. Tenant shall promptly send to Landlord a copy of all notices of cancellation or modification sent to Tenant by Tenant’s insurer.

(D)            Tenant shall pay all premiums and charges for all of said policies, and, if Tenant shall fail to make any payment when due or carry any such policy, Landlord may, after thirty (30) days’ written notice thereof, but shall not be obligated to, make such payment or carry such policy, and the amount paid by Landlord, with interest thereon (at the Applicable Rate), shall be repaid to Landlord by Tenant within (30) days’ after written demand therefor, and all such amounts so repayable, together with such interest, shall be deemed to constitute Additional Rent hereunder. Payment by Landlord of any such premium, or the carrying by Landlord of any such policy, shall not be deemed to waive or release the default of Tenant with respect thereto.

Section 12.5.      Landlord shall maintain and keep in full force and effect, with reputable insurance companies licensed to do business in the State of New York, commercial general liability insurance and “all risk” insurance on the Building, all containing such coverages and exclusions, and in such amounts, as maintained by prudent owners of other buildings comparable to, and located in the Midtown South, Hudson Square or Tribeca submarkets of Manhattan.

Section 12.6.

(A)            Landlord shall cause each policy carried by Landlord insuring the Building against loss, damage or destruction by fire or other casualty, and Tenant shall cause each insurance policy carried by Tenant and insuring the Premises and Tenant’s Alterations, leasehold improvements and Tenant’s Property against loss, damage or destruction by fire or other casualty, to be written in a manner so as to provide that the insurance company waives all rights of recovery by way of subrogation against Landlord, Tenant and any tenant of space in the Building in connection with any loss or damage covered by any such policy. Neither party shall be liable to the other for the amount of such loss or damage which is in excess of the applicable deductible, if any, caused by fire or any of the risks enumerated in its policies, provided that such waiver was obtainable at the time of such loss or damage. However, if such waiver cannot be obtained, or shall be obtainable only by the payment of an additional premium charge above that which is charged by companies carrying such insurance without such waiver of subrogation, then the party undertaking to obtain such waiver shall notify the other party of such fact and such other party shall have a period of ten (10) days after the giving of such notice to agree in writing to pay such additional premium if such policy is obtainable at additional cost (in the case of Tenant, pro rata in proportion of Tenant’s rentable area to the total rentable area covered by such insurance); and if such other party does not so agree or the waiver shall not be obtainable, then the provisions of this Section 12.6 shall be null and void as to the risks covered by such policy for so long as either such waiver cannot be obtained or the party in whose favor a waiver of subrogation is desired shall refuse to pay the additional premium. If the release of either Landlord or Tenant, as set forth in the second sentence of this Section 12.6, shall contravene any law with respect to exculpatory agreements, the liability of the party in question shall be deemed not released, but no action or rights shall be sought or enforced against such party unless and until all rights and remedies against the other’s insurer are exhausted and the other party shall be unable to collect such insurance proceeds.

(B)            The waiver of subrogation referred to in Section 12.6(A) above shall extend to the agents and employees of each party (including, as to Landlord, the Manager), but only if and to the extent that such waiver can be obtained without additional charge (unless such party shall pay such charge). Nothing contained in this Section 12.6 shall be deemed to relieve either party from any duty imposed elsewhere in this Lease to repair, restore and rebuild.

ARTICLE 13

DESTRUCTION BY FIRE OR OTHER CAUSE

Section 13.1.      If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. Landlord shall, subject to the provisions of Sections 13.2 and 13.3 below, proceed with reasonable diligence to repair or cause to be repaired such damage at its expense, but in no event shall Landlord be obligated to repair any damage to or to restore any of Tenant’s leasehold improvements or Alterations, whether initially installed by Landlord or Tenant. For the avoidance of doubt, however, Landlord’s restoration obligations shall include the following items in the Premises: the floor slabs, columns, ceilings, radiators, mechanical equipment rooms, exterior windows, roof and Building Systems and Landlord’s Post-Delivery Work, including, without limitation, the Exclusive Elevators. Tenant shall repair and restore in accordance with Article 6 and with reasonable dispatch all leasehold improvements and Alterations made by or for Tenant in the Premises. If the Premises, or any part thereof (other than the Terrace), shall be rendered untenantable by reason of such damage and such damage shall not be due to the fault of Tenant or Persons Within Tenant’s Control, then the Fixed Rent and the Escalation Rent hereunder, or an amount thereof apportioned according to the area of the Premises so rendered untenantable (if less than the entire Premises shall be so rendered untenantable), shall be abated for the period from the date of such damage to the earlier of (i) the date which is 120 days after the repair of such damage shall have been Substantially Completed and (ii) the date upon which Tenant reoccupies the Premises for the conduct of its business. Notwithstanding any provisions contained in this Lease to the contrary, there shall be no abatement with respect to any portion of the Premises which has not been so damaged and which is accessible unless otherwise rendered unusable for the conduct of Tenant’s business as a result of damage to any critical paths or closets necessary for the operation of the Premises, including communications closets and other Tenant’s systems or Building Systems. Landlord’s determination of the date when the Premises are tenantable shall be controlling unless Tenant disputes the same by notice to Landlord given within thirty (30) days after such determination by Landlord, and pending resolution of such dispute, Tenant shall commence the payment of the Fixed Rent and the Escalation Rent that had been abated, as of the date specified by Landlord. Each of Tenant and Landlord covenants and agrees to reasonably cooperate with the other (and in the case of Tenant, any Lessor or any Mortgagee) in each party’s efforts to collect insurance proceeds (including rent insurance proceeds) payable to such parties.

Section 13.2.      Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from damage from fire or other casualty or the repair thereof. Tenant understands that Landlord, in reliance upon Section 12.4, will not carry insurance of any kind on Tenant’s Property, Tenant’s Alterations and on leasehold improvements, and that Landlord shall not be obligated to repair any damage thereto or replace the same. In the event of a partial or total destruction of the Premises, Tenant shall as if necessary and as soon as practicable remove any and all of Tenant’s Property from the Premises or the portion thereof destroyed, as the case may be, and if Tenant does not promptly so remove Tenant’s Property, Landlord may discard the same after giving Tenant ten (10) Business Days prior notice of the same or may remove Tenant’s Property to a public warehouse for deposit until such restoration shall have been completed or, in the case this Lease is terminated in accordance herewith, Landlord may retain the same in its own possession and at its discretion may sell the same at either public auction or private sale, the proceeds of which shall be applied first to the expenses of removal, storage and sale, second to any sums owed by Tenant to Landlord, with any balance remaining to be paid to Tenant; if the expenses of such removal, storage and sale shall exceed the proceeds of any sale, Tenant shall pay such excess to Landlord within thirty (30) days after written demand.

Section 13.3.

(A)            Notwithstanding anything to the contrary contained in Sections 13.1 and 13.2 above, in the event that:

(i)            at least one-third of the rentable square feet of the Building shall be damaged by fire or other casualty so that substantial alteration or reconstruction of the Building shall, in Landlord’s sole opinion, be required (whether or not the Premises shall have been damaged by fire or other casualty and without regard to the structural integrity of the Building), provided that Landlord shall also be terminating all other office leases in the Building; or

(ii)            the Premises shall be totally or substantially damaged or shall be rendered wholly or substantially untenantable (and at least 150,000 of the rentable square feet of the Building other than the Premises shall also have been totally or substantially damaged or shall be rendered wholly or substantially untenantable); or

(iii)            there shall be any damage to the Premises within the last year of the Term wherein the cost of repair exceeds an amount equal to six (6) monthly installments of Fixed Rent,

then Landlord may, in its sole and absolute discretion, in the circumstances described in clauses (i) – (iii) above and Tenant may, in its sole and absolute discretion, in the circumstances described in clause (iii) above or if the Premises shall be totally or substantially damaged or shall be rendered wholly or substantially untenantable, terminate this Lease and the term and estate hereby granted, by notifying the other party in writing of such termination within one hundred twenty (120) days after the date of such damage. In the event that such a notice of termination shall be given, then this Lease and the term and estate hereby granted shall expire as of the date of termination stated in said notice with the same effect as if that were the Fixed Expiration Date, and the Fixed Rent and Escalation Rent hereunder shall be apportioned as of such date.

(B)            Notwithstanding anything to the contrary contained in this Section 13.3, Landlord shall deliver to Tenant within sixty (60) days after the date of any casualty an estimate prepared by a reputable contractor selected by Landlord setting forth such contractor’s estimate as to the time reasonably required to repair such damage. If the period to repair set forth in any such estimate exceeds twelve (12) months from the date of such casualty, Tenant may elect to terminate this Lease by notice to Landlord given not later than thirty (30) days following Tenant’s receipt of such estimate. If Tenant exercises such election, this Lease and the term and estate hereby granted shall expire as of the 60th day after notice of such election given by Tenant with the same effect as if that were the Fixed Expiration Date, and the Fixed Rent and Escalation Rent hereunder shall be apportioned as of such date. If (i) Tenant shall not have exercised its right to terminate this Lease pursuant to this Section 13.3(B), but the damage shall not have been repaired by the date set forth in such estimate (subject to extension due to Unavoidable Delay), or (ii) the period to repair in such estimate is twelve (12) months or less, but the damage shall not have been repaired within twelve (12) months after the date of the casualty (subject to extension due to Unavoidable Delay), Tenant may elect to terminate this Lease by notice to Landlord given not later than thirty (30) days following the period set forth in such estimate for completion (where the same exceeds twelve (12) months in the circumstances contemplated in clause (i) or following such twelve (12) month period (where the period set forth in such estimate for completion was twelve (12) months or less, in the circumstances contemplated in clause (ii)), unless prior to the giving of such notice, Landlord shall have Substantially Completed such repair.

Section 13.4.      Except as may be provided in Section 12.6, nothing herein contained shall relieve Tenant from any liability to Landlord or to Landlord’s insurers in connection with any damage to the Premises or the Building by fire or other casualty if Tenant shall be legally liable in such respect.

Section 13.5.      This Lease shall be considered an express agreement governing any case of damage to or destruction of the Building or any part thereof by fire or other casualty, and Section 227 of the Real Property Law of the State of New York providing for such a contingency in the absence of express agreement and any other law of like import now or hereafter in force, shall have no application in such case.

ARTICLE 14

EMINENT DOMAIN

Section 14.1.      If the whole of the Real Property, the Building or the Premises is acquired or condemned for any public or quasi-public use or purpose, this Lease and the Term shall end as of the date of the vesting of title with the same effect as if said date were the Fixed Expiration Date. If only a part of the Real Property and not the entire Premises is so acquired or condemned then, (1) except as hereinafter provided in this Section 14.1, this Lease and the Term shall continue in effect but, if a part of the Premises is included in the part of the Real Property so acquired or condemned, from and after the date of the vesting of title, the Fixed Rent and Tenant’s Share shall be reduced in the proportion which the area of the part of the Premises so acquired or condemned bears to the total area of the Premises immediately prior to such acquisition or condemnation; (2) whether or not the Premises are affected thereby, Landlord, at Landlord’s option, may give to Tenant, within sixty (60) days next following the date upon which Landlord receives notice of vesting of title, a sixty (60) day notice of termination of this Lease provided Landlord shall then be terminating all leases and tenancies in the Building; and (3) if the part of the Real Property so acquired or condemned contains more than ten (10%) percent of the total area of the Premises immediately prior to such acquisition or condemnation, or if, by reason of such acquisition or condemnation, Tenant no longer has reasonable access to the Premises (excluding the Terrace), Tenant, at Tenant’s option, may give to Landlord, within sixty (60) days next following the date upon which Tenant receives notice of vesting of title, a sixty (60) day notice of termination of this Lease. If any such sixty (60) day notice of termination is given, by Landlord or Tenant, this Lease and the Term shall come to an end and expire upon the expiration of said sixty (60) days with the same effect as if the date of expiration of said sixty (60) days were the Fixed Expiration Date. If a part of the Premises is so acquired or condemned and this Lease and the Term are not terminated pursuant to the foregoing provisions of this Section 14.1, Landlord, at Landlord’s cost and expense, shall restore that part of the Premises not so acquired or condemned to a self-contained rental unit, exclusive of Tenant’s Alterations, Tenant’s leasehold improvements and Tenant’s Property. In the event of any termination of this Lease and the Term pursuant to the provisions of this Section 14.1, the Fixed Rent shall be apportioned as of the date of sooner termination and any prepaid portion of the Fixed Rent or Escalation Rent for any period after such date shall be refunded by Landlord to Tenant.

Section 14.2.      In the event of any such acquisition or condemnation of all or any part of the Real Property, Landlord shall be entitled to receive the entire award for any such acquisition or condemnation. Tenant shall have no claim against Landlord or the condemning authority for the value of any unexpired portion of the Term and Tenant hereby expressly assigns to Landlord all of its right in and to any such award. Nothing contained in this Section 14.2 shall be deemed to prevent Tenant from making a separate claim in any condemnation proceedings for the value of any Tenant’s Property included in such taking, and for any moving expenses, so long as Landlord’s award is not reduced thereby.

Section 14.3.      If the whole or any part of the Premises is acquired or condemned temporarily during the Term for any public or quasi-public use or purpose, Tenant shall give prompt notice thereof to Landlord and the Term shall not be reduced or affected in any way and Tenant shall continue to pay in full all items of Rental payable by Tenant hereunder without reduction or abatement, and Tenant shall be entitled to receive for itself any award or payments for such use, provided, however, that if the acquisition or condemnation is for a period extending beyond the Term, such award or payment shall be apportioned between Landlord and Tenant as of the Expiration Date; provided further that the amount of any award or payment allowed or retained for restoration of the Premises shall remain the property of Landlord if this Lease expires prior to the restoration of the Premises.

ARTICLE 15

ASSIGNMENT, SUBLETTING, MORTGAGE, ETC.

Section 15.1.      Except as otherwise provided in this Article 15, Tenant shall not (a) assign this Lease (whether by operation of law, transfers of interests in Tenant or otherwise); or (b) mortgage or encumber Tenant’s interest in this Lease, in whole or in part; or (c) sublet, or permit the subletting of, the Premises or any part thereof; or (d) permit the Premises or any part thereof to be occupied or used for desk space, mailing privileges or otherwise by any person other than Tenant.

Section 15.2.      If Tenant’s interest in this Lease shall be assigned in violation of the provisions of this Article 15, such assignment shall be invalid and of no force and effect against Landlord; provided, however, that Landlord may collect an amount equal to the then Fixed Rent plus any other item of Rental from the assignee as a fee for its use and occupancy. If the Premises or any part thereof are sublet to, or occupied by, or used by, any person other than Tenant, whether or not in violation of this Article 15, Landlord, after default by Tenant under this Lease, may collect any item of Rental or other sums paid by the subtenant, user or occupant as a fee for its use and occupancy, and shall apply the net amount collected to the Fixed Rent and the items of Rental reserved in this Lease. No such assignment, subletting, occupancy, or use, whether with or without Landlord’s prior consent, nor any such collection or application of Rental or fee for use and occupancy, shall be deemed a waiver by Landlord of any term, covenant or condition of this Lease or the acceptance by Landlord of such assignee, subtenant, occupant or user as Tenant hereunder, nor shall the same, in any circumstances, relieve Tenant of any of its obligations under this Lease. The consent by Landlord to any assignment, subletting, occupancy or use shall not relieve Tenant from its obligation to obtain the express prior consent of Landlord to any further assignment, subletting, occupancy or use. Any person to which this Lease is assigned with Landlord’s consent shall be deemed without more to have assumed all of the obligations arising under this Lease from and after the date of such assignment and shall execute and deliver to Landlord, upon demand, an instrument confirming such assumption. Notwithstanding and subsequent to any assignment, Tenant’s primary liability hereunder shall continue notwithstanding (a) any subsequent amendment hereof, or (b) Landlord’s forbearance in enforcing against Tenant any obligation or liability, without notice to Tenant, to each of which Tenant hereby consents in advance. If any such amendment operates to increase the obligations of Tenant under this Lease, the liability under this Section 15.2 of the assigning Tenant shall continue to be no greater than if such amendment had not been made (unless such party shall have expressly consented in writing to such amendment).

Section 15.3.

(A)            For purposes of this Article 15, (i) the transfer of a majority of the issued and outstanding capital stock of any corporate tenant, or of a corporate subtenant, or the transfer of a majority of the total interest in any partnership tenant or subtenant, or the transfer of control in any general or limited liability partnership tenant or subtenant, or the transfer of a majority of the issued and outstanding membership interests in a limited liability company tenant or subtenant, however accomplished, whether in a single transaction or in a series of related or unrelated transactions, involving the tenant, subtenant and/or its parent (including, without limitation, and by way of example only, the transfer of a majority of the outstanding capital stock of a company, which company owns 100% of a second tier company, which in turn owns 51% of the outstanding capital stock of a corporate tenant hereunder), shall be deemed an assignment of this Lease, or of such sublease, as the case may be, except that an initial public or secondary offering or the transfer of the outstanding capital stock of any corporate tenant, subtenant or parent, shall be deemed not to include the sale of such stock by persons or parties, other than those deemed “affiliates” of Tenant within the meaning of Rule 144 promulgated under the Securities Act of 1933, as amended, through the “over-the-counter market” or through any recognized stock exchange, (ii) any increase in the amount of issued and/or outstanding capital stock of any corporate tenant, or of a corporate subtenant, or such tenant’s or subtenant’s parent, or of the issued and outstanding membership interests in a limited liability company tenant or subtenant, or such tenant’s or subtenant’s parent, and/or the creation of one or more additional classes of capital stock of any corporate tenant or any corporate subtenant, or such tenant’s or subtenant’s parent, in a single transaction or a series of related or unrelated transactions involving the tenant, subtenant and/or its parent, resulting in a change in the legal or beneficial ownership of such tenant, subtenant or parent so that the shareholders or members of such tenant, subtenant or parent existing immediately prior to such transaction or series of transactions shall no longer own a majority of the issued and outstanding capital stock or membership interests of such entity, shall be deemed an assignment of this Lease, (iii) an agreement by any other person or entity, directly or indirectly, to assume Tenant’s obligations under this Lease shall be deemed an assignment, (iv) any person or legal representative of Tenant, to whom Tenant’s interest under this Lease passes by operation of law, or otherwise, shall be bound by the provisions of this Article 15, (v) a modification, amendment or extension of a sublease shall be deemed a sublease, and (vi) the change or conversion of Tenant from an entity in which the partners or members have personal liability to a limited liability company, a limited liability partnership or any other entity which possesses the characteristics of limited liability shall be deemed an assignment. Tenant agrees to furnish to Landlord on reasonable request at any time such information as Landlord may reasonably request to evidence that neither Tenant, nor any previously permitted subtenant, has violated the provisions of this Article 15 if Landlord has reasonable cause to believe that such a transaction has occurred.

(B)            The provisions of clauses (a), (c) and (d) of Section 15.1, Section 15.3(A), Section 15.4(B), Section 15.4(C), Section 15.5 and Section 15.6 shall not apply to (and Landlord’s consent shall not be required for) (i) a change in ownership of Tenant as a result of a merger, consolidation or reorganization or the sale of substantially all of Tenant’s assets (provided such merger, consolidation, reorganization or transfer of assets is for a good business purpose and not principally for the purpose of transferring the leasehold estate created by this Lease, and provided further, that the assignee has a net worth at least equal to or in excess of the net worth of Tenant immediately prior to such transaction); (ii) the sale, exchange, issuance or other transfer of Tenant’s stock on a national stock exchange (including in connection with any initial public offering in a single or series of transactions); or (iii) the assignment of this Lease or sublease of all or any portion of the Premises to, or the use of the Premises by, an entity which controls, is controlled by or is under the common control of Tenant (each, a “Permitted Transfer” and such transferee, a “Permitted Transferee”). Tenant shall notify Landlord before any such transaction is consummated, unless such prior notice violates any securities laws or regulatory requirements or contractual confidentiality provision applicable to Tenant, in which event Tenant shall notify Landlord promptly after Tenant is permitted to do so.

(C)            The term “control” as used in this Lease (i) in the case of a corporation shall mean ownership of more than fifty (50%) percent of the outstanding capital stock of that corporation, (ii) in the case of a general or limited liability partnership, shall mean ownership of more than fifty (50%) percent of the general partnership or membership interests of the partnership, (iii) in the case of a limited partnership, shall mean ownership of more than fifty (50%) percent of the general partnership interests of such limited partnership, and (iv) in the case of a limited liability company, shall mean ownership of more than fifty (50%) percent of the membership interests of such limited liability company.

Section 15.4.

(A)            If Landlord shall not exercise its rights pursuant to Section 15.4(B), Landlord shall not unreasonably withhold or delay its consent to a proposed subletting of the Premises, or an assignment of this Lease, provided that in each such instance, the following requirements shall have been satisfied (if Tenant proposes a partial sublet, references in this Section 15.4 to the Premises shall, unless the context otherwise requires, refer to such portion):

(1)            in the case of a proposed subletting, the listing or advertising for subletting of the Premises shall not have included a proposed rental rate, provided, however, that Tenant may quote in writing directly to prospective subtenants the proposed rental rate;

(2)             no Event of Default shall have occurred and be continuing;

(3)           the proposed subtenant or assignee shall have a financial standing, be engaged in a business, and propose to use the Premises in a manner in keeping with the standards in such respects of the other tenancies in the Building;

(4)            the proposed subtenant or assignee shall not be (x) a Person with whom Landlord is then negotiating or discussing the leasing of comparably-sized space in the Building or any other building then owned by Landlord or its affiliates in the Hudson Square area; or (y) a tenant in or occupant of the Building or any other building then owned by Landlord or its affiliates in the Hudson Square area;

(5)            any subletting shall be expressly subject to all of the terms, covenants, conditions and obligations on Tenant’s part to be observed and performed under this Lease and, provided that any such assignee or subtenant shall then be in compliance with its obligations under this Lease, such assignee or subtenant shall have the same rights as Tenant to assign its sublease or sublet the subleased premises hereunder, provided further that Sections 15.5 and 15.6 of this Lease shall apply to any such transactions as if the further subletting or assignment of the sublease were a proposed subletting or assignment being made by Tenant under this Lease so that Landlord shall be entitled to receive all amounts described in such Sections;

(6)           the subleased premises shall be regular in shape and at no time shall there be more than three (3) occupants with separately demised space for each full floor, including Tenant, in the Premises, all of whom shall have direct access through existing public corridors to elevators, fire stairs and core rest rooms. In no event shall Tenant be permitted to sublet the Terrace (except to a subtenant of the entire 12th Floor);

(7)           Tenant shall reimburse Landlord on demand for any reasonable out of pocket costs that may be incurred by Landlord in connection with said assignment or sublease, including, without limitation, any processing fees, reasonable attorneys’ fees and disbursements, and the costs of making investigations as to the acceptability of the proposed assignee or subtenant;

(8)            any sublease shall expressly provide that in the event of termination, re-entry or dispossession of Tenant by Landlord under this Lease, Landlord may, at its option, take over all of the right, title and interest of Tenant as sublessor under such sublease, and such subtenant shall, at Landlord’s option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be (i) liable for any previous act or omission of Tenant under such sublease (other than to cure any default of a continuing nature), (ii) subject to any offset that theretofore accrued to such subtenant against Tenant, (iii) bound by any previous modification of such sublease or by any previous prepayment of more than one month’s rent unless previously approved by Landlord, (iv) bound by any covenant to undertake or complete or make payment to or on behalf of a subtenant with respect to any construction of the Premises or any portion thereof demised by such sublease and (v) bound by any obligations to make any other payment to or on behalf of the subtenant, except for services, repairs, maintenance and restoration provided for under the sublease to be performed after the date of such termination, reentry or dispossession by Landlord under this Lease and which Landlord is required to perform hereunder with respect to the subleased space at Landlord’s expense;

(9)            the nature of the occupancy of the proposed assignee or subtenant will not cause excessive demands on the Building;

(10)            the nature of the occupancy, the use and the manner of use of the Premises by the proposed subtenant or assignee shall not impose on Landlord any requirements of the ADA in excess of those requirements imposed on Landlord in the absence of such proposed subtenant or assignee or such occupancy, use or manner of use, unless such proposed subtenant or assignee shall have agreed to comply with each of such excess requirements and, at Landlord’s option, shall have furnished Landlord with such security as Landlord may require to assure that such subtenant or assignee shall so comply; and

(11)            Landlord and Tenant shall have agreed on the computation required under Section 15.5 or Section 15.6, as applicable.

(B)            Should Tenant desire to assign this Lease or sublet the Premises or any portion thereof, Tenant shall give written notice (the “Sublease or Assignment Statement”) thereof to Landlord specifying the financial and other material terms on which Tenant is willing to assign this Lease or sublet the Premises or the applicable portion thereof and the effective date of such assignment or subletting, which shall be no less than thirty (30) nor more than two hundred seventy (270) days after the date of Tenant’s notice to Landlord. Landlord shall have the right, exercisable within fifteen (15) Business Days after Landlord’s receipt of the Sublease or Assignment Statement, in the case of an assignment of this Lease or in the case of a proposed sublease for the entire, or substantially the entire, Premises for a term ending within one (1) year prior to the Expiration Date, to terminate this Lease. Subject to the other provisions of this Article 15, if Landlord shall notify Tenant within said fifteen (15) Business Day period of Landlord’s intention not to exercise its termination right pursuant to this Section 15.4(B) (or if Landlord shall be deemed not to have exercised such right, as set forth in this Section 15.4(B)), Tenant shall be free to consummate a subletting or assignment on the same material terms and conditions (i.e., an offer having financial terms with a net present value (when calculated in a manner consistent with the calculation of the proposed Rental rate), including the term thereof, of not more than ten (10%) percent more favorable to the subtenant or assignee than the financial terms set forth in the Sublease or Assignment Statement) set forth in the Sublease or Assignment Statement, subject to the terms and conditions of this Lease, including obtaining Landlord’s consent under paragraph (A) of this Section 15.4 upon Tenant obtaining an assignee or subtenant. If Tenant shall desire to modify the terms and conditions more than ten (10%) percent more favorable than the financial terms set forth in the Sublease or Assignment Statement, Tenant shall submit the revised Sublease or Assignment Statement to Landlord. Landlord shall have the right, exercisable within ten (10) Business Days after receipt of the revised Sublease or Assignment Statement to terminate this Lease in the circumstances set forth above. Subject to this Section 15.4(B), if Landlord shall notify Tenant within said ten (10) Business Day period of Landlord’s intention not to exercise its termination right pursuant to this Section 15.4(B) (or if Landlord shall be deemed not to have exercised such right, as set forth in this Section 15.4(B)), Tenant shall be free to consummate a subletting or assignment on the same material terms and conditions (i.e., an offer having financial terms with a net present value (when calculated in a manner consistent with the calculation of the proposed Rental rate), including the term thereof, of not more than ten (10%) percent more favorable to the subtenant or assignee than the financial terms set forth in the revised Sublease or Assignment Statement) set forth in the Sublease or Assignment Statement, subject to the terms and conditions of this Lease, including obtaining Landlord’s consent under paragraph (A) of this Section 15.4 upon Tenant’s obtaining an assignee or subtenant. If Tenant shall not enter into a sublease or assignment having the same material terms and conditions as defined above within 270 days after the delivery of the Sublease or Assignment Statement, then the provisions of this Section 15.4(B) shall again be applicable to any other proposed subletting or assignment. If Landlord shall fail to respond to Tenant within the specified time periods set forth above, Landlord shall be deemed to have waived its recapture right as to such proposed transaction, provided Tenant has sent Landlord a second request for approval containing the following language in bold print and Landlord shall again have failed to respond within the time period set forth therein: “THIS IS A SECOND REQUEST FOR A WAIVER OF RECAPTURE RIGHTS. IF LANDLORD DOES NOT RESPOND TO THIS REQUEST WITHIN FIVE (5) BUSINESS DAYS, LANDLORD’S WAIVER SHALL BE DEEMED GRANTED PURSUANT TO THE PROVISIONS OF THE LEASE.”

(C)            If Landlord shall not have exercised its termination right under Section 15.4(B) above (or if Landlord shall not have the right to exercise such termination right), then upon obtaining a proposed assignee or subtenant for all or a portion of the Premises, upon terms satisfactory to Tenant, Tenant shall submit to Landlord in writing (i) the name and business address of the proposed assignee or subtenant; (ii) in the case of a sublease, a description of the portion of the Premises to be sublet; (iii) an original counterpart of the proposed assignment or sublease and all related agreements; and (iv) the nature of the business and credit of the proposed assignee or subtenant (including its most recent financial statements, certified by an independent certified public accountant (“CPA”) if such financial statements are certified by a CPA (or, if not, certified by the chief financial officer of the proposed assignee or subtenant as being true and correct). Landlord shall respond to such request for approval within fifteen (15) Business Days after Landlord’s receipt of the foregoing documents and information. If Landlord shall fail to respond to Tenant within said period, Landlord shall be deemed to have approved such transaction, provided that Tenant have sent Landlord a second request for approval containing the following language in bold print and Landlord shall again have failed to respond within the time period set forth therein: “THIS IS A SECOND REQUEST FOR APPROVAL OF THE PROPOSED [ASSIGNMENT] OR [SUBLETTING]. IF LANDLORD DOES NOT RESPOND TO THIS REQUEST WITHIN FIVE (5) BUSINESS DAYS, LANDLORD’S APPROVAL SHALL BE DEEMED GRANTED PURSUANT TO THE PROVISIONS OF THE LEASE.”

Section 15.5.      If Tenant sublets any portion of the Premises to a Person in a transaction for which Landlord’s consent is required, Landlord shall be entitled to and Tenant shall pay to Landlord, as Additional Rent (the “Sublease Additional Rent”), a sum equal to fifty (50%) percent of the net amount that any rents, additional charges and other consideration payable under the sublease to Tenant by the subtenant is in excess of the Fixed Rent and Escalation Rent payable under this Lease accruing during the term of the sublease in respect of the subleased space (including, but not limited to, sums paid for the sale or rental of Tenant’s Property and Alterations less, in the case of a sale thereof, the then net unamortized or undepreciated cost thereof determined on the basis of Tenant’s federal income tax or federal information returns) and after first deducting from any rents, additional charges and other consideration payable under the sublease to Tenant the actual out-of-pocket expenses reasonably incurred by Tenant in connection with such sublease, on account of brokerage commissions, advertising expenses, legal fees, work contributions and the cost of work performed by Tenant to prepare the Premises for the subtenant’s occupancy, and other economic concessions granted by Tenant to the subtenant, all amortized over the term of the sublease. Such Sublease Additional Rent shall be payable as and when received by Tenant.

Section 15.6.      If Tenant shall assign this Lease to a Person in a transaction for which Landlord’s consent is required, Landlord shall be entitled to and Tenant shall pay to Landlord, as Additional Rent, an amount equal to fifty (50%) percent of the net amount of all sums and other consideration paid to Tenant by the assignee for or by reason of such assignment solely related to the Premises (including, but not limited to, sums paid for the sale or rental of Tenant’s Property and Alterations less, in the case of a sale thereof, the then net unamortized or undepreciated cost thereof determined on the basis of Tenant’s federal income tax or federal information returns) after first deducting from any sums and other consideration paid to Tenant by the assignee the actual out-of-pocket expenses reasonably incurred by Tenant in connection with such assignment, on account of brokerage commissions, advertising expenses, legal fees, work contributions and the cost of work performed by Tenant to prepare the Premises for the assignee’s occupancy and other economic concessions granted by Tenant to the assignee. Such Additional Rent shall be payable as and when received by Tenant from the assignee.

Section 15.7.      Landlord shall have no liability for brokerage commissions incurred with respect to any assignment of this Lease or any subletting of all or any part of the Premises by or on behalf of Tenant. Tenant shall pay, and shall indemnify and hold Landlord harmless from and against, any and all cost, expense (including reasonable attorneys’ fees and disbursements) and liability in connection with any compensation, commissions or charges claimed by any broker or agent with respect to any such assignment or subletting.

ARTICLE 16

ACCESS TO PREMISES

Section 16.1.

(A)            Tenant shall permit Landlord and public utilities servicing the Building to erect, use and maintain concealed ducts, pipes and conduits in and through the Premises provided that the same shall not reduce the usable area of the Premises beyond a de minimis amount nor adversely affect any Tenant installations in the Premises. Landlord or Landlord’s agents shall have the right to enter the Premises at all reasonable times upon (except in case of emergency, in which case Landlord shall use reasonable efforts to provide such notice as is possible under the circumstances) not less than 48 hours prior notice (which may be oral), accompanied by a representative of Tenant, and subject to the other applicable provisions of this Lease, to examine the same, to show the same to prospective purchasers, Mortgagees or lessees (but, in the case of prospective tenants of the Building, only during the last eighteen (18) months of the Term of this Lease) of the Building, or to make such repairs, alterations, improvements or additions (i) as may be required in connection with Landlord’s Post-Delivery Work, (ii) as Landlord may reasonably deem necessary to the Premises or to any other portion of the Building, or (iii) which Landlord may elect to perform after ten (10) days’ notice (except in an emergency when no notice shall be required, but in which case Landlord shall use reasonable efforts to provide such notice as is possible under the circumstances) following Tenant’s failure to make repairs or perform any work which Tenant is obligated to make or perform under this Lease, or (iv) for the purpose of complying with Requirements, and Landlord shall be allowed to take all material into and upon the Premises that may be required therefor (provided all such material shall be removed at the end of each day or placed in mechanical rooms or closets) without the same constituting an eviction or constructive eviction of Tenant in whole or in part and, except as expressly provided in this Lease, the Fixed Rent (and any other item of Rental) shall in no respect abate or be reduced by reason of said repairs, alterations, improvements or additions, wherever located, or while the same are being made, by reason of loss or interruption of business of Tenant, or otherwise. Landlord shall at its sole cost and expense promptly repair any damage caused to the Premises by such work, alterations, improvements or additions.

(B)            Any work performed or installations made pursuant to this Article 16 shall be made with reasonable diligence and otherwise pursuant to Section 7.3, including the provisions thereof relating to minimizing interference with Tenant’s business and the use of overtime labor.

Section 16.2.      If Tenant is not present when for any reason entry into the Premises may be necessary or permissible, Landlord or Landlord’s agents may enter the same without rendering Landlord or such agents liable therefor (if during such entry Landlord or Landlord’s agents accord reasonable care to Tenant’s Property), and without in any manner affecting this Lease.

Section 16.3.      Landlord also shall have the right at any time at its sole cost and expense, without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor, to change the arrangement or location of entrances or passageways but not access to that portion of the Premises located on the ground floor), doors and doorways, and corridors, elevators (but not the Exclusive Elevators or the elevator to the Terrace, if any), stairs, toilets or other public parts of the Building, provided any such change does not interfere with, or deprive Tenant of access to, the Building or the Premises substantially equivalent to its access as of the date hereof and does not affect the use of the Premises or first-class nature of the Building; to put so-called “solar film” or other energy-saving installations on the inside and outside of the windows; and to change the name, number or designation by which the Building is commonly known. All parts (except surfaces facing the interior of the Premises) of all walls, windows and doors bounding the Premises (including exterior Building walls, exterior core corridor walls, exterior doors and entrances), all balconies, terraces and roofs adjacent to the Premises, all space in or adjacent to the Premises used for shafts, stacks, stairways, chutes, pipes, conduits, ducts, fan rooms, heating, air cooling, plumbing and other mechanical facilities, service closets and other Building facilities are not part of the Premises, and Landlord shall have the use thereof, as well as access thereto through the Premises for the purposes of inspection, operation, maintenance, alteration and repair, subject in all cases to the terms of this Lease.

ARTICLE 17

CERTIFICATE OF OCCUPANCY

Section 17.1.      (A) The Certificate of Occupancy currently applicable to the Premises (annexed hereto as Schedule I) permits the tenth (10th) through twelfth (12th) floors of the Building to be used for office and factory purposes and the ground floor portion of the Premises to be used for stores and a restaurant. In order to permit the Premises to be improved for the Permitted Use, Tenant will furnish to Landlord the plans relating to the Initial Alterations to be installed by Tenant in the Premises and background drawings in CAD format (the “Tenant’s Plans”). In addition, Tenant will be required to file an “Alt 2” application with the New York City Buildings Department (the “Building Department”) in connection with the work contemplated by Tenant’s Plans. Landlord, at its expense, shall remedy any violations of Laws that would prevent Tenant from obtaining a building permit for the Initial Alterations. Tenant agrees that it will obtain all “sign offs” required in connection with such work, including all necessary “sign offs” relating to all fire and life safety systems required for the Premises to be used for the Permitted Use (the “Tenant’s ‘Alt 2’ Sign- Offs”), and Tenant shall furnish Landlord with copies thereof.

(B)            Landlord agrees that after it has approved the Tenant’s Plans in accordance with this Lease, it will promptly file an “Alt 1” application with the Building Department (or amend a previously filed “Alt 1” application) to permit the Premises to be used for the Permitted Use. Following the completion of the work contemplated by the “Alt 1” application, as it may be amended in the future, Landlord shall take all commercially reasonable action to obtain a permanent Certificate of Occupancy (a “C of O”) for the Building, or, if necessary on a temporary basis, a temporary Certificate of Occupancy (a “TCO”), to permit the Premises to be used for the Permitted Use. Landlord shall also request that the TCO or C of O permit the maximum number of Persons to occupy each floor of the Premises under applicable Law. Landlord shall, at its sole cost and expense, retain any expediter or other consultant to assure that Landlord obtains the TCO or C of O as expeditiously as possible. Landlord shall provide Tenant with periodic updates (or at any time upon the request of Tenant) of the status of the TCO or C of O.

(C)            In the event that Tenant has obtained Tenant’s “Alt 2” Sign-Offs, then, if any governmental action is taken or a proceeding is commenced (collectively, the “Proceeding”) by the City of New York or any agency thereof or any other Government Authority based on the fact that a TCO or a C of O has not been issued or a TCO has not been renewed, which Proceeding (x) imposes a penalty against Tenant, or (y) specifically prohibits Tenant from utilizing the Premises as offices, or (z) evicts Tenant from the Premises, then Tenant shall notify Landlord in writing of such fact and Landlord shall indemnify, hold harmless and defend Tenant against such Proceeding and all costs incurred by Tenant, including reasonable legal fees, and, in the event of a final judgment or administrative determination assessing a fine or penalty, Landlord shall pay such amount and all costs incurred by Tenant, including reasonable legal fees, and in the event that Tenant is actually evicted from the Premises as a result of the Proceeding or a final judgment or administrative determination evicting Tenant from the Premises or specifically prohibiting it from occupying the Premises is issued, Tenant shall receive an abatement of the Fixed Rent and the Escalation Rent payable under this Lease for the period during which Tenant is evicted or prohibited from using the Premises as offices because a TCO or C of O has not been issued, provided, however, that in no event shall Tenant be entitled to receive an abatement of rent for any period during which Tenant actually occupies or utilizes the Premises for the conduct of its business.

(D)            In the event that Tenant is entitled to an abatement of rent pursuant to the provisions of paragraph (C) above, then following the expiration of a six-month period during which rent is abated, either Landlord or Tenant may elect to terminate this Lease, and Tenant will vacate and surrender the Premises (such vacation to be in accordance with the provisions of this Lease relating to surrender at the expiration of the Term) on a date not earlier than the 10th day and not later than the 30th day following the date on which Landlord or Tenant notifies the other of its election to terminate this Lease. If neither Landlord nor Tenant shall exercise such right of termination, then this Lease shall remain in full force and effect.

(E)            The rights of indemnification, termination of this Lease, abatement, and reimbursement, as described in paragraphs (C) and (D) above, shall constitute Tenant’s sole remedies either pursuant to this Lease or otherwise relating to Tenant’s use of the Premises for the Permitted Use, and Landlord will not have any obligations under this Lease.

(F)            Once Landlord has obtained an amended Certificate of Occupancy permitting the Premises (other than the ground floor space and Terrace) to be used for office purposes, Tenant shall immediately discontinue any use of the Premises, which may, at any time, be claimed or declared by the City or State of New York or other Government Authority to be in violation of or contrary to such amended Certificate of Occupancy, or by reason of which any attempt may be made to penalize Landlord or require Landlord to secure any Certificate of Occupancy other than the amended Certificate of Occupancy obtained by Landlord.

(G)            Notwithstanding anything to the contrary in this Article 17, in the event that at any time during the Term Tenant intends to install the Kitchen, Landlord shall cooperate with Tenant and diligently, at Tenant’s expense, take commercially reasonable steps to promptly secure an Amended Certificate permitting such use, if same is required by Law.

ARTICLE 18

DEFAULT

Section 18.1.      Each of the following events shall be an “Event of Default” under this Lease:

(A)           if Tenant shall on any occasion default in the payment when due of any installment of Fixed Rent or in the payment when due of any other item of Rental and such default shall, in either case, continue for five (5) Business Days after Landlord shall have given Tenant written notice of such default; or

(B)           if Tenant shall fail more than two (2) times in any period of twelve consecutive months to make a payment when due of any Rental, and Landlord shall have given Tenant notice of such default after two (2) such occurrences; or

(C)            Intentionally Omitted; or

(D)            if the Premises shall be abandoned and Tenant shall fail to take reasonable precautions to safeguard the Premises; or

(E)           if Tenant’s interest in this Lease shall devolve upon or pass to any person, whether by dissolution, operation of law or otherwise, except as expressly permitted under Article 15 hereof; or

(F)      (1)      if Tenant shall voluntarily commence or institute any case, proceeding or other action (a) seeking relief on Tenant’s behalf as debtor, or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to Tenant or Tenant’s debts under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, or (b) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property; or

(2)          if Tenant shall make a general assignment for the benefit of creditors; or

(3)            if any case, proceeding or other action shall be commenced or instituted against Tenant (a) seeking to have an order for relief entered against Tenant as debtor or to adjudicate Tenant a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to Tenant or Tenant’s debts under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, or (b) seeking appointment of a receiver, trustee, custodian or other similar official for Tenant or for all or any substantial part of Tenant’s property, which either (i) results in any such entry of an order for relief, adjudication of bankruptcy or insolvency or such an appointment or the issuance or entry of any other order having a similar effect or (ii) remains undismissed for a period of ninety (90) days; or

(4)            if a trustee, receiver or other custodian shall be appointed for any substantial part of the assets of Tenant which appointment is not vacated or effectively stayed within ninety (90) days; or

(5)            if Tenant rejects this Lease in connection with any action or proceeding under the Bankruptcy Code; or

(G)            if Tenant shall default in the observance or performance of any other term, covenant or condition of this Lease on Tenant’s part to be observed or performed and Tenant shall fail to remedy such default within thirty (30) days after notice by Landlord to Tenant of such default, or if such default is of such a nature that it cannot with due diligence be completely remedied within said period of thirty (30) days and the continuation of which for the period required for cure will not subject Landlord to the risk of criminal liability or termination of any Superior Lease or foreclosure of any Mortgage, if Tenant shall not, (i) within said thirty (30) day period advise Landlord of Tenant’s intention duly to institute all steps necessary to remedy such situation, (ii) duly institute within said thirty (30) day period, and thereafter diligently and continuously prosecute to completion all steps necessary to remedy the same and (iii) complete such remedy within such time after the date of the giving of said notice by Landlord as shall reasonably be necessary.

Section 18.2.      If an Event of Default shall occur, Landlord may, at any time thereafter, at Landlord’s option, give written notice to Tenant stating that this Lease and the Term shall expire and terminate on the date specified in such notice, which date shall not be less than five (5) days after the giving of such notice, whereupon this Lease and the Term and all rights of Tenant under this Lease shall automatically expire and terminate as if the date specified in the notice given pursuant to this Section 18.2 were the Fixed Expiration Date and Tenant immediately shall quit and surrender the Premises, but Tenant shall remain liable for damages as provided herein or pursuant to law. Anything contained herein to the contrary notwithstanding, if such termination shall be stayed by order of any court having jurisdiction over any proceeding described in Section 18.1(F), or by federal or state statute, then, following the expiration of any such stay, or if the trustee appointed in any such proceeding, Tenant or Tenant as debtor-in-possession fails to assume Tenant’s obligations under this Lease within the period prescribed therefor by law or within one hundred twenty (120) days after entry of the order for relief or as may be allowed by the court, or if said trustee, Tenant or Tenant as debtor-in-possession shall fail to provide adequate protection of Landlord’s right, title and interest in and to the Premises or adequate assurance of the complete and continuous future performance of Tenant’s obligations under this Lease, Landlord, to the extent permitted by law or by leave of the court having jurisdiction over such proceeding, shall have the right, at its election, to terminate this Lease on fifteen (15) days’ notice to Tenant, Tenant as debtor-in-possession or said trustee and upon the expiration of said fifteen (15) day period if Tenant shall not have assumed Tenant’s obligation as required or continues to fail to provide adequate protection of Landlord’s right, this Lease shall cease and expire as aforesaid and Tenant, Tenant as debtor-in-possession or said trustee shall immediately quit and surrender the Premises as aforesaid.

Section 18.3.      If, at any time, (i) Tenant shall consist of two (2) or more persons, or (ii) Tenant’s obligations under this Lease shall have been guaranteed by any person other than Tenant, or (iii) Tenant’s interest in this Lease has been assigned, the word “Tenant” as used in Section 18.1(F), shall be deemed to mean any one or more of the persons primarily or secondarily liable for Tenant’s obligations under this Lease. Any monies received by Landlord from or on behalf of Tenant during the pendency of any proceeding of the types referred to in Section 18.1(F) shall be deemed paid as compensation for the use and occupancy of the Premises and the acceptance of any such compensation by Landlord shall not be deemed an acceptance of Rental or a waiver on the part of Landlord of any rights under Section 18.2.

ARTICLE 19

REMEDIES AND DAMAGES

Section 19.1.

(A)            If any Event of Default shall occur, or this Lease and the Term shall expire and come to an end as provided in Article 18:

(1)            Tenant shall quit and peacefully surrender the Premises to Landlord, and Landlord and its agents may immediately, or at any time after such Event of Default or after the date upon which this Lease and the Term shall expire and come to an end, re-enter the Premises or any part thereof, without notice, either by summary proceedings, or by any other applicable action or proceeding or otherwise (without being liable to indictment, prosecution or damages therefor), but excluding by force, and may repossess the Premises and dispossess Tenant and any other persons from the Premises by summary proceedings or otherwise (excluding by force) and remove any and all of their property and effects from the Premises (and Tenant shall remain liable for damages as provided herein or pursuant to law); and

(2)            Landlord, at Landlord’s option, may relet the whole or any part or parts of the Premises from time to time, either in the name of Landlord or otherwise, to such tenant or tenants, for such term or terms ending before, on or after the Fixed Expiration Date, at such rent or rentals and upon such other conditions, which may include concessions and free rent periods, as Landlord, in Landlord’s sole discretion, may determine; provided, however, that Landlord shall have no obligation to relet the Premises or any part thereof and shall in no event be liable for refusal or failure to relet the Premises or any part thereof, or, in the event of any such reletting, for refusal or failure to collect any rent due upon any such reletting, and no such refusal or failure shall operate to relieve Tenant of any liability under this Lease or otherwise affect any such liability, and Landlord, at Landlord’s option, may make such Alterations, in and to the Premises as Landlord, in Landlord’s sole discretion, shall consider advisable or necessary in connection with any such reletting or proposed reletting, without relieving Tenant of any liability under this Lease or otherwise affecting any such liability.

(B)            Tenant, on its own behalf and on behalf of all persons claiming through or under Tenant, including all creditors, does further hereby waive any and all rights that Tenant and all such persons might otherwise have under any present or future law to redeem the Premises, or to re-enter or repossess the Premises, or to restore the operation of this Lease, after (a) Tenant shall have been dispossessed by a judgment or by warrant of any court or judge, or (b) any re-entry by Landlord, or (c) any expiration or termination of this Lease and the Term, whether such dispossess, re-entry, expiration or termination is by operation of law or pursuant to the provisions of this Lease. The words “re-entry”, “re-enter” and “re-entered” as used in this Lease shall not be deemed to be restricted to their technical legal meanings. In the event of a breach or threatened breach by Tenant, or any persons claiming through or under Tenant, of any term, covenant or condition of this Lease, Landlord shall have the right to enjoin such breach and the right to invoke any other remedy allowed by law or in equity as if re-entry, summary proceedings and other special remedies were not provided in this Lease for such breach. The right to invoke the remedies hereinbefore set forth are cumulative and shall not preclude Landlord from invoking any other remedy allowed at law or in equity.

Section 19.2.

(A)            If this Lease and the Term shall expire and come to an end as provided in Article 18, or by or under any summary proceeding or any other action or proceeding, or if Landlord shall re-enter the Premises as provided in Section 19.1, or by or under any summary proceeding or any other action or proceeding, then, in any of said events:

(1)            Tenant shall pay to Landlord all Fixed Rent, Escalation Rent, other Additional Rent and other items of Rental payable under this Lease by Tenant to Landlord to the date upon which this Lease and the Term shall have expired and come to an end or to the date of re-entry upon the Premises by Landlord, as the case may be;

(2)            Tenant also shall be liable for and shall pay to Landlord, as damages, any deficiency (“Deficiency”) between the Rental for the period which otherwise would have constituted the unexpired portion of the Term and the net amount, if any, of rents collected under any reletting effected pursuant to the provisions of Section 19.1(A)(2) for any part of such period (after first deducting from the rents collected under any such reletting all of Landlord’s expenses in connection with the termination of this Lease, Landlord’s reentry upon the Premises and such reletting including, but not limited to, all repossession costs, brokerage commissions, reasonable attorneys’ fees and disbursements, alteration costs and other expenses of preparing the Premises for such reletting); any such Deficiency shall be paid in monthly installments by Tenant on the days specified in this Lease for payment of installments of Fixed Rent; Landlord shall be entitled to recover from Tenant each monthly Deficiency as the same shall arise, and no suit to collect the amount of the Deficiency for any month shall prejudice Landlord’s right to collect the Deficiency for any subsequent month by a similar proceeding; and

(3)            whether or not Landlord shall have collected any monthly Deficiency as aforesaid, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord, on demand, in lieu of any further Deficiency as and for liquidated and agreed final damages, a sum equal to the amount by which the unpaid Rental for the period which otherwise would have constituted the unexpired portion of the Term exceeds the then fair and reasonable rental value of the Premises for the same period, both discounted to present worth at the Base Rate; if, before presentation of proof of such liquidated damages to any court, commission or tribunal, the Premises, or any part thereof, are relet by Landlord for the period which otherwise would have constituted the unexpired portion of the Term, or any part thereof, the amount of rent reserved upon such reletting shall be deemed, prima facie, to the fair and reasonable rental value for the part or the whole of the Premises so relet during the term of the reletting.

(B)            If the Premises, or any part thereof, shall be relet together with other space in the Building, the rents collected or reserved under any such reletting and the expenses of any such reletting shall be equitably apportioned for the purposes of this Section 19.2. Tenant shall in no event be entitled to any rents collected or payable under any reletting, whether or not such rents exceed the Fixed Rent reserved in this Lease. Solely for the purposes of this Article 19, the term “Escalation Rent” as used in Section 19.2(A) shall mean the Escalation Rent in effect immediately prior to the Expiration Date, or the date of re-entry upon the Premises by Landlord, as the case may be, plus the scheduled Operating Expense Payment set forth in Schedule C. Nothing contained in Article 18 or this Article 19 shall be deemed to limit or preclude the recovery by Landlord from Tenant of the maximum amount allowed to be obtained as damages by any statute or rule of law, or of any sums or damages to which Landlord may be entitled in addition to the damages set forth in this Section 19.2.

ARTICLE 20

FEES AND EXPENSES

Section 20.1.      If (i) Tenant shall default under this Lease beyond any applicable notice or cure period, or (ii) Tenant does or permits any act or thing upon the Premises that would cause Landlord to be in default under any Superior Lease or Mortgage and Tenant does not cure such act or thing within thirty (30) days after written notice thereof, or (iii) Tenant fails to comply with its obligations under this Lease and the preservation of property or the safety of any tenant, occupant or other person is imminently threatened, Landlord may (1) perform the same for the account of Tenant, or (2) make any expenditure or incur any obligation for the payment of money in connection with any obligation owed to Landlord, including, but not limited to, reasonable attorneys’ fees and disbursements in instituting, prosecuting or defending any action or proceeding, and in either case the reasonable cost thereof, with interest thereon at the Applicable Rate, shall be deemed to be Additional Rent hereunder and shall be paid by Tenant to Landlord within thirty (30) days after rendition of any bill or statement to Tenant therefor. In addition, Tenant shall pay Landlord any reasonable attorneys’ fees and disbursements incurred by Landlord in connection with any proceeding in which the value for the use and occupancy of the Premises by Tenant is being determined (to the extent such proceeding results from a default by Tenant under this Lease).

Section 20.2.      If Tenant shall fail to pay any installment of Fixed Rent, Additional Rent or any other item of Rental for a period longer than five (5) days after the same shall have become due, Tenant shall pay to Landlord, in addition to such installment of Fixed Rent, Additional Rent or other item of Rental, as the case may be, as a late charge and as Additional Rent, a sum equal to three (3%) percent of the amount unpaid. Notwithstanding the foregoing, in the first three (3) instances during only the first two (2) years of the Term, no late charge shall be payable unless and until the applicable payment is not paid within five (5) Business Days after the date that Landlord gives Tenant notice that Tenant has failed to make such payment. If Tenant shall fail to pay any installment of Fixed Rent, Additional Rent or any other item of Rental for a period longer than thirty (30) days after the same shall have become due, Tenant shall pay to Landlord, in addition to such installment of Fixed Rent, Additional Rent or other item of Rental, as the case may be, and in addition to the late charge payable by Tenant pursuant to the preceding sentence, as a late charge and as Additional Rent, a sum equal to interest at the Applicable Rate on the amount unpaid. All late charges payable by Tenant hereunder shall be computed from the date such payment was due (without regard to any grace period set forth in this Section 20.2), to and including the date of payment.

ARTICLE 21

NO REPRESENTATIONS BY LANDLORD

Section 21.1.      Landlord and Landlord’s agents have made no representations, warranties or promises with respect to the Building, the Real Property or the Premises (including the Terrace), except as herein expressly set forth, and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth herein. Tenant shall accept possession of the Premises (including the Terrace), on the Commencement Date in the condition required on the Substantial Completion Date with Landlord’s Pre-Delivery Work Substantially Complete therein and otherwise is in its “as-is” condition. Except for (i) the completion of Landlord’s Post-Delivery Work and any Punchlist Items, (ii) any latent defects in Landlord’s Pre-Delivery Work or Landlord’s Post-Delivery Work of which Tenant shall have notified Landlord within nine (9) months following the Substantial Completion thereof, and (iii) the Terrace Elevator Work (as defined in Section 41.2), Landlord shall have no obligation to perform any other work or make any other installations in order to prepare the Premises for Tenant’s occupancy. The taking of occupancy of the whole or any part of the Premises by Tenant shall be conclusive evidence, as against Tenant, that Tenant accepts possession of the same and that the Premises and the Building were in good and satisfactory condition at the time such occupancy was so taken and that the Premises were substantially as shown hatched on Schedule A. The foregoing is not intended to relieve Landlord from its repair and compliance with Law obligations under this Lease.

ARTICLE 22

END OF TERM

Section 22.1.      Upon the expiration or earlier termination of this Lease, Tenant shall quit and surrender to Landlord the Premises, vacant, broom clean, in in its then “as-is” condition, ordinary wear and tear excepted, and Tenant shall remove all of Tenant’s Specialty Alterations as may be required pursuant to Article 6. Tenant shall also remove all of Tenant’s Property and all other personal property and personal effects of all persons claiming through or under Tenant, and shall pay the cost of repairing all damage to the Premises and the Real Property occasioned by such removal. Any Tenant’s Property or other personal property that remains in the Premises after the termination of this Lease shall be deemed to have been abandoned and either may be retained by Landlord as its property or may be disposed of in such manner as Landlord may see fit. If such Tenant’s Property or other personal property or any part thereof is sold, Landlord may receive and retain the proceeds of such sale as the property of Landlord. Any reasonable out of pocket expense incurred by Landlord in removing or disposing of such Tenant’s Property or other personal property or Alterations required to be removed as provided in Article 6, as well as the reasonable cost of repairing all damage to the Building or the Premises caused by such removal, shall be reimbursed to Landlord by Tenant, as Additional Rent, within thirty (30) days after written demand.

Section 22.2.      If the Fixed Expiration Date falls on a day which is not a Business Day, then Tenant’s obligations under Section 22.1 shall be performed on or prior to the immediately preceding Business Day.

Section 22.3.      If the Premises are not surrendered within ninety (90) days after the expiration or other termination of this Lease, Tenant agrees to reimburse Landlord for any actual and direct liability or expense resulting from delay by Tenant in so surrendering the Premises, including any payments or rent concessions that Landlord is required to grant to a succeeding tenant by reason of such delay. Landlord shall notify Tenant if Landlord enters into a lease with a third party for all or any part of the Premises. Landlord’s rights under this Section 22.3 are in addition to the holdover rental payable by Tenant under Section 22.4.

Section 22.4.      If Tenant shall remain in possession of the Premises after the Expiration Date, without the execution by both Tenant and Landlord of a new lease, Tenant, at the election of Landlord, shall be deemed to be occupying the Premises as a Tenant from month-to-month, at a monthly rental equal one hundred fifty (150%) percent of the Fixed Rent payable during the last month of the Term. If Tenant shall remain in possession of the Premises after the Expiration Date beyond thirty (30) days, then the monthly rental shall after such thirtieth (30th) day equal two hundred (200%) percent of the Fixed Rent payable during the last month of the Term, subject, for the entire period of such holdover, to all the other conditions, provisions and obligations of this Lease insofar as the same are applicable to a month-to-month tenancy, including the payment of Escalation Rent under Article 3 and Electricity Additional Rent under Article 4. The acceptance of any holdover rental paid by Tenant pursuant to this Section 22.4 shall not preclude Landlord from commencing and prosecuting a holdover or summary eviction proceeding.

Section 22.5.      Tenant expressly waives, for itself and for any person claiming through or under Tenant, any rights that Tenant or any such person may have under the provisions of Section 2201 of the New York Civil Practice Law and Rules and of any similar or successor law of like import then in force in connection with any holdover proceedings that Landlord may institute to enforce the provisions of this Article.

Section 22.6.      Tenant’s obligations under this Article shall survive the expiration or termination of this Lease.

ARTICLE 23

POSSESSION

Section 23.1.      Tenant acknowledges that Landlord does not anticipate obtaining possession of the Premises and commencing the performance of Landlord’s Pre-Delivery Work until December 1, 2014. If the existing tenant holds over, Landlord agrees that it shall diligently proceed using all good faith efforts, including summary possession and eviction proceedings, to remove the existing tenant from the Premises and shall not enter into any settlement as part of its litigation or otherwise that allows the existing tenant to remain in possession of the Premises for more than 30 days. Landlord shall commence Landlord’s Work in accordance with this Lease immediately following the vacatur of the existing tenant of the Premises. In the event Landlord shall not have obtained possession of the Premises and commenced to perform Landlord’s Pre-Delivery Work in accordance with this Lease on or prior to March 1, 2015 (the “Possession Date”), Tenant, as its sole and exclusive remedy for such delay, shall be entitled to an additional abatement of Fixed Rent equal to one (1) day for each day after March 1, 2015 until the Possession Date, which abatement shall be automatically applied to the next installment of Fixed Rent payable as of the Rent Commencement Date until fully applied.

ARTICLE 24

NO WAIVER

Section 24.1.      No act or thing done by Landlord or Landlord’s agents during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing signed by Landlord. No employee of Landlord or of Landlord’s agents shall have any power to accept the keys to the Premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord’s agents shall not operate as a termination of this Lease or a surrender of the Premises. If Tenant shall at any time desire to have Landlord sublet the Premises for Tenant’s account, Landlord or Landlord’s agents are authorized to receive the keys for such purpose without releasing Tenant from any of the obligations under this Lease, and Tenant hereby relieves Landlord of any liability for loss of or damage to any of Tenant’s effects in connection with such subletting.

Section 24.2.      The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease, or any of the Rules and Regulations, shall not prevent a subsequent act, which would have originally constituted a violation, from having all of the force and effect of an original violation. The receipt by Landlord of Fixed Rent, Additional Rent or any other item of Rental with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of the Rules and Regulations against Tenant or any other tenant in the Building shall not be deemed a waiver of any such Rules and Regulations. No provision of this Lease shall be deemed to have been waived by Landlord, unless such waiver shall be in writing and shall be signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the Rental then due and payable shall be deemed to be other than on account of the earliest item(s) of Rental, or as Landlord may elect to apply the same, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance due of the Rental or pursue any other remedy in this Lease provided. This Lease contains the entire agreement between the parties and all prior negotiations and agreements are merged herein. Any executory agreement hereafter made shall be ineffective to change, discharge or effect an abandonment of this Lease in whole or in part unless such executory agreement is in writing and signed by the party against whom enforcement of the change, discharge or abandonment is sought.

ARTICLE 25

WAIVER OF TRIAL BY JURY

Section 25.1.      Landlord and Tenant shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of them against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises, whether during or after the Term, or for the enforcement of any remedy under any statute, emergency or otherwise. If Landlord shall commence any summary proceeding against Tenant, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding (unless failure to impose such counterclaim would preclude Tenant from asserting in a separate action the claim which is the subject of such counterclaim), and will not seek to consolidate such proceeding with any other action which may have been or will be brought in any other court by Tenant or Landlord.

ARTICLE 26

INABILITY TO PERFORM

Section 26.1.      Except as expressly provided otherwise in this Lease, this Lease and the obligation of Tenant to pay Rental hereunder and Landlord’s or Tenant’s obligation to perform all of the other covenants and agreements hereunder on the part of Landlord or Tenant, as the case may be, to be performed shall in no way be affected, impaired or excused because the other party is unable to fulfill any of its obligations under this Lease, expressly or implicitly to be performed by such party, or because such party is unable to make or is delayed in making any repairs, additions, alterations, improvements or decorations, if prevented from or delayed in so doing by reason of acts of God, casualty, strikes or labor troubles (unless such strikes or labor troubles are solely against Landlord or Tenant or its affiliates or the Building and not on a wide spread basis), accident, acts of war, terrorism, bioterrorism (i.e., the release or threatened release of an airborne agent that may adversely affect the Building or its occupants), governmental preemption in connection with an emergency, Requirements, conditions of supply and demand which have been or are affected by war, terrorism, bioterrorism or other emergency, or any other cause whatsoever, whether similar or dissimilar to the foregoing, beyond such party’s reasonable control, other than lack of funds (“Unavoidable Delays”). Notwithstanding the foregoing, the provisions of Article 13 shall control in all cases where the Premises have been destroyed in whole or in part.

ARTICLE 27

BILLS AND NOTICES

Section 27.1.

(A)            Except as otherwise expressly provided in this Lease, any bills, statements, consents, notices, demands, requests or other communications given or required to be given under this Lease (“Notice(s)”) shall be in writing and shall be deemed sufficiently given or rendered if delivered by hand (against a signed receipt), by a recognized overnight courier service (with a signed receipt) or if deposited in a securely fastened, postage prepaid envelope in a depository that is regularly maintained by the U.S. Postal Service, sent by registered or certified mail (return receipt requested) and in any case addressed:

(a)            if to Tenant, prior to Tenant’s occupancy of the Premises for the conduct of its business, at Tenant’s address set forth on the first page of this Lease, Attention: Jesse Hertzberg and Peter Kyviakidis, and thereafter to the same notice parties at the Premises, in all cases, with a copy to Mintz Levin Cohn Ferris Glovsky and Popeo PC, 666 Third Avenue, New York, New York 10017, Attention: David M. Alin, Esq., or at any place where Tenant or any agent or employee of Tenant may be found if given subsequent to Tenant’s vacating, deserting, abandoning or surrendering such address;

(b)            if to Landlord, at Landlord’s address set forth in this Lease, Attention: Executive Vice President, with simultaneous copies to each of:

(i)    Trinity Real Estate

75 Varick Street, 2nd Floor

New York, New York 10013

Attention: General Counsel

(ii)   Loeb & Loeb LLP

345 Park Avenue

New York, New York 10154

Attention: Kenneth W. Sold, Esq.,

and

(iii)	any Mortgagee or Lessor who may have requested the same, by Notice given in accordance with the provisions of this Article 27, at the address designated by such Mortgagee or Lessor.

Landlord or Tenant may designate new address(es) by notice given to the other in accordance with the provisions of this Article 27.

(B)            Notices shall be deemed to have been rendered or given (i) on the Business Day delivered, if delivered by hand or by recognized overnight courier service, prior to 5:00 p.m. of such Business Day, or if delivered on a day other than a Business Day or after 5:00 p.m. on any day, then on the next Business Day following such delivery, or (ii) three (3) Business Days after the date mailed, if mailed as provided in Section 27.1(A). Notice given by counsel for either party on behalf of such party or by the Manager on behalf of Landlord shall be deemed valid notices if addressed and sent in accordance with the provisions of this Article.

Section 27.2.      Notwithstanding the provisions of Section 27.1, (i) Notices requesting services for Overtime Periods pursuant to Article 28 may be given by delivery to the Building superintendent or any other person in the Building designated by Landlord to receive such Notices and (ii) Landlord’s Statements or bills may be rendered by delivering them to Tenant at the Premises without the necessity of a receipt, and without providing a copy of Landlord’s Statements or bills to any other party. At the end of the Term, Tenant shall advise Landlord of Tenant’s forwarding address.

ARTICLE 28

SERVICES AND EQUIPMENT

Section 28.1.      Except as set forth in Section 28.1(A) or as otherwise noted below, Landlord shall, at Landlord’s expense, provide the services described in this Article 28. Except to the extent otherwise expressly provided in this Lease, Landlord shall provide such services in accordance with the operational standard set forth in the first sentence of Section 7.3(A) of this Lease:

(A)          Subject to the provisions of Section 38.2, Tenant shall obtain elevator service to the Premises through the two existing freight elevator cars depicted in Schedule A-1 within the ground floor portion of the Premises, which Landlord shall convert to two automated passenger cars as part of Landlord’s Post-Delivery Work (the “Exclusive Elevators”). Landlord shall assign to Tenant any warranty obtained by Landlord in respect of the Exclusive Elevators and shall cooperate with Tenant to enforce such warranty. Without limiting Tenant’s obligations under Articles 7 or 9, but subject to Landlord’s obligations in Section 7.3(B), from and after the Substantial Completion of Landlord’s Post-Delivery Work, Tenant, at its expense, shall be responsible for the repair, maintenance and replacement of the Exclusive Elevators and shall procure an annual maintenance and service contract with a contractor reasonably approved by Landlord, provided that Tenant shall engage Landlord’s elevator consultant or the Building elevator contractor at competitive market rates for the testing and filings in compliance with Government Authorities and any applicable Laws. Tenant shall, upon Landlord’s request, forward evidence of such contract and annual renewals. Tenant shall also be responsible for obtaining all required permits and inspections under any applicable Laws with respect to the Exclusive Elevators. Tenant acknowledges that its employees and invitees may only access the Premises through the entrance to the ground floor portion of the Premises and by the use of the Exclusive Elevators. For the avoidance of doubt, Tenant’s employees and invitees may not use the Building lobby and the passenger elevators serving the rest of the Building to access the Premises; provided that, in the event the Premises or any portion thereof is subleased in accordance with this Lease, Landlord shall reasonably cooperate with Tenant and permit use of the Building lobby and the passenger elevators serving the Building generally to access the Premises or any subleased portions thereof, subject to Landlord’s approval of such Alterations to be made by Tenant, at its expense, in accordance with this Lease to modify any such ingress or egress of any subleased portions of the Premises, the Building and the Building Systems, which, notwithstanding anything to the contrary contained in this Lease, shall not be unreasonably withheld, conditioned or delayed, provided that, at the end of such sublease, Tenant shall restore the Premises, the Building and the Building Systems to the condition existing prior to such Alterations.

(B)           Provide non-exclusive access to the Building’s freight elevator(s) and loading dock serving the Premises during the Term (including during construction of the Initial Alterations) on call on a “first come, first served” basis on Business Days during Operating Hours without additional charge to Tenant; and on a reservation, “first come, first served” basis from 6:00 p.m. to 8:00 a.m. on Business Days and at any time on days other than Business Days (such periods, hereinafter “Overtime Periods”), with a minimum block of four (4) consecutive hours to be reserved during such Overtime Periods at Landlord’s Building-standard rate (which Landlord represents is currently $165.00 per hour), which amounts shall be payable to Landlord as Additional Rent within thirty (30) days after written notice thereof. As an accommodation to Tenant, Landlord shall not increase such hourly rate for the first two (2) years of the Term. In lieu of so-called free freight elevator usage for Tenant’s initial move into the Premises, Landlord shall grant Tenant a credit in the amount of $3,960 against the installment of Fixed Rent due on the Rent Commencement Date.

(C)           Furnish sufficient steam heat to the 10th - 12th floors for the comfortable occupancy of such portions of the Premises through perimeter radiators. The Building’s heating system will be so operated by Landlord during the cold season on Business Days during Operating Hours, and, upon the request of Tenant pursuant to Section 28.2, during Overtime Periods at Landlord’s customary charge therefor (which Landlord represents is currently $175 per hour) which amounts shall be payable to Landlord as Additional Rent within thirty (30) days after written notice thereof. As an accommodation to Tenant, Landlord shall not increase such hourly rate for the first two (2) years of the Term. The locations of the existing steam risers are identified in Schedule L-3 annexed hereto. Landlord, throughout the Term, shall have free access to all mechanical installations of Landlord, including but not limited to machine rooms and electrical closets, and Tenant shall not construct or place partitions, furniture or other obstructions that may unreasonably interfere with Landlord’s free access thereto or the proper functioning of the Building Systems, or unreasonably interfere with the moving of Landlord’s equipment to and from the enclosures containing said installations. Neither Tenant nor its agents, employees or contractors shall at any time enter the said enclosures or tamper with, adjust, touch or otherwise in any manner affect such mechanical installations. Tenant acknowledges that Landlord shall have no obligation to provide heat to the ground floor portion of the Premises and Tenant, pursuant to the provisions of Article 6, shall install such equipment as Tenant requires to heat such portion of the Premises.

(D)           (i) Air-conditioning shall be provided to the 10th - 12th floors by Tenant’s AC System installed by Tenant. Any supplemental air-conditioning units or system installed by or on behalf of Tenant in accordance with the terms and conditions of this Lease (each, a “Supplemental AC System”) shall be sized for maximum efficiency and shall have an air-cooled energy efficiency rating of not less than 11. Subject to compliance with the provisions of Article 6 and Article 41, Tenant may locate Tenant’s Supplemental AC System on the Terrace. Tenant, at its sole cost and expense, shall procure and maintain any permits required by Government Authorities with respect to Tenant’s AC system (including the AC Units, the cooling tower and any Supplemental AC System), and Tenant shall operate the same in compliance therewith and in compliance with all Rules and Regulations which Landlord may prescribe. In furtherance of the foregoing, Tenant’s AC System and the Supplemental AC System must be equipped with an automatic shutdown device connected to the Building’s fire alarm system. Tenant acknowledges that, in addition to Tenant’s AC System serving the 10th-12th floors, Tenant, pursuant to the provisions of Article 6, shall install such equipment that Tenant requires to cool the ground floor portion of the Premises. Any such equipment installed by Tenant shall be included in the term “Tenant’s AC System” for purposes of Tenant’s maintenance and repair obligations and the payment of electricity to operate such equipment. Landlord shall not charge any connection or tap-in fee for Tenant’s Supplemental AC System.

(ii)            Throughout the Term, Tenant, at its sole cost and expense, shall procure and maintain an annual maintenance and service contract for the maintenance and repair of all heating equipment serving the ground floor, Tenant’s AC System (including the AC Units, the cooling tower and any Supplemental AC System now or hereafter serving the Premises), providing for inspections and/or service at least twice a year, to be renewed each year throughout the Term of this Lease with an air-conditioning contractor, reasonably approved by Landlord. Tenant shall furnish evidence of such service contracts not later than thirty (30) days after installation and evidence of renewals thereof promptly after procuring the same.

(iii)            Tenant shall, at its sole cost and expense, perform any and all necessary repairs to, and cause any and all replacements of, all heating equipment serving the ground floor, and Tenant’s AC System (including the AC Units, the cooling tower and any Supplemental AC System now or hereafter serving the Premises). Subject to Section 6.1(C), Tenant’s AC System, any Supplemental AC System(s), and any replacements thereof, shall be surrendered to Landlord on the Expiration Date in their condition as of the Commencement Date or the date the same was put into service, as applicable, reasonable wear and tear excepted.

(iv)            All electricity used in connection with the operation of Tenant’s AC System and any Supplemental AC System shall be supplied by Landlord upon, and subject to, all of the terms, covenants and conditions contained in Article 4 hereof.

(E)           Furnish cold water for ordinary lavatory and drinking and office cleaning purposes to the 10th - 12th floors. If Tenant uses or consumes water for any other purposes (including the Kitchen) or in unusual quantities, Landlord may, at Tenant’s expense, install a water meter or require Tenant to install the same. In addition, Landlord shall, at Tenant’s expense, install a cooling tower “make up” meter to measure the make up water used in the operation of the Cooling Tower. Landlord shall thereafter maintain the meters in good working order at Tenant’s expense and Tenant shall pay for water consumed as shown on said meters as Additional Rent as and when bills are rendered at 105% of Landlord’s metered cost therefor. Tenant shall pay the New York City sewer rents, charges or any other tax apportioned to Tenant’s metered consumption of water at the Premises. The apportionment of the sewer rent to the Premises shall be made in accord with the measurement or apportionment of water consumed at the Premises as provided herein. The sewer rents shall be billed with the water charges and shall constitute Additional Rent. If Tenant shall default in making such payments, Landlord shall have all remedies available to it for the collection of Fixed Rent hereunder. Tenant acknowledges that Landlord shall not be obligated to furnish water to the ground floor portion of the Premises.

(F)      (i)      Landlord, at Landlord’s expense, shall cause the 10th – 12th floors, excluding any portions thereof used as security areas or use for the storage, preparation, service or consumption of food or beverages (including the Kitchen), if any, to be cleaned on Business Days substantially in accordance with the cleaning specifications annexed to this Lease as Schedule H. If, however, any additional cleaning of the Premises is to be done by Tenant, including to the ground floor portion of the Premises and to the interior and exterior glass and metal of the storefront (in both cases, which shall be Tenant’s obligation), it shall be done at Tenant’s sole expense, in a manner reasonably satisfactory to Landlord and no one other than persons approved by Landlord shall be permitted to enter the Premises or the Building for such purpose or perform such cleaning, except that Tenant may clean the Kitchen with its own employees. Tenant shall cause the exterior glass of the storefront to be cleaned in such reasonable frequency consistent with other ground floor retail businesses visible from the street in the Hudson Square area. Tenant shall pay to Landlord the reasonable cost of removal of any of Tenant’s refuse and rubbish from the Premises and the Building (x) to the extent that the same, in any one day, exceeds the average daily amount of refuse and rubbish usually attendant upon the use of such Premises as offices, as described and included in Landlord’s cleaning contract for the Building or recommended by Landlord’s cleaning contractor, and (y) related to or deriving from the preparation or consumption of food or drink. Bills for the same shall be rendered by Landlord to Tenant within thirty (30) days of the performance of such services and shall be due and payable as Additional Rent within thirty (30) days after the time rendered. Tenant shall cause all portions of the Premises used for the storage, preparation, service or consumption of food or beverages to be cleaned daily in a manner reasonably satisfactory to Landlord, and to be treated against infestation by vermin, rodents or roaches, whenever there is evidence of any infestation. Tenant shall not permit any person to enter the Premises or the Building for the purpose of providing such extermination services, unless such persons have been approved by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed). Tenant acknowledges that Landlord shall not be obligated to provide cleaning service to the ground floor portion of the Premises.

(ii)            In addition to the requirements of Section 28.1(F)(i), Tenant shall, at its sole cost and expense, comply with all Requirements with respect to the recycling or sorting of refuse and rubbish, and, without limiting the generality of the foregoing, (a) shall recycle spent products, including toner cartridges, copier drums and fluorescent tubes, and (b) shall provide facilities in the Premises for separate storage and recycling of each of the following: (x) paper products and cardboard, (y) aluminum, glass and plastic, and (z) food wastes and so-called “wet garbage”. Tenant shall, in Tenant’s discretion, participate in Landlord-sponsored training programs regarding recycling. Landlord reserves the right to refuse to collect or accept from Tenant any refuse or rubbish which is not separated and sorted as required and to require Tenant to arrange for such collection, at Tenant’s sole cost and expense, using a contractor reasonably satisfactory to Landlord.

(G)            If any “sprinkler system” installed in the Building or any of its appurtenances are damaged or injured or not in proper working order by reason of any act or omission of Tenant or of Persons Within Tenant’s Control, Tenant shall forthwith restore the same to good working condition at Tenant’s expense; and if the New York Board of Fire Underwriters or the New York Insurance Rating Organization or any Government Authority requires or recommends that any changes, modifications, alterations or additional sprinkler heads or other equipment be made or supplied by reason of Tenant’s particular business (as distinguished from the mere use of the Premises for offices), or the location of the partitions, trade fixtures, or other contents of the Premises, Landlord shall, at Tenant’s expense, promptly make and supply such changes, modifications, alterations, additional sprinkler heads or other equipment (pursuant to submission of necessary engineering plans and specifications for Landlord’s approval, not to be unreasonably withheld, conditioned or delayed). Notwithstanding anything in this Lease to the contrary and for the avoidance of doubt, Tenant shall not be responsible for repairing, or for paying the cost of repairing, any defects in the base Building sprinkler system.

(H)            Subject to compliance with Schedule K, Tenant shall have access to the Premises twenty-four (24) hours per day seven (7) days per week.

(I)            Without limiting the provisions of Schedule K, provide a security program with respect to ingress to and egress from the Building and the common areas of the Building, which security program shall include equipment and personnel for twenty-four (24) hours per day, seven (7) days per week electronic lobby access control, a lobby security guard station and visitor registration procedures.

(J)            So long as Landlord maintains a bicycle storage room in the Building for the general use of Building tenants, Tenant’s employees may store their bicycles in such bicycle storage room on a “first come, first served” basis, in accordance with Landlord’s rules and procedures with respect to such use applicable to all tenants in the Building generally.

Section 28.2.      (A) Landlord shall not be required to furnish freight elevator or heating services to the Premises during any Overtime Periods unless Landlord has received advance notice from Tenant requesting such services, which notice must be given by 2:00 p.m. on the Business Day for which such request shall be applicable or by 2:00 p.m. on the Business Day immediately preceding the non-Business Day for which such services are needed by Tenant. If Tenant shall fail to give Landlord such advance notice, then Landlord shall have no liability whatsoever to Tenant, for any annoyance or inconvenience, or any injury from interruption of Tenant’s business or otherwise, for so failing to furnish any such services during such Overtime Periods. Tenant shall pay Landlord its then current charges for such services during Overtime Periods as Additional Rent within thirty (30) days after presentation of a bill, and in the event of default of payment therefor, Landlord shall have all remedies available to it for the collection of Fixed Rent. Landlord’s Tenant Services Charges for 2014 are annexed to this Lease as Schedule O.

(B)            Landlord shall be entitled to refuse to furnish passenger or freight elevator service in connection with any sale at auction of Tenant’s fixtures, machinery, stock in trade and other property or a sale in any other manner of all or substantially all of such property unless Landlord shall have been given not less than two (2) days’ notice of the intention to hold the auction or other sale and unless Landlord shall be given an undertaking by a person, firm or corporation of satisfactory financial resources wherein Landlord shall be indemnified against (x) all reasonable expenses incurred by Landlord in connection with the removal by purchasers of any property sold to them at the auction or other sale, (y) all expenses for removal or storage of any property sold at the auction or other sale which is not removed by the purchaser within two (2) days following the sale, and (z) all expenses which Landlord may incur for the removal of property not sold and waste and rubbish from the Premises.

Section 28.3.      (A) Landlord reserves the right to temporarily stop the furnishing of the Building services and to stop service of the Building Systems, when necessary, by reason of accident, or emergency, or for Alterations in the reasonable judgment of Landlord is necessary to be made, until said Alterations shall have been completed; and Landlord shall have no responsibility or liability for failure to supply air-conditioning, ventilation, heat, elevator, plumbing, electric, or other services during said period or when prevented from so doing by strikes (not caused solely by Landlord or its affiliates at the Building), lockouts (not caused solely by Landlord or its affiliates at the Building), labor troubles (not caused solely by Landlord or its affiliates at the Building), difficulty of obtaining materials, accidents or by any cause beyond Landlord’s reasonable control, or by Requirements or failure of electricity, water, steam, coal, oil or other suitable fuel or power supply, or inability by exercise of commercially reasonable diligence to obtain electricity, water, steam, coal, oil or other suitable fuel or power. Except as expressly provided in this Lease, no diminution or abatement of rent or other compensation shall or will be claimed by Tenant as a result therefrom, nor shall this Lease or any of the obligations of Tenant be affected or reduced by reason of such interruption, curtailment or suspension, nor shall the same constitute an actual or constructive eviction. Without limiting events that may constitute “any cause beyond Landlord’s reasonable control,” the following are items which Landlord and Tenant agree that, to the extent not caused by any act or omission of Landlord or Indemnitees, are beyond Landlord’s reasonable control:

(i)            Lack of access to the Building or the Premises (which shall include, but not be limited to, the lack of access to the Building or the Premises when it or they are structurally sound but inaccessible due to evacuation of the surrounding area or damage to nearby structures or public areas);

(ii)           Any cause outside the Building;

(iii)          Reduced air quality or other contaminants within the Building that would adversely affect the Building or its occupants (including, but not limited to, the presence of biological or other airborne agents within the Building or the Premises);

(iv)          Disruption of mail and deliveries to the Building or the Premises resulting from a casualty;

(v)          Disruption of telephone and telecommunications services to the Building or the Premises resulting from a casualty; or

(vi)          Blockages of any windows, doors, or walkways to the Building or the Premises resulting from a casualty.

(B)            Notwithstanding anything to the contrary contained in this Lease, if, without the fault or neglect of Tenant or any Persons Within Tenant’s Control, the Premises or any portion thereof is rendered Unusable for a period of five (5) consecutive Business Days by reason of any access to the Premises or repairs performed by Landlord as permitted under this Lease, stoppage or interruption of (i) any Landlord’s services referred to in Section 28.1(A)-(D) above or (ii) electricity to the Premises, due, in any case referred to in the preceding clauses (i) and (ii), to Landlord’s repair or failure to repair any Building facilities and systems or electrical risers that Landlord is required under this Lease to repair, and for reasons other than Unavoidable Delays and after Tenant shall have given Landlord notice (which notice may be oral or written) of said event, then for the period commencing on the sixth (6th) consecutive Business Day that such portion of the Premises is Unusable and Tenant shall have given Landlord notice of the same, Fixed Rent and Escalation Rent shall be appropriately abated for so much of the Premises as shall be so Unusable. “Unusable” means that Tenant shall be unable to occupy, and shall not be occupying, the Premises or the applicable portion thereof for the normal conduct of its business. Nothing contained in this Section 28.3(B) shall be deemed to grant Tenant any rent abatement for an interruption or stoppage in electricity to the Premises arising by reason of any cause emanating from outside the Building (including a failure by the electric service provider to supply electricity to the Building). Further, nothing contained in this Section 28.3(B) is intended to, or shall be deemed to, make any event described in or contemplated by Article 13, Article 14, Article 26 or Section 28.3(A)(i)-(vi) a failure of Landlord to provide any of Landlord’s services.

Section 28.4.      Tenant agrees to reasonably cooperate with Landlord, and to abide by all requirements which Landlord may reasonably prescribe generally throughout the Building (at no material cost to Tenant), to ensure the most effective and energy-efficient operation of the Building, and for the proper protection and functioning of its Building Systems and the furnishing of the Building services. Tenant further agrees to reasonably cooperate with Landlord in any conservation effort pursuant to a program or procedure promulgated or recommended by the public utility serving the Building, or ASHRAE or any Requirements.

Section 28.5.      Other than the cleaning of the bathrooms located in the Premises as required and set forth in Schedule H, Landlord shall have no obligation to clean, repair, replace or maintain any “private” plumbing fixtures or facilities (i.e., plumbing fixtures and facilities other than those that would be the common toilets in a multi-tenant floor) or the rooms in which they are located.

Section 28.6.      To the extent Tenant installs the Kitchen, Tenant may utilize an existing gas line serving the Building but Landlord makes no representation regarding the adequacy of such gas line for Tenant’s purposes nor shall Landlord have any obligation to furnish gas service to Tenant, provided that Landlord shall cooperate with Tenant in any required relocation of such gas line if necessary. Tenant shall arrange to purchase directly from the provider furnishing gas to the Building the gas required to be consumed in the Premises for the operation of the Kitchen. Tenant shall pay all costs and expenses of obtaining gas directly from the provider furnishing gas to the Building, including the cost to install a separate gas meter to measure Tenant’s consumption. Tenant shall pay the bills rendered by such provider when due. Landlord shall reasonably cooperate without cost to Landlord in assisting Tenant to obtain gas service. Landlord shall not be liable or responsible to Tenant for any loss or damage or expense that Tenant may sustain or incur if either the quantity or character of gas is changed or is no longer available or suitable for Tenant’s requirements except to the extent resulting from the negligence or willful misconduct of Landlord, its employees, agents or contractors. Tenant agrees, at its own cost and expense, to keep the gas system serving the Kitchen in good working order during the Term, including the repair and maintenance of the meters.

Section 28.7.      Landlord shall provide Tenant, at no cost to Tenant, non-exclusive access to a shaftway in the Building from the Building’s point of entry for Tenant to install, at its sole cost and expense, conduits for the installation, removal, replacement, repair, maintenance and operation therein, of Tenant’s telecommunications lines and cables, including the Communications Equipment and installations related to any Generator, to the Premises. Such conduits and other installations shall be Alterations governed by the provisions of Article 6. If Tenant desires to use a service provider of telecommunications and/or data services that is not then providing service in the Building, such service provider shall be granted access to the Building, at Tenant’s sole cost and expense, subject to (x) Landlord’s reasonable approval and (y) the execution by such service provider of Landlord’s standard form of license agreement.

ARTICLE 29

PARTNERSHIP TENANT

Section 29.1.      If Tenant is a partnership, or is comprised of two (2) or more persons, individually or as co-partners of a partnership (any such partnership and such persons are referred to in this Article 29 as “Partnership Tenant”), or if Tenant’s interest in this Lease shall be assigned to a Partnership Tenant, the following provisions shall apply to such Partnership Tenant: (a) each of the parties comprising Partnership Tenant hereby consents in advance to, and agrees to be bound by (i) any written agreement that may hereafter be executed by Partnership Tenant or any successor entity, changing, extending or discharging this Lease, in whole or in part, or surrendering all or any part of the Premises to Landlord, and (ii) any Notices that may hereafter be given by Partnership Tenant or by any of the parties comprising Partnership Tenant; and (b) any Notices given or rendered to Partnership Tenant or to any of such parties shall be binding upon Partnership Tenant and all such parties.

ARTICLE 30

VAULT SPACE

Section 30.1.      Notwithstanding anything contained in this Lease or indicated on any sketch, blueprint or plan, any vaults, vault space or other space outside the boundaries of the Real Property are not included in the Premises. Landlord makes no representation as to the location of the boundaries of the Real Property. All vaults and vault space and all other space outside the boundaries of the Real Property which Tenant may be permitted to use or occupy are to be used or occupied under a revocable license, and if any such license is revoked, or if the amount of such space is diminished or required by any Government Authority or by any public utility company, such revocation, diminution or requisition shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Rental, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord. Any fee, tax or charge imposed by any Government Authority for any such vaults, vault space or other space occupied by Tenant shall be paid by Tenant.

ARTICLE 31

SIGNS

Section 31.1.      Tenant shall have the right to maintain identifying signage on the entrance doors to the Premises and in the elevator lobby on each floor of the Premises. Tenant may also install signage and banners in the windows in the ground floor portion of the Premises. Notwithstanding the foregoing, the location, size, materials, quality, design, color and lettering of any signs desired by Tenant (whether or not contemplated by the preceding sentence) shall be subject to the prior approval of Landlord (which shall not be unreasonably withheld) and shall be in compliance with the standards set forth in the Building’s Rules and Regulations and Building Rules and Regulations for Construction Work.

ARTICLE 32

BROKER

Section 32.1.      Landlord represents and warrants to Tenant that Landlord has not dealt with any broker, agent, finder or other Person in connection with this Lease other than the Broker. Tenant represents and warrants to Landlord that Tenant has not dealt with any broker, agent, finder or other Person in connection with this Lease other than the Broker. The execution and delivery of this Lease shall be conclusive evidence that the parties have relied upon the foregoing representation and warranty. Landlord and Tenant shall indemnify and hold harmless the other party from and against any and all claims for commission, fee or other compensation by any broker, agent, finder or other Person (other than the Broker with respect to Tenant’s indemnity to Landlord) who claims to have dealt with the indemnitor in connection with this Lease and for any and all costs incurred by the indemnitee in connection with such claims, including, without limitation, attorneys’ fees and disbursements. Landlord shall pay the Broker its commission pursuant to separate agreement. This provision shall survive the expiration or earlier termination of this Lease.

ARTICLE 33

INDEMNITY

Section 33.1.      Tenant shall not do or permit any act or thing to be done upon the Premises or the Real Property that may subject any Indemnitee to any liability or responsibility for injury, damage to persons or property or to any liability by reason of the existence or application of, compliance with or violation of any Requirement, but shall exercise such control over the Premises as to protect each Indemnitee against any such liability and responsibility as provided hereunder. Tenant shall indemnify and save harmless the Indemnitees to the extent provided hereunder from and against (a) all claims of whatever nature against the Indemnitees arising from any act, omission or negligence of Tenant or Persons Within Tenant’s Control, (b) all claims against the Indemnitees arising from any accident, injury or damage whatsoever caused to any person or to the property of any person and occurring in or about the Premises (including the Terrace) during the Term or during Tenant’s occupancy of the Premises, unless and to the extent caused by the act, omission or negligence of Landlord or its principals, officers and employees, (c) all claims against the Indemnitees arising from any accident, injury or damage occurring outside of the Premises but anywhere within or about the Real Property, where such accident, injury or damage results or is claimed to have resulted from an act, omission or negligence of Tenant or Persons Within Tenant’s Control, and (d) any breach, violation or non-performance of any covenant, condition or agreement contained in this Lease to be fulfilled, kept, observed and performed by Tenant. Landlord shall indemnify and save harmless Tenant or Persons Within Tenant’s Control to the extent provided hereunder from and against (i) all claims of whatever nature against the Tenant or Persons Within Tenant’s Control arising from any act, omission or negligence of Indemnitees, (ii) all claims against the Tenant or Persons Within Tenant’s Control arising from any accident, injury or damage occurring within or about the Real Property, where such accident, injury or damage results or is claimed to have resulted from an act, omission or negligence of the Indemnitees, and (iii) any breach, violation or non-performance of any covenant, condition or agreement contained in this Lease to be fulfilled, kept, observed and performed by Landlord. This indemnity and hold harmless agreement shall include indemnity from and against any and all actual out of pocket liability, fines, suits, demands, costs and expenses of any kind or nature (including, without limitation, reasonable attorneys’ fees and disbursements) incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof, and all reasonable actual out of pocket collection costs (including, without limitation, reasonable attorneys’ fees and disbursements) incurred by such party in enforcing this indemnity provision against the other.

Section 33.2.      If any claim, action or proceeding is made or brought against any Indemnitee, Tenant or Persons within Tenant’s Control, against which claim, action or proceeding the other party is obligated to indemnify pursuant to the terms of this Lease, then, upon demand by the Indemnitee, Tenant or Persons within Tenant’s Control, such other party, at its sole cost and expense, shall resist or defend such claim, action or proceeding in the Indemnitee’s, Tenant or Persons within Tenant’s Control’s name, as the case may be, if necessary, by such attorneys as such applicable party may reasonably select, including, without limitation, attorneys for such party’s insurer. The provisions of this Article 33 shall survive the expiration or earlier termination of this Lease.

ARTICLE 34

ADJACENT EXCAVATION; SHORING

Section 34.1.      If an excavation shall be made upon land adjacent to the Building, or shall be authorized to be made, Tenant shall, upon reasonable advance notice, afford to the person causing or authorized to cause such excavation, license to enter upon the Premises for the purpose of doing such work as said person shall deem necessary to preserve the walls of the Building from injury or damage and to support the same by proper foundations without any claim for eviction or constructive eviction, damages or indemnity against Landlord, or diminution or abatement of Rental, provided that Tenant continues to have access to the Premises.

ARTICLE 35

SECURITY DEPOSIT

Section 35.1.      Tenant has deposited with Landlord on the signing of this Lease the Security Deposit by Letter of Credit (as defined and further described in Section 35.2), as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this Lease. Tenant agrees that in the event of the occurrence of an Event of Default, Landlord may draw the entire amount of the Letter of Credit and use, apply or retain the whole or any part of such proceeds, to the extent required for the payment of any Fixed Rent, Escalation Rent, or any other sum as to which Tenant is in default, or for any sum that Landlord may expend or may be required to expend by reason of the default (including any damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord). If Landlord applies or retains any portion or all of the proceeds of the Letter of Credit, Tenant shall forthwith restore the amount so applied or retained by delivering an additional or new Letter of Credit so that, at all times, the amount of the Security Deposit shall be the amount set forth on the Reference Page. Provided there is no uncured default, any balance of the proceeds of the Letter of Credit held by Landlord and not used, applied or retained by Landlord as above provided, and any remaining Letter of Credit, shall be returned to Tenant after the Fixed Expiration Date and after delivery of possession of the entire Premises to Landlord in accordance with the terms of this Lease.

Section 35.2.      Tenant shall deliver to Landlord a clean, irrevocable and unconditional letter of credit (such letter of credit, and any replacement thereof as provided herein, is called a “Letter of Credit”) issued and drawn upon any commercial bank approved by Landlord with offices for banking purposes in the City of New York (“Issuing Bank”), which Letter of Credit shall have a term of not less than one year, be in form and content reasonably satisfactory to Landlord, be for the account of Landlord and be in the amount of the Security Deposit set forth in the Reference Page. Landlord hereby approves Bank of America, N.A. as the Issuing Bank as of the date of this Lease. The Issuing Bank shall have combined capital, surplus and undivided profits of at least $500 million and a financial strength rating of at least “A” and a long-term rating of at least “Aa”, as published by Moody’s Investors Services, Inc., or its successor (collectively, the “Issuing Bank Criteria”). If at any time during the Term, the Issuing Bank does not maintain the Issuing Bank Criteria, then Landlord may so notify Tenant and, unless Tenant delivers a replacement Letter of Credit from another bank meeting the Issuing Bank Criteria within 30 days after receipt of such notice, Landlord may draw the full amount of the Letter of Credit and hold the proceeds as a cash security deposit in accordance with all Laws. The Letter of Credit shall provide that:

(A)            The Issuing Bank shall pay to Landlord or its duly authorized representative an amount up to the face amount of the Letter of Credit upon presentation of the Letter of Credit and a sight draft in the amount to be drawn;

(B)            The Letter of Credit shall be deemed to be automatically renewed, without amendment, for consecutive periods of one year each during the Term, unless the Issuing Bank sends written notice (the “Non-Renewal Notice”) to Landlord by certified or registered mail, return receipt requested, at least forty-five (45) days prior to the expiration date of the Letter of Credit, to the effect that it elects not to have such Letter of Credit renewed;

(C)            The Letter of Credit delivered in respect of the last year of the Term shall have an expiration date of not earlier than sixty (60) days after the Fixed Expiration Date; and

(D)            The Letter of Credit shall be transferable by Landlord as provided in Section 35.4.

Section 35.3.      Landlord, after receipt of the Non-Renewal Notice and Tenant’s failure to renew or replace the Letter of Credit within twenty (20) days after Landlord’s receipt of the Non-Renewal Notice, shall have the right to draw the entire amount of the Letter of Credit and to hold the proceeds as a cash Security Deposit. Landlord shall release such proceeds to Tenant upon delivery to Landlord of a replacement Letter of Credit complying with the terms hereof.

Section 35.4.      In the event of the sale or lease of the Building or the Real Property, Landlord shall transfer the Security Deposit, without charge for such transfer, to the purchaser or lessee, and Landlord shall thereupon be released by Tenant from all liability for the return of such Security Deposit. In such event, Tenant agrees to look solely to the new Landlord for the return of said Security Deposit. It is agreed that the provisions hereof shall apply to every transfer or assignment made of the Security Deposit to a new Landlord. Tenant shall execute such documents as may be reasonably necessary to accomplish such transfer or assignment of the Letter of Credit.

Section 35.5.      Tenant covenants that it will not assign or encumber, or attempt to assign or encumber, the Security Deposit held hereunder, and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment, or attempted encumbrance. In the event that any bankruptcy, insolvency, reorganization or other debtor-creditor proceedings shall be instituted by or against Tenant, its successors or assigns, or any guarantor of Tenant hereunder, the security shall be deemed to be applied to the payment of the Fixed Rent and Additional Rent due Landlord for periods prior to the institution of such proceedings and the balance, if any, may be retained by Landlord in partial satisfaction of Landlord’s damages.

Section 35.6.      Provided that no Event of Default shall have occurred and be continuing, the Security Deposit shall be reduced to (i) the amount of $4,755,220 from and after the last day of the 43rd month following the Commencement Date, and (ii) $2,853,132 from and after the last day of the 79th month following the Commencement Date. Such reductions shall be effected by (x) Tenant exchanging a replacement Letter of Credit meeting the requirements of this Article 35 in the reduced amount for the existing Letter of Credit, or (y) the Issuing Bank delivering an amendment to the Letter of Credit reducing the amount thereof (but which does not otherwise amend or modify same), which Landlord shall promptly countersign or authorize in writing if required by the Issuing Bank.

ARTICLE 36

RENT REGULATION

Section 36.1.      If at any time or times during the Term of this Lease, the Rental reserved in this Lease is not fully collectible by reason of any Requirement, Tenant shall enter into such agreements and take such other steps (without additional expense to Tenant) as Landlord may request and as may be legally permissible to permit Landlord to collect the maximum rents that may from time to time during the continuance of such legal rent restriction be legally permissible (and not in excess of the amounts reserved under this Lease). Upon the termination of such legal rent restriction (a) the Rental shall become and thereafter be payable hereunder in accordance with the amounts reserved in this Lease for the remainder of the Term, and (b) Tenant shall pay to Landlord, if legally permissible, an amount equal to (i) the items of Rental that would have been paid pursuant to this Lease but for such legal rent restriction less (ii) the rents paid by Tenant to Landlord during the period or periods such legal rent restriction was in effect. This provision shall survive the expiration or earlier termination of this Lease to the maximum enforceable extent.

ARTICLE 37

COVENANT OF QUIET ENJOYMENT

Section 37.1.      Landlord covenants that, upon Tenant paying the Fixed Rent and Additional Rent and observing and performing all the terms, agreements, covenants, provisions and conditions of this Lease on Tenant’s part to be observed and performed, Tenant may peaceably and quietly enjoy the Premises, subject nevertheless to the terms and conditions of this Lease, and provided, however, that no eviction of Tenant by reason of the foreclosure of any Mortgage now or hereafter affecting the Premises or by reason of any termination of any Superior Lease to which this Lease is subject and subordinate, whether such termination is effected by operation of law, by agreement or otherwise, shall be construed as a breach of this covenant nor shall any action by reason thereof be brought against Landlord, and provided further that this covenant shall bind and be enforceable against Landlord or any successor to Landlord’s interest, subject to the terms hereof, only so long as Landlord or any successor to Landlord’s interest, is in possession and is collecting rent from Tenant but not thereafter.

ARTICLE 38

LANDLORD’S WORK

Section 38.1.      Landlord shall diligently and continuously perform to completion Landlord’s work as described in Schedule L-1 (“Landlord’s Pre-Delivery Work”) and Schedule L-2 (“Landlord’s Post-Delivery Work”), at its expense (except as otherwise set forth in Schedule L-1 and Schedule L-2), in a good and workmanlike manner, using first-class materials, and in accordance with all Requirements (Landlord’s Pre-Delivery Work and Landlord’s Post-Delivery Work, collectively, “Landlord’s Work”).

Section 38.2.      Landlord shall perform Landlord’s Post-Delivery Work in conjunction with the performance by Tenant of the Initial Alterations for the Premises and shall Substantially Complete Landlord’s Post-Delivery Work (other than the conversion of the two freight elevators and the Terrace Elevator Work, collectively, the “Elevator Work”) no later than the date Tenant substantially completes Tenant’s Initial Alterations, subject to extension by reason of a Tenant Delay. To the extent necessary, Tenant shall afford Landlord access to the Premises at all reasonable times to perform Landlord’s Post-Delivery Work without the same constituting a constructive eviction and with no abatement of Rental. Landlord shall perform Landlord’s Post-Delivery Work diligently and continuously and Landlord and Tenant shall take commercially reasonable steps to coordinate the performance of Landlord’s Post-Delivery Work and the performance by Tenant of the Initial Alterations so that neither party is delayed in the completion of its work. Notwithstanding the foregoing, to the extent that Landlord’s Post-Delivery Work (other than the Elevator Work) has not been Substantially Completed by the later of (x) the date that Tenant has completed its Initial Alterations and (y) the date which is nine (9) months after the Commencement Date (such later date, as the same may be extended by reason of Tenant Delay, “Landlord’s Post-Delivery Work Finish Date”), then Tenant, as its sole and exclusive remedy for such delay, shall be entitled to an additional abatement of Fixed Rent equal to one day of Fixed Rent for each day after Landlord’s Post-Delivery Work Finish Date that Landlord’s Post-Delivery Work (other than the Elevator Work) has not been Substantially Completed. To the extent that the Elevator Work (other than the Terrace Elevator Work) has not been Substantially Completed by the later of (a) the date that Tenant has completed its Initial Alterations, and (b) the date which is twelve (12) months after the Commencement Date (such later date, as the same may be extended by reason of Tenant Delay, “Landlord’s Elevator Work Outside Date”), then Tenant, as its sole and exclusive remedy (but not in limitation of Tenant’s remedy with respect to Landlord’s failure to Substantially Complete Landlord’s Post-Delivery Work (other than the Elevator Work) by Landlord’s Post-Delivery Work Finish Date) for such delay, shall be entitled to an additional abatement of Fixed Rent equal to one (1) day of Fixed Rent for each day after Landlord’s Elevator Work Outside Date that the Elevator Work (other than the Terrace Elevator Work) has not been Substantially Completed. In addition, if the Elevator Work (other than the Terrace Elevator Work) is not Substantially Completed by the date that Tenant has completed its Initial Alterations, Tenant, its employees and invitees, may use the passenger elevators in the Building to access the 10th-12th floors of the Premises until the Elevator Work (other than the Terrace Elevator Work) is Substantially Completed.

ARTICLE 39

MISCELLANEOUS

Section 39.1.      This Lease is presented for signature by Tenant and it is understood that this Lease shall not constitute an offer by or be binding upon Landlord unless and until Landlord shall have executed and delivered a fully executed copy of this Lease to Tenant. This Lease may be executed in one or more counterparts, each of which shall be deemed an original, but all of which when taken together will constitute one and the same instrument. The signature page of any counterpart of this Lease may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart of this Lease identical thereto except having an additional signature page executed by the other party to this Lease attached thereto. Any counterpart of this Lease may be delivered via facsimile, email or other electronic transmission, and shall be legally binding upon the parties hereto to the same extent as originals.

Section 39.2.      The obligations of Landlord under this Lease shall not be binding upon Landlord named herein after the sale, conveyance, assignment or transfer by such Landlord (or upon any subsequent landlord after the sale, conveyance, assignment or transfer by such subsequent landlord) of its interest in the Building or the Real Property, as the case may be, and in the event of any such sale, conveyance, assignment or transfer, Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord under this Lease thereafter arising, provided the transferee shall assume or be deemed to have assumed (either expressly or by operation of law), subject to the remaining provisions of this Section 39.2, all obligations of the Landlord under this Lease arising after the effective date of the transfer. No trustee, partner, shareholder, director, officer, employee, or principal, direct or indirect, of Landlord (collectively, the “Parties”) shall have any direct or personal liability for the performance of Landlord’s obligations under this Lease, and Tenant shall look solely to Landlord’s Equity (as hereinafter defined) in the Real Property to enforce Landlord’s obligations hereunder and shall not otherwise seek any damages against Landlord personally or any of the Parties whatsoever. “Landlord’s Equity” as used in the preceding sentence, shall mean the interest of Landlord in and to the Real Property and any insurance proceeds or proceeds from the sale of the Building. Tenant shall not look to any other property or assets of Landlord or any property or assets of any of the Parties in seeking either to enforce Landlord’s obligations under this Lease or to satisfy a judgment for Landlord’s failure to perform such obligations.

Section 39.3.      Notwithstanding anything contained in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated Fixed Rent, Escalation Rent, Additional Rent or Rental, shall constitute rent for the purposes of Section 502(b)(7) of the Bankruptcy Code.

Section 39.4.      Neither this Lease nor any memorandum of this Lease shall be recorded.

Section 39.5.      Except as otherwise expressly stated in this Lease, any consent or approval required to be obtained from Landlord may be granted by Landlord in its sole discretion. In any instance in which Landlord agrees not to act unreasonably, Tenant hereby waives any claim for damages against or liability of Landlord that Tenant may have based upon any assertion that Landlord has unreasonably withheld or unreasonably delayed any consent or approval requested by Tenant, and Tenant agrees that its sole remedy shall be an action or proceeding to enforce any related provision or for specific performance, injunction or declaratory judgment. If with respect to any required consent or approval Landlord is required by the express provisions of this Lease not to unreasonably withhold or delay its consent or approval, and if it is determined in any such proceeding referred to in the preceding sentence that Landlord acted unreasonably, the requested consent or approval shall be deemed to have been granted; however, Landlord shall have no liability whatsoever to Tenant for its refusal or failure to give such consent or approval. Tenant’s sole remedy for Landlord’s unreasonably withholding or delaying consent or approval shall be as provided in this Section 39.5 and in Section 39.21.

Section 39.6.

(A)            Tenant represents and warrants that to its actual knowledge (a) Tenant is (i) not currently identified on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation (collectively, the “List”), and (ii) not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States Laws, regulation, or Executive Order of the President of the United States, (b) none of the funds of Tenant have been derived from any unlawful activity with the result that the investment in Tenant is prohibited by Laws or that this Lease is in violation of Laws, and (c) Tenant has implemented procedures, and will consistently apply those procedures, to ensure that the foregoing representations and warranties remain true and correct at all times. The term “Embargoed Person” means any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in Tenant is prohibited by Laws or Tenant is in violation of Laws.

(B)          Tenant covenants and agrees (a) to comply with all Laws relating to money laundering, anti-terrorism, trade embargos and economic sanctions, now or hereafter in effect, (b) to immediately notify Landlord in writing if any of the representations, warranties or covenants set forth in this paragraph or the preceding paragraph are no longer true or have been breached or if Tenant has a reasonable basis to believe that they no may no longer be true or have been breached, (c) not to use funds from any “Prohibited Person” (as such term is defined in the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) to make any payment due to Landlord under this Lease and (d) at the request of Landlord, to provide such information as may be requested by Landlord to determine Tenant’s compliance with the terms hereof.

(C)            Tenant hereby acknowledges and agrees that Tenant’s inclusion on the List at any time during the Term shall be a material default of this Lease.

Section 39.7.      This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. If any words or phrases in this Lease are stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Lease shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this Lease and no implication or inference shall be drawn from the fact that such words or phrases were stricken out or otherwise eliminated.

Section 39.8.      Landlord shall make available to Tenant in any directory maintained in the Building from time to time (the “Directory”), Tenant’s Share of the total number of listings available, which listings may include subtenants occupying the Premises in accordance with the terms hereof. The initial listing shall be without charge to Tenant. From time to time, but not more frequently than once every six (6) months, Landlord shall revise any Directory then maintained to reflect such changes in the listings therein as Tenant may request, and Tenant within thirty (30) days after demand by Landlord shall pay to Landlord, as Additional Rent, Landlord’s administrative charge for each requested revision.

Section 39.9.      Notwithstanding anything to the contrary contained herein, in no event shall Landlord, the Parties, Tenant or any partner, shareholder, director, officer, employee or direct or indirect principal of Tenant, be liable for consequential or punitive damages under this Lease.

Section 39.10.      If any of the provisions of this Lease, or the application thereof to any person or circumstance, shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby and shall remain valid and enforceable, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

Section 39.11.      Landlord shall have the right to erect any gate, chain or other obstruction or to close off any portion of the Real Property to the public at any time to the extent necessary to prevent a dedication thereof for public use.

Section 39.12.      Tenant hereby represents to Landlord that it is not entitled, directly or indirectly, to diplomatic or sovereign immunity and Tenant agrees that in all disputes arising directly or indirectly out of this Lease Tenant shall be subject to service of process in, and the jurisdiction of the courts of, the State of New York. The provisions of this Section 39.12 shall survive the expiration of this Lease.

Section 39.13.      This Lease contains the entire agreement between the parties and all prior negotiations and agreements are merged into this Lease. This Lease may not be changed, abandoned or discharged, in whole or in part, nor may any of its provisions be waived except by a written agreement that (a) expressly refers to this Lease, (b) is executed by the party against whom enforcement of the change, abandonment, discharge or waiver is sought and (c) is permissible under the Mortgage(s) and the Superior Lease(s).

Section 39.14.      Any apportionment or prorations of Rental to be made under this Lease shall be computed on the basis of a three hundred sixty (360) day year, with twelve (12) months of thirty (30) days each.

Section 39.15.      This Lease shall be governed by the laws of the State of New York without regard to conflict of laws principles.

Section 39.16.      If Tenant is a corporation or a limited liability company or a limited liability partnership, each person executing this Lease on behalf of Tenant hereby covenants, represents and warrants that Tenant is a duly incorporated or duly qualified (if foreign) and is authorized to do business in the State of New York (a copy of evidence thereof to be supplied to Landlord upon request); and that each person executing this Lease on behalf of Tenant is an officer or member or partner of Tenant and that he or she is duly authorized to execute, acknowledge and deliver this Lease to Landlord (a copy of a resolution to that effect to be supplied to Landlord upon request).

If Landlord is a corporation or a limited liability company or a limited liability partnership, each person executing this Lease on behalf of Landlord hereby covenants, represents and warrants that Landlord is a duly incorporated or duly qualified (if foreign) and is authorized to do business in the State of New York; and that each person executing this Lease on behalf of Landlord is an officer or member or partner of Landlord and that he or she is duly authorized to execute, acknowledge and deliver this Lease to Tenant.

Section 39.17.      The captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease nor the intent of any provision thereof.

Section 39.18.      The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective legal representatives, successors, and, except as otherwise provided in this Lease, their assigns.

Section 39.19.      From and after the date of this Lease, Tenant and Persons Within Tenant’s Control shall maintain the terms and conditions of this Lease confidential and, without Landlord’s prior written consent, shall neither discuss nor disclose the terms and conditions of this Lease with any tenant or occupant of the Building or with any other person, other than (i) the Broker, (ii) the attorneys who are representing Tenant in connection with this Lease, (iii) Tenant’s accountants, agents (including any other brokers) and consultants and (iv) any proposed subtenant of the Premises or assignee of this Lease and only if and to the extent such other parties listed in clauses (i) to (iv) inclusive are informed by Tenant of the confidential nature of this Lease and shall agree to act in accordance with the provisions of this section, or (v) if required to do so to enforce the terms of this Lease, or as may otherwise be required to be disclosed by law or judicial process; provided that, if Tenant is required or requested by legal process to disclose the terms and conditions of this Lease, Tenant shall provide Landlord with prompt notice of such requirement or request and unless Landlord waives the confidentiality requirements of this Lease, Tenant shall reasonably cooperate with Landlord in obtaining an appropriate protective order regarding such disclosure. Tenant acknowledges that a breach or threatened breach of this section will cause irreparable injury and damage to Landlord, and, therefore, agrees that, in addition to any other remedies that may be available to Landlord, Landlord shall be entitled to an injunction and/or other equitable relief (without the requirement of posting a bond or other security) as a remedy for a breach or threatened breach of this section and to secure its enforcement.

Section 39.20.      For the purposes of this Lease and all agreements supplemental to this Lease, unless the context otherwise requires:

(A)            The words “herein”, “hereof’, “hereunder” and “hereby” and words of similar import shall be construed to refer to this Lease as a whole and not to any particular Article or Section unless expressly so stated.

(B)            Tenant’s obligations hereunder shall be construed in every instance as conditions as well as covenants, each separate and independent of any other terms of this Lease.

(C)            Reference to Landlord as having “no liability” or being “without liability” shall mean, except as otherwise expressly provided in this Lease, that Tenant shall not be entitled to terminate this Lease, or to claim actual or constructive eviction, partial or total, or to receive any abatement or diminution of rent, or to be relieved in any manner of any of its other obligations hereunder, or to be compensated for loss or injury suffered or to enforce any other right or liability whatsoever against Landlord under or with respect to this Lease or with respect to Tenant’s use or occupancy of the Premises.

(D)            Reference to “termination of this Lease” or “expiration of this Lease” and words of like import includes expiration or sooner termination of this Lease and the Term and the estate hereby granted or cancellation of this Lease pursuant to any of the provisions of this Lease or to law. Upon the termination of this Lease, the Term and estate granted by this Lease shall end at midnight on the date of termination as if such date were the Fixed Expiration Date, and neither party shall have any further obligation or liability to the other after such termination except (i) as shall be expressly provided for in this Lease, and (ii) for such obligations as by their nature under the circumstances can only be, or by the provisions of this Lease, may be, performed after such termination, and, in any event, unless expressly otherwise provided in this Lease, any liability for a payment (which shall be apportioned as of such termination) which shall have accrued to or with respect to any period ending at the time of termination shall survive the termination of this Lease.

(E)            Words and phrases used in the singular shall be deemed to include the plural and vice versa, and nouns and pronouns used in any particular gender shall be deemed to include any other gender.

(F)            The rule of “ejusdem generis” shall not be applicable to limit a general statement following or referable to an enumeration of specific matters to matters similar to the matters specifically mentioned.

Section 39.21.      If Tenant desires to determine any dispute between Landlord and Tenant as to the reasonableness of Landlord’s decision to refuse to consent to any Alterations in accordance with the provisions of Article 6 or to any subletting or assignment in accordance with the provisions of Article 15, such dispute shall be settled and finally determined by arbitration in The City of New York in accordance with the following provisions of this Section. Within ten (10) Business Days following the giving of any notice by one party to the other stating that it wishes such dispute to be so determined, Landlord and Tenant shall each give notice to the other setting forth the name and address of an arbitrator designated by the party giving such notice. If either party shall fail to give notice of such designation within said ten (10) Business Days, then the arbitrator chosen by the other side shall make the determination alone. The two arbitrators shall designate a third arbitrator. If the two arbitrators shall fail to agree upon the designation of a third arbitrator within five (5) Business Days after the designation of the second arbitrator, then either party may apply to the Supreme Court of the State of New York or to any other court having jurisdiction, for the designation of such arbitrator. All arbitrators shall be persons who shall have had at least ten (10) years of continuous experience in the business of owning or managing real estate in the Borough of Manhattan, The City of New York. The three arbitrators shall conduct such hearings as they deem appropriate, making their determination in writing and giving notice to Landlord and Tenant of their determination as soon as practicable, and if possible, within five (5) Business Days after the designation of the third arbitrator; the concurrence of any two of said arbitrators shall be binding upon Landlord and Tenant, or, in the event no two of the arbitrators shall render a concurrent determination, then the determination of the third arbitrator designated shall be binding upon Landlord and Tenant. Judgment upon any award rendered in any arbitration held pursuant to this Section shall be final and binding upon Landlord and Tenant, whether or not a judgment shall be entered in any court. Each party shall pay its own counsel fees and expenses, if any, in connection with any arbitration under this Section, including the expenses and fees of any arbitrator selected by it in accordance with the provisions of this Section, and the parties shall share all other expenses and fees of any such arbitration. The arbitrators shall be bound by the provisions of this Lease, and shall not add to, subtract from or otherwise modify such provisions.

ARTICLE 40

INTENTIONALLY OMITTED

ARTICLE 41

TERRACE

Section 41.1.      (A) So long as such use is in compliance with all Laws, subject to Landlord’s rights of access under this Lease, Tenant shall have exclusive use of an area determined by Tenant within the portion of the roof above the twelfth (12th) floor of the Building delineated in Schedule D annexed hereto (the “Terrace”). The Terrace shall not be included in the rentable square footage of the Premises and the Fixed Rent and Escalation Rent shall include Tenant’s use and occupancy of the Terrace, provided that Tenant shall not be entitled to an abatement of, or credit against, Fixed Rent for any condition affecting the Terrace (such as, by way of an example, a casualty to the Terrace) in addition to any such abatement or credit to which Tenant shall otherwise be entitled with respect to the Premises.

(B)            Tenant’s design of any improvements it wishes to install on the Terrace shall be subject to the approval of Landlord pursuant to the provisions of Article 6 of this Lease (including the submission of plans and specifications depicting such design if such improvements are of a nature as to require such submission of plans and specifications pursuant to the terms and conditions of this Lease). At the time Landlord approves Tenant’s plans and specifications for Tenant’s proposed improvements to the Terrace, at Tenant’s request, Landlord shall advise Tenant whether Landlord will require Tenant to remove such improvements at the end of the Term (it being understood that Tenant shall not be obligated to remove the Terrace itself). Notwithstanding anything to the contrary contained in Section 6.1(C)(1), to the extent Tenant installs its Supplemental A/C System, Communications Equipment, Generator or Cooling Tower on the Terrace, Tenant shall be obligated to remove such installations at the end of the Term without further notice from Landlord. Tenant shall remove all of such improvements specified by Landlord and shall repair any damage to the Terrace and the Building caused by such removal, and restore the surface of the Terrace to its condition immediately preceding the installation of such improvements.

(C)            Prior to Tenant’s use of the Terrace, Tenant shall, at Tenant’s sole cost and expense (and in compliance with all applicable Laws), (i) place barriers and fences around the perimeter of the Terrace, the design, weight and location of which shall be subject to Landlord’s reasonable approval pursuant to the provisions of Article 6 of this Lease, (ii) install new pavers on the Terrace and (iii) ensure that all access doors and ramps (if any) to the Terrace are in good working order and compliant with applicable Laws, including the ADA. Until such time as the foregoing improvements are completed, Tenant may not use the Terrace. In addition, at any time during the Term of this Lease, Tenant may place planters and other personal property on the Terrace, provided that (a) such property does not require structural reinforcement and is not heavier than the roofing system or structural slab that the Terrace was designed to hold (unless Tenant, at its expense, installs such structural reinforcement after first having obtained Landlord’s consent, not to be unreasonably withheld, conditioned or delayed) and (b) the weight and location of such planters and other personal property shall have been approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. To the extent that Tenant’s use of, or installations on the Terrace, is the sole and direct cause of any water damage to the roof, Tenant, at its reasonable expense, shall replace the waterproofing membrane, including any ancillary work necessary to provide a comprehensive waterproofing system in the affected area of the roof, all in accordance with Article 6 of this Lease.

(D)            Landlord, at Tenant’s sole cost and expense, shall relocate any Building equipment located in the area depicted on Schedule D. Landlord reserves the right to place and maintain equipment on the rest of the roof area when necessary for the proper operation of the Building, provided that such equipment shall not generate a noise level that will adversely affect Tenant’s use of the Terrace (except to a de minimis extent).

Section 41.2.      Except as set forth below, Landlord shall extend one of the Exclusive Elevators so that it services the Terrace (the “Terrace Elevator Work”). The performance of Landlord’s Terrace Elevator Work shall be part of Landlord’s Post-Delivery Work. Landlord shall furnish Tenant with copies of the bidding documents of each of the general contractors submitting a bid to perform the Terrace Elevator Work, including a breakdown of all trades and itemized costs per trade. Tenant shall have ten (10) Business Days after receipt of the bids to notify Landlord whether or not Tenant elects to have Landlord perform the Terrace Elevator Work. If Tenant notifies Landlord that it does not wish Landlord to perform the Terrace Elevator Work or fails to give such notice within such ten (10) Business Day period, then, in either case, Landlord shall not be obligated to perform the Terrace Elevator Work. If Tenant approves the Terrace Elevator Work by giving Landlord notice thereof within such ten (10) Business Day period, then Landlord shall select the lowest responsible bid and shall perform the Terrace Elevator Work. If Tenant either notifies Landlord not to perform the Terrace Elevator Work or fails to notify Landlord within such ten (10) Business Day period, and Tenant constructs the Terrace, then Tenant, at its expense and in accordance with the provisions of Article 6, shall install an ADA-compliant lift and internal staircase to access the Terrace. All of Landlord’s hard and soft construction costs associated with the Terrace Elevator Work shall be deducted from the Tenant Improvement Allowance up to the amount of the approved bid. Except in an emergency, Tenant shall not permit its employees, contractors or invitees to access the Terrace through the Building fire stairs, except that Landlord shall designate one fire stair for the convenience use by Tenant and its employees and invitees to use for access to the Terrace on a revocable basis. To the extent that Landlord determines that Tenant’s employees or invitees are abusing the convenience use of such fire stair due to improper behavior, excessive noise, smoking, causing physical damage or creating any unsafe condition, Landlord may revoke Tenant’s right to use such fire stair and Tenant shall immediately cause its employees and invitees to cease such convenience use.

ARTICLE 42

OPTION TO RENEW

Section 42.1.      (A) Provided that both at the time of the exercise of the Renewal Option (as hereinafter defined) and at the time of the commencement of the Renewal Term: (i) this Lease shall be in full force and effect; (ii) there shall not then be existing an Event of Default under this Lease; and (iii) Tenant or a Permitted Transferee shall be in physical occupancy of at least 95% of the rentable area of the Premises, Tenant shall have one (1) option to extend the Term of this Lease (the “Renewal Option”), for the Renewal Term, on the terms of this Lease (except as set forth below). The Renewal Option shall be exercisable by written notice (the “Renewal Notice”) to Landlord given not earlier than two years (2), nor later than fifteen (15) months (time being of the essence), prior to the Fixed Expiration Date. Notwithstanding the first sentence of this Section 42.1, Landlord, in its sole discretion, may waive any default by Tenant or occupancy requirement and no such default or occupancy requirement may be used by Tenant to negate the effectiveness of Tenant’s exercise of the Renewal Option.

(B)            The Renewal Term shall constitute an extension of the Term of this Lease and shall be upon all of the same terms and conditions as the existing Term, except that, (i) during the Renewal Term there shall be no further option to renew the Term of this Lease unless otherwise agreed between the parties, (ii) Landlord shall not be required to furnish any materials or perform any work to prepare the Premises for Tenant’s continued occupancy during the Renewal Term and Landlord shall not be required to reimburse Tenant for any Alterations made or to be made by Tenant during or in preparation for the Renewal Term unless otherwise agreed between the parties and (iii) the Fixed Rent for the first year of the Renewal Term shall be payable at a rate per annum equal to the Fair Rental Value of the Premises as of the first day of the Renewal Term, and shall continue to increase on each anniversary thereof to 102% of the Fixed Rent pursuant to Section 3.5 of this Lease (which annual percentage increases shall be deemed a relevant factor in determining Fair Rental Value in any arbitration thereof).

Section 42.2.      If Tenant has given the Renewal Notice in accordance with Section 42.1, the parties shall endeavor to agree upon the Fair Rental Value of the Premises, as of the commencement date of the Renewal Term. In the event that the parties are unable to agree upon the Fair Rental Value for the Renewal Term within six (6) months prior to the first day of the Renewal Term, then the same shall be determined as follows: Landlord and Tenant shall arrange to simultaneously exchange, in sealed envelopes (i) Landlord’s determination of the Fair Rental Value of the Premises for the Renewal Term (“Landlord’s Determination”) and (ii) Tenant’s determination of the Fair Rental Value of the Premises for the Renewal Term (“Tenant’s Determination”).

Section 42.3.      If Landlord’s Determination and Tenant’s Determination are different, and Landlord and Tenant fail to agree as to the amount thereof within thirty (30) days after the exchange of such determinations, then the dispute shall be resolved by arbitration as set forth in this Section 42.3. If the dispute shall not have been resolved on or before the first day of the Renewal Term, then pending such resolution, Tenant shall pay, as Fixed Rent for the Renewal Term, an amount equal to the average of Landlord’s Determination and Tenant’s Determination. Within thirty (30) days after the final determination of Fair Rental Value for the Renewal Term, Landlord and Tenant shall reconcile any overpayment or underpayment of Fixed Rent previously paid by Tenant for the Renewal Term. Any dispute as to Fair Rental Value shall be determined as follows: A senior officer of a recognized New York City leasing brokerage firm (the “Baseball Arbitrator”) shall be selected and paid for jointly by Landlord and Tenant. If Landlord and Tenant are unable to agree upon the Baseball Arbitrator, then the same shall be designated by the American Arbitration Association (“AAA”). The Baseball Arbitrator selected by the parties or designated by the AAA shall not have been employed by Landlord or Tenant during the previous five (5) year period and shall have at least ten (10) years’ experience in the leasing of Premises in the immediate vicinity of the Building, comparable in size, location and quality to the Premises. The Baseball Arbitrator shall determine which of the two (2) rent determinations, either Landlord’s Determination or Tenant’s Determination, more closely represents the Fair Rental Value for the Renewal Term, taking into account all relevant factors, whether favorable to Landlord or Tenant. The Baseball Arbitrator may not select any other rental value for the Renewal Term other than Landlord’s Determination or Tenant’s Determination. The determination of the Baseball Arbitrator shall be final and binding upon Landlord and Tenant and shall serve as the basis for the Fixed Rent payable for the Renewal Term and Landlord and Tenant each consents to the entry of judgment in any court having jurisdiction based upon such determination. After a determination has been made of the Fair Rental Value, the parties shall execute and deliver an instrument setting forth the Fixed Rent for the Renewal Term, but the failure to so execute and deliver any such instrument shall not affect the determination of such Fixed Rent in accordance with this Article 42.

ARTICLE 43

RIGHT OF FIRST OFFER

Section 43.1.      As used herein:

(A)            “Available” means, as to the Offer Space (as hereinafter defined), that such space is vacant and free of any present or future possessory right now existing in favor of any third party. Notwithstanding the foregoing, such space shall not be deemed Available and Landlord shall not be obligated to notify Tenant of the Availability of such space (i) until such space shall have been leased after the date of this Lease or (ii) if Landlord is negotiating an extension of a lease or a new direct lease with an existing tenant of such space, and Landlord shall be free to enter into any such extension of lease or new direct lease.

(B)            “Offer Space” means any space on the fourth (4th) or fifth (5th) floors of the Building.

Section 43.2.      (A) Provided that (i) this Lease shall be in full force and effect, (ii) there shall not then be existing an Event of Default under this Lease, and (iii) Tenant or a Permitted Transferee shall occupy at least ninety-five percent (95%) of the rentable area of the Premises, if any Offer Space becomes, or Landlord reasonably anticipates that within six (6) months any Offer Space will become, Available, Landlord shall give to Tenant notice (an “Offer Notice”) thereof, specifying (a) a description and the rentable square footage of the Offer Space, (b) Landlord’s determination of the Fair Rental Value of the Offer Space, which shall constitute the maximum thereof Landlord can claim as the Fair Rental Value for such space in any arbitration thereof (“Landlord’s Maximum Offer Determination”), (c) the date or estimated date that such Offer Space has or shall become Available (the “Anticipated Inclusion Date”), and (d) any other relevant economic and material terms.

(B)            Provided that on the date that Tenant exercises the Offer Space Option (as hereinafter defined) and on the Offer Space Inclusion Date (as hereinafter defined) the conditions described in clauses (i) through (iii) of Section 43.2(A) continue to be satisfied, Tenant shall have one (1) option (the “Offer Space Option”), exercisable by notice (an “Acceptance Notice”) given to Landlord on or before the date that is ten (10) Business Days after the giving of the Offer Notice (time being of the essence) to include the Offer Space specified in the Offer Notice in the Premises for a term ending on the Fixed Expiration Date, as same may be extended pursuant to Article 42 hereof; provided however, that if, as of the Offer Space Inclusion Date (as hereinafter defined), there are fewer than seven (7) full years left in the original Term, then the Term of this Lease for the Offer Space shall be ten (10) years and the Term of this Lease for the original Premises shall be extended so that it is coterminous, without affecting the Renewal Option under Article 42, which shall be deferred until the extended Fixed Expiration Date (the extended Term of the Lease for the original Premises by reason of this Section 43.2(B), the “Interim Extended Term”). Tenant shall notify Landlord in the Acceptance Notice whether Tenant accepts or disputes Landlord’s Maximum Offer Determination (if applicable), and if Tenant disputes Landlord’s Maximum Offer Determination, the Acceptance Notice shall set forth Tenant’s good faith determination of the Fair Rental Value for such Offer Space (and for the original Premises for the Interim Extended Term), which shall constitute the minimum that Tenant can claim as the Fair Rental Value for all of such space in any arbitration thereof (“Tenant’s Minimum Offer Determination”). If Tenant fails to object to Landlord’s Maximum Offer Determination in the Acceptance Notice and to set forth therein Tenant’s Minimum Offer Determination, then Tenant shall be deemed to have rejected Landlord’s Maximum Offer Determination as the Fair Rental Value for such Offer Space. For the avoidance of doubt, in no event shall the Fixed Rent for the original Premises for the Interim Extended Term be lower than the Fixed Rent and the Operating Expense Payment payable for the original Premises for the last year of the original Term.

Section 43.3.      If Tenant timely delivers the Acceptance Notice, then, on the date on which Landlord delivers vacant and broom-clean possession of the Offer Space to Tenant in compliance with applicable Requirements and free of violations of Laws that would prevent Tenant from obtaining a building permit for its Alterations therein (the “Offer Space Inclusion Date”), the Offer Space shall become part of the Premises, upon all of the terms and conditions set forth in this Lease, except (i) the Fixed Rent for the Offer Space shall be as set forth above, (ii) Tenant’s Share shall be increased to reflect Tenant’s lease of the Offer Space, (iii) unless otherwise specified by Landlord in the Offer Notice or in this Section 43.3, Landlord shall not be required to perform any Landlord’s work or any other work, pay a Landlord’s contribution or a work allowance or any other amount, or render any services to make the Building or the Offer Space ready for Tenant’s use or occupancy, and Tenant shall accept the Offer Space vacant, free of any possessory interest thereon, broom clean and otherwise in its “as is” condition as of the date of the Offer Notice (except as set forth above), reasonable wear and tear excepted; and (iv) as may be otherwise set forth in the Offer Notice. In addition, Tenant shall deliver to Landlord, on or before the Offer Space Inclusion Date, an additional Letter of Credit meeting the requirements of Article 35 equal to the amount of Fixed Rent payable for the Offer Space multiplied by the number of months of Fixed Rent then held by Landlord under Section 35.6 of this Lease as the Security Deposit. Tenant, at its expense, shall also be obligated to perform all work associated with creating access to the Offer Space through the Exclusive Elevators, to segregate the common corridor on any multi-tenanted floor and, if the Offer Space shall be comprised of the entire fourth (4th) and/or fifth (5th) floors, to pin and enclose the passenger elevators on such floors. All of such work shall be Alterations and shall be performed in accordance with the provisions of Article 6 of this Lease and Landlord shall cooperate with Tenant in the performance of same.

Section 43.4.      If in the Acceptance Notice Tenant disputes Landlord’s determination of Fair Rental Value, and Landlord and Tenant fail to agree as to the amount thereof within thirty (30) days after the giving of the Acceptance Notice, then the dispute shall be resolved by arbitration as set forth in Article 42, except that Landlord and Tenant may each submit to the arbitrator a rent determination that is different than Landlord’s Maximum Offer Determination or Tenant’s Minimum Offer Determination. If the dispute shall not have been resolved on or before the Offer Space Inclusion Date, then pending such resolution, Tenant shall pay, as Fixed Rent for the Offer Space, an amount equal to the average of Landlord’s Maximum Offer Determination and Tenant’s Minimum Offer Determination. Within thirty (30) days after the final determination of Fair Rental Value, Landlord and Tenant shall reconcile any overpayment or underpayment of Fixed Rent previously paid for the Offer Space.

Section 43.5.      If Landlord is unable to deliver possession of the Offer Space to Tenant for any reason on or before the Anticipated Inclusion Date, the Offer Space Inclusion Date shall be the date on which Landlord is able to so deliver possession and Landlord shall have no liability to Tenant therefor and this Lease shall not in any way be impaired. If an existing tenant of the Offer Space holds over, Landlord shall use commercially reasonable efforts, which may include the commencement of an eviction action against such holdover tenant, if such action is determined by Landlord to be commercially reasonable in the circumstances, to obtain possession of the Offer Space. This Section 43.5 constitutes an “express provision to the contrary” within the meaning of Section 223-a of the New York Real Property Law and any other law of like import now or hereafter in effect. Notwithstanding anything to the contrary contained herein, in the event Landlord shall not have delivered the Offer Space in accordance with this Lease on or before the date that is 180 days after the Anticipated Inclusion Date, Tenant shall have the right to rescind without penalty the exercise of Tenant’s Offer Notice or terminate any amendment relating to inclusion of the Offer Space.

Section 43.6.      If, after receiving an Offer Notice as set forth above, Tenant fails timely to give an Acceptance Notice, then (i) Landlord may enter into one or more leases of all or any part of such Offer Space with third parties on such terms and conditions as Landlord shall determine, the Offer Space Option with respect to such Offer Space shall be null and void and of no further force and effect and Landlord shall have no further obligation to offer such portion of the Offer Space to Tenant, and (ii) Tenant shall, as soon as reasonably practicable after demand by Landlord, execute an instrument reasonably satisfactory to Landlord and Tenant confirming Tenant’s waiver of, and extinguishing, the Offer Space Option contained in this Article 43 with respect to such Offer Space.

Section 43.7.      Promptly after the occurrence of the Offer Space Inclusion Date, Landlord and Tenant shall confirm the occurrence thereof and the inclusion of the Offer Space (and, if applicable, the extension of the Term with respect to the original premises) in the Premises by executing an instrument reasonably satisfactory to Landlord and Tenant; provided, that failure by Landlord or Tenant to execute such instrument shall not affect the inclusion of the Offer Space in the Premises in accordance with this Article 43.

ARTICLE 44

COMMUNICATIONS EQUIPMENT; GENERATOR

Section 44.1.      Subject to the applicable provisions of Article 6 and Article 41, Tenant shall have the right, at no additional cost, to install a satellite dish and associated equipment (collectively, the “Communications Equipment”) on the Terrace. The specifications for the Communications Equipment, the precise location on the Terrace and the method of attachment shall all be subject to Landlord’s reasonable approval. Landlord hereby grants to Tenant the right to connect such equipment in accordance with Section 28.7.

Section 44.2.      Subject to the applicable provisions of Article 6 and Article 41, Tenant shall have the further right to install an emergency electric generator and associated fuel tank (“Generator”) as follows. In connection therewith, Tenant may, without additional charge, install the Generator on the Terrace together with all ancillary equipment, mountings, piping, duct work, venting, conduit, wiring and support, including, without limitation, the emergency electric riser and emergency fuel pumps, in accordance with Section 28.7, as shall be reasonably necessary for the operation thereof. Landlord agrees to reasonably cooperate with Tenant in any applications for any necessary license or permits provided Landlord incurs no expense or liability in so doing.

Section 44.3.      The installation, operation and maintenance of the Communications Equipment and Generator, if any are installed, shall be at Tenant’s expense. In connection therewith, Landlord shall provide Tenant and or its vendors, service providers and repairmen, including but not limited to local exchange telecommunications companies and alternative access vendor service companies, with the right of access to, from and within the Building for the installation and operation of any Communications Equipment and Generator to, from and within the Building and the Premises in accordance with Section 28.7 and Landlord’s reasonable rules and regulations with respect to security and access.

ARTICLE 45

CONDENSER WATER SYSTEM

Section 45.1.      Tenant shall design, permit, procure, install and commission, at Tenant’s cost and expense (subject to Section 6.8 hereof), Tenant’s AC System (as hereinafter defined), which shall provide cooling to the 10th – 12th floors of the Premises. Tenant shall also install, at Tenant’s cost and expense (subject to Section 6.8 hereof), the risers to bring the condenser water from the cooling tower open loop system to the 10th – 12th floors of the Premises for use in the operation of the AC Units on such floors. Tenant shall also install a standalone BACnet Protocol based BMS front-end computer to be operated by Tenant’s staff. For the purposes of this Article 45, the term “Tenant’s AC System” shall mean (i) the cooling tower to be installed on the Terrace of the Building in a location approved by Landlord, the air handlers and the water cooled condensers, the specifications for all of the foregoing to be approved by Landlord in accordance with Article 6, (ii) the cooling tower risers, (iii) a filtration system, (iv) a chemical water treatment system, (v) associated dunnage, (vi) any structural improvements or reinforcements that may be required for the safe and proper installation of any such equipment, and (vii) any associated improvements or equipment that may be necessary for the proper installation and operation of any such equipment. For the avoidance of doubt, the capacity of Tenant’s AC System shall be at least 230 tons.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.

LANDLORD:

TRINITY HUDSON HOLDINGS, LLC

By:	/s/ Jason Pizer
	Name:	Jason Pizer
	Title:	Executive Vice President

By:	/s/ Stacy Brandom
	Name:	Stacy Brandom
	Title:	Chief Financial Officer

By:	/s/ James H. Cooper
	Name:	The Rev. Dr. James H. Cooper
	Title:	Rector

TENANT:

SQUARESPACE, INC.

By:	/s/ Anthony Casalena
	Name:	Anthony Casalena
	Title:	CEO

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